Exhibit 10.1

SECOND AMENDMENT AND RESTATEMENT AGREEMENT

This SECOND AMENDMENT AND RESTATEMENT AGREEMENT, dated as of January 31, 2014 (this “Amendment”), to the Amended and Restated Credit Agreement referred to below, among NTELOS INC., a Virginia corporation (the “Borrower”), certain subsidiaries of the Borrower party hereto (the “Subsidiary Guarantors”) and the Lenders (as defined in the Amended and Restated Credit Agreement referred to below) party hereto.

PRELIMINARY STATEMENTS

WHEREAS, the Borrower, the Subsidiary Guarantors, the Lenders, and JP Morgan Chase Bank, N.A., as collateral agent and administrative agent, are parties to a Credit Agreement, dated as of August 7, 2009, as amended and restated pursuant to that certain AMENDMENT NO. 6 dated as of November 9, 2012 (as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Amended and Restated Credit Agreement”);

WHEREAS, as contemplated by Section 9.01 of the Amended and Restated Credit Agreement, the Borrower desires, and Lenders constituting Required Lenders (under and as defined in the Amended and Restated Credit Agreement) agree, to amend and restate the Amended and Restated Credit Agreement (the “Second Amendment and Restatement”) in the form of the Second Amended and Restated Credit Agreement attached hereto as Exhibit A (the “Second Amended and Restated Credit Agreement”); and

WHEREAS, as contemplated by Section 2.19 of the Second Amended and Restated Credit Agreement, each of the Term A Lenders selecting Option A or Option B on the Term A Lender signature page hereto have agreed to convert all or a portion of their respective Term A Advances into Term B Advances (under and as defined and in the Second Amended and Restated Credit Agreement), on the terms hereof and subject to the conditions precedent to effectiveness set forth in Section 6 hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Except as otherwise defined in this Amendment, terms defined in the Amended and Restated Credit Agreement and used herein shall have the meanings given to them in the Amended and Restated Credit Agreement. As used herein, “Lead Arranger” means J.P. Morgan Securities LLC and “Joint Bookrunners” means Deutsche Bank Securities Inc., UBS Securities LLC and Union Bank.

SECTION 2. Second Amendment and Restatement; Upsize of Term B Advances. (a) Subject to the satisfaction of the conditions set forth in Section 6 of this Amendment, effective as of the Second Restatement Effective Date, the Amended and Restated Credit Agreement shall be amended and restated in its entirety in the form of the Second Amended and Restated Credit Agreement and any term or provision of the Amended and Restated Credit Agreement which is different from that set forth in the Second Amended and Restated Credit Agreement shall be replaced and superseded in all respects by the terms and provisions of the Second Amended and Restated Credit Agreement. The Administrative Agent is hereby directed to execute and deliver the Second Amended and Restated Credit Agreement on behalf of the Lenders party hereto.

(b) Subject to the satisfaction of the conditions set forth in Section 6 of this Amendment, on the Second Restatement Effective Date, each Lender set forth on Schedule I hereto severally and not jointly agrees to extend credit to the Borrower in the form of term loans constituting Term B Advances (such Term B Advances, the “Additional Term B Advances”) in an aggregate principal amount not to exceed its Term B Commitment as of the Second Restatement Effective Date as set forth on such Schedule, which Additional Term B Advances shall not exceed $40,000,000 in the aggregate, and the parties hereto hereby agree to such extension of credit and agree that the Additional Term B Advances shall constitute Term B Advances for purposes of this Agreement and the Second Amended and Restated Credit Agreement as more fully set forth therein.

SECTION 3. Procedures for Consenting to the Amendment and the Loan Reallocations (Term A Lenders). Each Term A Lender executing this Amendment shall select one of the options on the Term A Lender Signature Page hereto and deliver its Term A Lender Signature Page to the Lead Arranger by 2:00 p.m. (New York City time), on January 27, 2014. Pursuant to the procedures set forth in Section 4 of this Amendment:

(a) Each Term A Lender selecting Option A on the Term A Lender Signature Page hereto consents and agrees to (1) this Amendment, (2) convert into Term B Advances (under and as defined in the Second Amended and Restated Credit Agreement) an amount of its Term A Advances equal to (x) the entire aggregate principal amount of its Term A Advances minus (y) such amount as may be determined by the Lead Arranger in its sole discretion and in consultation with the Borrower (such amount referred to in this clause (y) with respect to any such Term A Lender, a “Decreased Amount” with respect to such Lender) via a cash-less roll on the Second Restatement Effective Date and (3) sell any such Decreased Amount via an assignment by it (at 100% of par) on the Second Restatement Effective Date pursuant to a Master Assignment and Acceptance Agreement substantially in the form attached hereto as Attachment I (an “Option A Master Assignment”), which Decreased Amount also shall be converted into Term B Advances upon such sale.

(b) Each Term A Lender selecting Option B on the Term A Lender Signature Page hereto consents and agrees to (1) this Amendment and (2) sell the entire aggregate principal amount of its Term A Advances via an assignment (at 100% of par) on the Second Restatement Effective Date pursuant to a Master Assignment and Acceptance Agreement substantially in the form attached hereto as Attachment II (an “Option B Master Assignment” and, together with any Option A Master Assignment, a “Master Assignment”), which Term A Advances shall be converted into Term B Advances upon such sale and (3) as of a date selected by the Lead Arranger (which date shall not be before the Second Restatement Effective Date and shall be no later than 45 days after the Second Restatement Effective Date), purchase via an assignment Term B Advances (under and as defined in the Second Amended and Restated Credit Agreement) in an aggregate principal amount equal to (x) the entire aggregate principal amount of its Term A Advances so sold via assignment pursuant to clause (2) minus (y) the Decreased Amount (if any) applicable to such Term A Lender. Such assignment shall be made at 100% of par.

(c) Each Term A Lender selecting Option C on the Term A Lender Signature Page hereto (together with, to the extent set forth in the immediately following clause (d), each “Non-Extending Lender” referred to in the immediately following clause (d), each, a “Non-Extending Lender”) consents to this Amendment but does not consent to the conversion of any of its Term A Advances into Term B Advances (under and as defined in the Second Amended and Restated Credit Agreement) and shall execute, or shall be deemed to have executed, a counterpart of the applicable Master Assignment and shall in accordance therewith sell such portion of its Term A Advances at 100% of par as specified in the applicable Master Assignment.

(d) Each Term A Lender failing to execute and return a Term A Lender Signature Page hereto by 2:00 p.m. (New York City time), on January 27, 2014, shall be deemed a Non-Extending Lender and, in accordance with Section 2.19 of the Second Amended and Restated Credit Agreement, shall execute or be deemed to have executed a counterpart of the applicable Master Assignment and shall in accordance therewith sell such portion of its Term A Advances at 100% of par as specified in the applicable Master Assignment.

SECTION 4. The Master Assignment Agreement(s). (a) Pursuant to any Master Assignment entered into or deemed entered into by a Term A Lender in accordance with Section 3 of this Amendment, each Non-Extending Lender, each Term A Lender Selecting Option B on the Term A Lender Signature Page hereto and each Term A Lender selecting Option A on the Term Lender Signature Page hereto which has been allocated less than the entire aggregate principal amount of its Term A Advances shall sell and assign the principal amount of its Term A Advances set forth in Schedule I to such Master Assignment, as such Schedule is completed by the Lead Arranger on or prior to the Second Restatement Effective Date, to JPMorgan Chase Bank, N.A., as assignor (in such capacity, the “Replacement Lender”) under such Master Assignment Agreement. Each Term A Lender’s Term A Lender Signature Page hereto shall be deemed to be its signature page to the applicable Master Assignment.

(b) At the election of the Administrative Agent (in its sole discretion), the Master Assignments (and Schedule I to each Master Assignment) may be completed and executed as one or more separate agreements, each with a separate Schedule I, each of which shall be applicable as to one or more Term A Lenders, and, to the extent the Administrative Agent so deems advisable for administrative purposes in consummating the intended allocations and assignments to be made pursuant to clause (a) above, the Administrative Agent may modify and update the headings of, and the information in, the columns in Schedule I to, and may complete and update the information required by, one or more of the Master Assignments.

(c) After giving effect to the transactions contemplated by this Amendment, the amounts of the “Term A Advances” and “Term B Advances” shall be as determined by the Administrative Agent and set forth in the Second Amended and Restated Credit Agreement and each Term A Lender acknowledges and agrees (x) that it may, after giving effect to any and all Master Assignments that may be executed in connection herewith retain a portion of its Term A Advances or none of its Term A Advances and (y) if it is a Non-Extending Lender and no Master Assignments are executed in connection herewith (other than those that may be executed in connection with the assignments contemplated by Sections 3(a) and 3(b)), it will retain all of its Term A Advances. The Administrative Agent’s determination of such amounts shall be conclusive evidence thereof absent manifest error. For the avoidance of doubt, the provisions of Article VII and Section 9.04 of the Second Amended and Restated Credit Agreement shall apply to any such determination made by the Administrative Agent pursuant hereto.

SECTION 5. Procedures for Consenting to the Amendment (Term B Lenders). Each Term B Lender wishing to consent to the Second Amendment and Restatement shall execute and deliver a Term B Lender Signature Page hereto by 2:00 p.m. (New York city time), on January 27, 2014.

SECTION 6. Effectiveness. The effectiveness of the Second Amendment and Restatement as set forth in Section 2 of this Amendment and of the agreements of the Lenders set forth in this Amendment is subject to the satisfaction of the following conditions precedent (the date of such satisfaction, the “Second Restatement Effective Date”:

(a) The Borrower, the Subsidiary Guarantors and the Required Lenders shall have executed and delivered this Amendment, and the Borrower and the Guarantors shall have executed and delivered the Second Amended and Restated Credit Agreement, in each case, to the Administrative Agent.

(b) With respect to any Term A Advances that are converted into Term B Advances (under and as defined in the Second Amended and Restated Credit Agreement), the Borrower shall have paid all interest and fees accrued pursuant to the Loan Documents through the Second Restatement Effective Date, whether or not otherwise due as of such date.

(c) The Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer certifying that after giving effect to this Amendment the representations and warranties contained in Section 10 of this Amendment are true and correct.

(d) The Borrower shall have satisfied the conditions precedent set forth in Sections 3.01 and 3.02 of the Second Amended and Restated Credit Agreement.

(e) The Borrower shall have paid to the Lead Arranger and the Joint Bookrunners all fees and expenses payable to the Lead Arranger and the Joint Bookrunners in connection with this Amendment.

(f) The Borrower shall have paid to the Administrative Agent for the account of each Lender that, after giving effect to the provisions of this Amendment and the assignments contemplated hereby, will hold the Additional Term B Advances and the Converted Term A Advances (under and as defined in the Second Amended and Restated Credit Agreement) as of the Second Restatement Effective Date, a non-refundable cash fee in an amount equal 0.25% of the aggregate principal amount of such Additional Term B Advances and Converted Term A Advances, which fee shall not be subject to counterclaim or set-off or be otherwise affected by any claim or dispute relating to any other matter and shall be fully earned and due and payable on the Second Restatement Effective Date.

SECTION 7. Costs and Expenses; Interest Periods. (a) Without limiting the obligations of the Borrower under the Amended and Restated Credit Agreement, the Borrower agrees to pay to the Administrative Agent all of the Administrative Agent’s costs, expenses, fees and disbursements paid or payable in connection with the preparation, negotiation, execution and delivery of this Amendment and the Second Amended and Restated Credit Agreement and the matters related thereto, including the fees of counsel to the Administrative Agent in connection with the foregoing.

(b) The Administrative Agent and each Lender party hereto waives any payment that may be due pursuant to Section 9.04(c) or Section 9.07(b)(vi) of the Amended and Restated Credit Agreement in connection with this Amendment (including any assignments made pursuant to a Master Assignment or any payments of interest made pursuant to this Amendment) and the Second Amendment and Restatement.

SECTION 8. Consent and Affirmation of the Loan Parties.

(a) Each Loan Party (prior to and after giving effect to this Amendment) hereby consents to the Second Amendment and Restatement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Amended and Restated Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests granted by such Loan Party in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Second Amended and Restated Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents. Each Subsidiary Guarantor reaffirms and agrees that its guarantee of the obligations of the Loan Parties under the Amended and Restated Credit Agreement, the Second Amended and Restated Credit Agreement and the Loan Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

(b) Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, each such Subsidiary Guarantor is not required by the terms of the Amended and Restated Credit Agreement or any other Loan Document to consent to the amendment and restatement of the Amended and Restated Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Amended and Restated Credit Agreement, this Amendment, the Second Amended and Restated Credit Agreement or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Second Amended and Restated Credit Agreement.

SECTION 9. Representations and Warranties.

(a) Each Loan Party represents and warrants, on and as of the date hereof, that (i) it has the requisite power to execute and deliver this Amendment and the Second Amended and Restated Credit Agreement, and all corporate or other action required to be taken by it for the due and proper authorization, execution, delivery and performance of this Amendment and the Second Amended and Restated Credit Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken; (ii) this Amendment and the Second Amended and Restated Credit Agreement have been duly authorized, executed and delivered by it and (iii) no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required as a condition to the execution and delivery of this Amendment or the Second Amended and Restated Credit Agreement.

(b) Each Loan Party represents and warrants that this Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 10. Reference to and Effect on the Amended and Restated Credit Agreement.

(a) On and after the Second Restatement Effective Date, each reference to the “Credit Agreement” or the “Amended and Restated Credit Agreement” in any Loan Document (other than this Amendment and the Second Amended and Restated Credit Agreement) shall be deemed to be a reference to the Second Amended and Restated Credit Agreement and each reference to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the “Credit Agreement” or the “Amended and Restated Credit Agreement” shall mean and be a reference to, unless the context requires otherwise, the Second Amended and Restated Credit Agreement.

(b) The Amended and Restated Credit Agreement as specifically amended and restated by this Amendment is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. This Amendment shall be a “Loan Document” for purposes of the definition thereof in the Second Amended and Restated Credit Agreement.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Amended and Restated Credit Agreement or the Second Amended and Restated Credit Agreement.

SECTION 11. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery by telecopier or other electronic means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 12. Jurisdiction, Etc. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan of New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 13. Governing Law. This Amendment, including any claim or controversy arising herefrom whether sounding in contract law, tort law or otherwise, shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any conflicts of laws principles thereof that would result in the application of any law other than the laws of the State of New York.

SECTION 14. Waiver of Jury Trial. Each of the parties hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Amendment or the actions of the Administrative Agent or any Lender in the negotiation, administration, performance or enforcement hereof.

SECTION 15. Headings. Section headings are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 16. Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

NTELOS INC., as Borrower

By	/s/ James A. Hyde
Name:	James A. Hyde
Title:	Chief Executive Officer and President

NTELOS CABLE INC.
NTELOS CABLE OF VIRGINIA INC.
NTELOS COMMUNICATIONS INC.
NTELOS LICENSES INC.
NTELOS PAYROLL CORP.
NTELOS PCS HOLDINGS LLC
R&B CABLE, INC.
R&B COMMUNICATIONS LLC
RICHMOND 20MHZ, LLC
THE BEEPER COMPANY
VIRGINIA RSA 6 LLC
VIRGINIA PCS ALLIANCE, L.C.
WEST VIRGINIA PCS ALLIANCE, L.C., as Guarantors

By	/s/ James A. Hyde
Name:	James A. Hyde
Title:	Chief Executive Officer and President

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By	/s/ John G. Kowalczuk
Name:	John G. Kowalczuk
Title:	Executive Director

[ADMINISTRATIVE AGENT SIGNATURE PAGE TO

SECOND AMENDMENT AND RESTATEMENT AGREEMENT]

TERM A LENDER SIGNATURE PAGE TO SECOND AMENDMENT AND RESTATEMENT AGREEMENT

[TERM A LENDER]

By
Name:
Title:

PROCEDURE FOR TERM A LENDERS:

The above-named Term A Lender elects to:

OPTION A – CASHLESS SETTLEMENT OPTION: ☐ Consent and agree to (1) this Amendment, (2) convert into Term B Advances (under and as defined in the Second Amended and Restated Credit Agreement) an amount of its Term A Advances equal to (x) the entire aggregate principal amount of its Term A Advances minus (y) the Decreased Amount for such Lender (if any) via a cash-less roll on the Second Restatement Effective Date, and (3) sell any such Decreased Amount via an assignment by it (at 100% of par) on the Second Restatement Effective Date pursuant to the applicable Master Assignment.

OPTION B – CASH SETTLEMENT OPTION: ☐ Consent and agree to (1) this Amendment and (2) sell the entire aggregate principal amount of its Term A Advances via an assignment (at 100% of par) on the Second Restatement Effective Date pursuant to a Master Assignment, which Term A Advances shall be converted into Term B Advances upon such sale and (3) as of a date selected by the Lead Arranger (which date shall not be before the Second Restatement Effective Date and shall be no later than 45 days after the Second Restatement Effective Date), purchase via an assignment Term B Advances (under and as defined in the Second Amended and Restated Credit Agreement) in an aggregate principal amount equal to (x) the entire aggregate principal amount of its Term A Advances so sold via assignment pursuant to clause (2) minus (y) the Decreased Amount (if any) applicable to such Term A Lender. Such assignment shall be made at 100% of par.

OPTION C – CONSENT ONLY: ☐ Consent to the Amendment but does not consent to the conversion of any of its Term A Advances into Term B Advances (as defined under the Second Amended and Restated Credit Agreement).

TERM B LENDER SIGNATURE PAGE TO SECOND AMENDMENT AND RESTATEMENT AGREEMENT

[TERM B LENDER]

By
Name:
Title:

SCHEDULE A

Lender	Commitment for Additional Term B Advances
JPMorgan Chase Bank, N.A.	$40,000,000

EXHIBIT A

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of January 31, 2014

among

NTELOS INC.

as Borrower

and

THE SUBSIDIARY GUARANTORS NAMED HEREIN

as Subsidiary Guarantors

and

JPMORGAN CHASE BANK, N.A.

as Administrative Agent, as Collateral Agent and as Syndication Agent

and

DEUTSCHE BANK SECURITIES INC., UBS SECURITIES LLC and UNION BANK

as Co-Documentation Agents

J.P. MORGAN SECURITIES LLC

as Lead Arranger and as Lead Bookrunner

DEUTSCHE BANK SECURITIES INC., UBS SECURITIES LLC and UNION BANK

as Joint Bookrunners

T A B L E  O F  C O N T E N T S

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ii

SCHEDULES

Schedule I	-	Commitments and Applicable Lending Offices
Schedule II	-	Subsidiary Guarantors
Schedule III	-	Immaterial Subsidiaries
Schedule 4.01(b)	-	Subsidiaries
Schedule 4.01(d)	-	Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(n)(i)	-	Plans and Multiemployer Plans
Schedule 4.01(o)(ii)	-	Environmental Disclosure
Schedule 4.01(o)(iii)	-	Hazardous Materials Discharge or Disposal
Schedule 4.01(p)	-	State and Local Examinations
Schedule 4.01(r)	-	Surviving Debt
Schedule 4.01(s)	-	Liens
Schedule 4.01(t)(i)	-	Owned Real Property
Schedule 4.01(t)(ii)	-	Leased Real Property (Lessee)
Schedule 4.01(t)(iii)	-	Leased Real Property (Lessor)
Schedule 4.01(u)	-	Investments
Schedule 4.01(v)	-	Intellectual Property

EXHIBITS

Exhibit A-1	-	Form of Term A Note
Exhibit A-2	-	Form of Term B Note
Exhibit A-3		Form of New Term Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C-1	-	Form of Assignment and Acceptance
Exhibit C-2	-	Form of Borrower Assignment and Acceptance
Exhibit D	-	Form of Security Agreement
Exhibit E	-	Form of Joinder Agreement
Exhibit F	-	Form of Mortgage
Exhibit G	-	Form of Guaranty Supplement
Exhibit H	-	Form of Solvency Certificate
Exhibit I	-	Form of Opinion of Troutman Sanders LLP
Exhibit J	-	Form of Closing Certificate
Exhibit K	-	Form of Second Lien Intercreditor Agreement
Exhibit L	-	Form of Pari Passu Intercreditor Agreement
Exhibit M	-	Form of U.S. Tax Compliance Certificate

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EXHIBIT A

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of January 31, 2014, among NTELOS INC., a Virginia corporation (the “Borrower”), the Subsidiary Guarantors (as hereinafter defined), the Lenders (as hereinafter defined), DEUTSCHE BANK SECURITIES INC., UBS SECURITIES LLC and UNION BANK, as co-documentation agents (together, the “Co-Documentation Agents”) and JPMORGAN CHASE BANK, N.A. (“JPM”), as collateral agent (together with any successor collateral agent appointed pursuant to Article VII, the “Collateral Agent”) for the Secured Parties (as hereinafter defined), as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the “Administrative Agent” and, together with the Collateral Agent, the “Agents”) and as syndication agent (the “Syndication Agent”) for the Lenders (as hereinafter defined).

PRELIMINARY STATEMENTS:

WHEREAS, capitalized terms used and not defined in these Recitals shall have the respective meanings set forth for such terms in Section 1.01 hereof;

WHEREAS, the Borrower entered into that certain Credit Agreement dated as of August 7, 2009, among the Borrower, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, the issuing bank (as defined therein) and the swing line bank (as defined therein) (as it had been amended, restated, amended and restated, supplemented or otherwise modified prior to the Restatement Effective Date, the “Original Credit Agreement”);

WHEREAS, pursuant to the Original Credit Agreement, the lenders thereunder extended certain credit facilities to the Borrower originally consisting of $635,000,000 aggregate principal amount of Term B Advances (as defined in the Original Credit Agreement) and $35,000,000 aggregate principal amount of Revolving Credit Commitments (as defined in the Original Credit Agreement);

WHEREAS, the aggregate principal amount of loans outstanding under the Original Credit Agreement was, as of the Restatement Effective Date, $458,021,624.76;

WHEREAS, the Borrower agreed to secure all of its Obligations to the Secured Parties by granting to the Collateral Agent, for the benefit of the Secured Parties, a first priority lien on substantially all of its assets, including a pledge of all of the Equity Interests of each of its domestic Subsidiaries and 66% of all the Voting Interests (and 100% of all the Equity Interests other than Voting Interests) of each of its first-tier foreign Subsidiaries, in each case, as more fully described herein and in the Collateral Documents;

WHEREAS, the Guarantors agreed to guarantee the obligations of the Borrower hereunder and to secure their respective Obligations to the Secured Parties by granting to the Collateral Agent, for the benefit of the Secured Parties, a first priority lien on substantially all of their respective assets, including a pledge of all of the Equity Interests of each of their respective domestic Subsidiaries and 66% of all the Voting Interests (and 100% of all the Equity Interests other than Voting Interests) of each of their respective foreign Subsidiaries, in each case, as more fully described herein and in the Collateral Documents;

WHEREAS, the “Required Lenders” and other parties to the Sixth Amendment agreed to amend and restate the Original Credit Agreement in its entirety to read as set forth in the Amended and Restated Credit Agreement dated as of November 9, 2012, among the Borrower, the Subsidiary Guarantors party thereto, the lenders from time to time party thereto, the Administrative Agent and the Collateral Agent (as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Amended and Restated Credit Agreement”) and, in connection therewith, (1) the grants of security interests, Mortgages and Liens under and pursuant to the Loan Documents continued unaltered to secure, guarantee, support and otherwise benefit the Obligations of the Borrower and the other Loan Parties under the Original Credit Agreement and each other Loan Document and each of the foregoing continued in full force and effect in accordance with its terms except as expressly amended thereby or by the Sixth Amendment, and the parties thereto ratified and confirmed the terms thereof as being in full force and effect and unaltered by the Sixth Amendment and (2) it was agreed and understood that the Amended and Restated Credit Agreement did not constitute a novation, satisfaction, payment or reborrowing of any Obligation under the Original Credit Agreement or any other Loan Document except as expressly modified by Amended and Restated Credit Agreement, nor did it operate as a waiver of any right, power or remedy of any Lender under any Loan Document;

WHEREAS, (i) the Revolving Credit Commitments (as defined in the Original Credit Agreement) were terminated by the Borrower pursuant to the Sixth Amendment and (ii) the aggregate principal amount of loans outstanding under the Amended and Restated Credit Agreement, is, as of the Second Restatement Effective Date, $493,750,000;

WHEREAS, the Required Lenders and other parties to the Second Amendment and Restatement Agreement have agreed to amend and restate the Amended and Restated Credit Agreement in its entirety to read as set forth in this Agreement, and it has been agreed by such parties that the Advances and other “Obligations” under (and as defined in) the Amended and Restated Credit Agreement (including indemnification obligations) shall be governed by and deemed to be outstanding under this Agreement with the intent that the terms of this Agreement shall supersede the terms of the Amended and Restated Credit Agreement (which shall hereafter have no further effect upon the parties thereto other than with respect to any action, event, representation, warranty or covenant occurring, made or applying prior to the Second Restatement Effective Date), and all references to the Original Credit Agreement or the Amended and Restated Credit Agreement in any Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof; provided that (1) the grants of security interests, Mortgages and Liens under and pursuant to the Loan Documents shall continue unaltered to secure, guarantee, support and otherwise benefit the Obligations of the Borrower and the other Loan Parties under the Original Credit Agreement, the Amended and Restated Agreement and this Agreement and each other Loan Document and each of the foregoing shall continue in full force and effect in accordance with its terms except as expressly amended thereby or hereby or by the Second Amendment and Restatement Agreement, and the parties hereto hereby ratify and confirm the terms thereof as being in full force and effect and unaltered by this Agreement and (2) it is agreed and understood that this Agreement does not constitute a novation, satisfaction, payment or reborrowing of any Obligation under the Original Credit

Agreement, the Amended and Restated Credit Agreement or any other Loan Document except as expressly modified by this Agreement, nor does it operate as a waiver of any right, power or remedy of any Lender under any Loan Document; and

WHEREAS, as of the Second Restatement Effective Date, after giving effect to the provisions hereof and of the Second Amendment and Restatement Agreement, the aggregate principal amount of Term A Advances is $0 and the aggregate principal amount of Term B Advances is $533,750,000.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree to amend and restate the Amended and Restated Credit Agreement, and the Amended and Restated Credit Agreement is hereby amended and restated in its entirety, as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Additional Secured Debt” means any secured Debt for Borrowed Money incurred by the Borrower in the form of one or more series of senior secured notes or senior secured term loans that is secured by the Collateral on a pari passu or second lien basis with the Obligations under the Loan Documents; provided that (i) such Debt shall not be secured by any property or assets of the Borrower or any Subsidiary other than the Collateral (except to the extent the Borrower or such Subsidiary grants a corresponding lien on or security interest in such property or assets to the Collateral Agent for the benefit of the Secured Parties in connection therewith with the priority contemplated by and otherwise subject to the Pari Passu Intercreditor Agreement or Second Lien Intercreditor Agreement, as applicable), (ii) the security agreements relating to such Debt and any guarantee thereof shall be substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (iii) the Administrative Agent, the Collateral Agent and a Representative validly acting on behalf of the holders of such Debt shall have become party to the Pari Passu Intercreditor Agreement or Second Lien Intercreditor Agreement, as applicable, or, if such intercreditor agreement has previously been entered into, such Representative shall execute a joinder to the then existing intercreditor agreement in substantially the form provided in such intercreditor agreement, and such Representative and the Loan Parties shall take any other actions required by such intercreditor agreement, (iv) such Debt shall have a final maturity date equal to or later than the latest maturity date of the Loans at the time of incurrence of such Debt, and shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Loans at the time of incurrence of such Debt, (v) such Debt shall not contain financial maintenance covenants that are more restrictive than those contained in the Credit Agreement (unless the Credit Agreement is amended to add such financial maintenance covenants with respect to each of the Facilities) and (vi) if such Debt is guaranteed, such Debt shall not be guaranteed by any Person other than the Persons that are guarantors under the Credit Agreement (except to the extent such Person concurrently is made a guarantor under the Credit Agreement).

“Additional Term B Advance” has the meaning specified in the Second Amendment and Restatement Agreement.

“Administrative Agent” has the meaning specified in the recital of parties to this Agreement.

“Administrative Agent’s Account” means the account of the Administrative Agent specified by the Administrative Agent in writing to the Lenders from time to time.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance” means a Term A Advance, a Term B Advance, a New Term Loan Advance of any Series of New Term Loans or a Replacement Term Loan made pursuant to Section 9.01 and any amendment hereto associated therewith.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this Agreement, Quadrangle (but not its portfolio companies) shall be deemed an Affiliate of the Borrower and its Subsidiaries.

“Agent Fee Letter” means the agent fee letter dated November 9, 2012 between the Borrower and the Administrative Agent, as the same may be amended from time to time.

“Agents” has the meaning specified in the recital of parties to this Agreement.

“Agreement” has the meaning specified in the recital of parties to this Agreement.

“Agreement Value” means, for each Hedge Agreement, on any date of determination, an amount equal to the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement.

“Amended and Restated Credit Agreement” has the meaning specified in the recitals to this Agreement.

“Amendment No. 4” means that certain Amendment No. 4 dated as of March 15, 2011 among the Borrower, the Subsidiary Guarantors and the lenders party thereto.

“Amendment No. 4 Effective Date” March 15, 2011.

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

“Applicable Margin” means,(a) in respect of the Term A Facility, 2.50% per annum for Base Rate Advances and 3.50% per annum for Eurodollar Rate Advances, (b) in respect of the Term B Facility, 3.75% per annum for Base Rate Advances and 4.75% per annum for Eurodollar Rate Advances and (c) in respect of any New Term Facility, means the Applicable Margin with respect thereto as set forth in the Joinder Agreement with respect thereto.

“Applicable Governmental Grant and Security Agreement” means the Wireless RUS Grant and Security Agreement and/or any Other Governmental Grant and Security Agreement, as the context may require.

“Appropriate Lender” means, at any time, with respect to the Term A Facility, the Term B Facility or any New Term Facility or any facility in respect of Replacement Term Loans, a Lender that has a Commitment or Advances outstanding with respect to such Facility at such time.

“Approved Fund” means any Fund that is administered, advised or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.07 or the definition of “Eligible Assignee”), and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C-1 hereto or any other form approved by the Administrative Agent.

“Bankruptcy Law” means Title 11 of the United States Code (11 U.S.C. Section 101), or any similar foreign, federal or state law for the relief of debtors.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(a) the rate of interest publicly announced by JPM as its prime rate in effect at its principal office in New York City;

(b) 0.50% per annum above the Federal Funds Rate;

(c) the Eurodollar Rate (calculated in accordance with clause (a) of the definition thereof) for an Interest Period of one month, plus 1.00%; and

(d) 2.00% in the case of the Term A Advances and the Term B Advances, and any amount designated as applying to this clause (d) for purposes of any Series of New Term Loans pursuant to the Joinder Agreement with respect thereto.

“Base Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(i).

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning specified in the recital of parties to this Agreement.

“Borrower’s Account” means the account of the Borrower specified by the Borrower in writing to the Administrative Agent from time to time.

“Borrower Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and the Borrower (with the consent of any party whose consent is required by Section 9.07) and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C-2 hereto or any other form approved by the Administrative Agent.

“Borrowing” means a Term A Borrowing, a Term B Borrowing, a New Term Borrowing or a borrowing consisting of simultaneous Replacement Term Loans of the same type made by the Lenders thereof.

“Business Day” means a day of the year that is not a Saturday, Sunday or other day on which banks are required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

“Capital Expenditures” means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Equivalents” means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens permitted by Section 5.02(a) and having a maturity of not greater than 180 days from the date of acquisition thereof: (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, (b) certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System, which issues (or the parent of which issues) commercial paper rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) Investments, classified in accordance with GAAP as Current Assets of the Borrower or any of its Subsidiaries, in money market investment programs which are administered by financial institutions that have an investment grade rating from either Moody’s or S&P.

“Cash Management Counterparty” has the meaning specified in the definition of Cash Management Obligations.

“Cash Management Obligations” means obligations owed by the Borrower or any Subsidiary to any Person that is, or was when the documentation evidencing such obligations was entered into, an Agent, a Co-Documentation Agent, a Lender or any Affiliate of an Agent, a Co-Documentation Agent or a Lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services, credit or debit card, or any automated clearing house transfers of funds (each such Person, a “Cash Management Counterparty”).

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means an entity that is classified as a foreign corporation for U.S. tax purposes and a controlled foreign corporation under Section 957 of the Code.

“Change of Control” means the occurrence of the following: (a) the Parent shall cease to control, directly or indirectly, at least a majority of the combined voting power of all Voting Interests of the Borrower; (b) (i) any Person or two or more Persons acting in concert (other than the Parent) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Borrower (or other securities convertible into such Voting Interests) representing 50% or more of the combined voting power of all Voting Interests of the Borrower, or (ii) during any period of up to 24 consecutive months, commencing after the Restatement Effective Date, Continuing Directors shall cease for any reason to constitute a majority of the board of directors of the Borrower and, in the case of each of clauses (b)(i) and (b)(ii), a Ratings Decline shall have occurred within 60 days after such acquisition or change in Continuing Directors, as applicable; provided that no Change of Control shall be deemed to have occurred under clause (a) or clause (b) if any of the foregoing has resulted from an acquisition of the Borrower by Sprint Nextel Corporation (and its successors) or any of its subsidiaries or (c) the occurrence of any change of control (as such term, or any similar term, is defined in any Debt of a Loan Party with an aggregate principal amount in excess of $20,000,000).

“Closing Date” means August 7, 2009.

“Co-Documentation Agents” has the meaning specified in the preamble hereto.

“Code” means the Internal Revenue Code of 1986, as amended (unless otherwise provided herein).

“Collateral” means all “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all other property that is subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Account” means a cash collateral account with the Administrative Agent or another depository designated by the Administrative Agent for purposes of Section 2.06(b)(vi) and other applicable provisions of this Agreement.

“Collateral Agent” has the meaning specified in the recital of parties to this Agreement.

“Collateral Agent’s Office” means, with respect to the Collateral Agent or any successor Collateral Agent, the office of such Agent as such Agent may from time to time specify to the Borrower and the Administrative Agent.

“Collateral Documents” means the Security Agreement, the Mortgages, the Intellectual Property Security Agreement, each of the collateral documents, instruments and agreements delivered pursuant to Section 5.01(j), the Pari Passu Intercreditor Agreement, if executed and delivered, the Second Lien Intercreditor Agreement, if executed and delivered, and each other agreement relating to the creation, perfection or enforcement of a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Commitment” means a Term A Commitment, a Term B Commitment, a New Term Commitment, a New Revolving Commitment or a commitment in respect of Replacement Term Loans.

“Communications” has the meaning specified in Section 9.02.

“Communications Act” shall mean the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as amended and as the same may be in effect from time to time.

“Compliance Certificate” shall mean a certificate delivered pursuant to Section 5.03(b)(iv) or 5.03(c)(ii).

“Confidential Information” means financial information and any other information that any Loan Party furnishes to any Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public (other than as a result of a breach by such Agent or any Lender of its obligations hereunder to keep such information confidential in accordance with the provisions of Section 9.09) or that is or becomes available to such Agent or such Lender from a source other than the Loan Parties that is not, to the best of such Agent’s or such Lender’s knowledge, acting in violation of a confidentiality agreement with a Loan Party.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated Total Assets” means, with respect to any Person, at any date of determination, the total assets of such Person as set forth on the most recent balance sheet of such Person prepared in accordance with GAAP.

“Contingent Obligation” means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Continuing Directors” means the directors of the Borrower on the Restatement Effective Date and each other director if, in each case, such other director’s nomination for election to the board of directors of the Borrower is recommended by at least a majority of the then Continuing Directors or by the Investors.

“Contribution Indebtedness” shall mean Debt in an aggregate principal amount at any one time outstanding not to exceed 100% of the aggregate amount of all Net Equity Proceeds.

“Conversion”, “Convert” and “Converted” each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

“Converted Term A Advance” has the meaning specified in the definition of “Term B Advances”.

“Convertible Securities” of any Person means securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests).

“Credit Agreement Refinancing Debt” means Debt incurred which constitutes a Permitted Refinancing in respect of all or any portion of the Term A Advances, the Term B Advances, New Term Loans, Replacement Term Loans, or Extended Term Loans (“Refinanced Debt”); provided that (i) such Debt is (a) Permitted Pari Passu Refinancing Debt, (b) Permitted Second Lien Refinancing Debt and/or (c) Permitted Unsecured Refinancing Debt and (ii) such Refinanced Debt shall be repaid and all accrued and unpaid interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Debt is issued, incurred or obtained in accordance with the provisions of Section 2.06.

“Cumulative Additional Restricted Payments Amount” means, on any date of determination, an amount equal to the sum of the Quarterly Additional Restricted Payment Amounts for each Fiscal Quarter then ended (commencing with the Fiscal Quarter ending December 31, 2012) for which financial statements have been delivered to the Administrative Agent in accordance with the terms of this Agreement.

“Current Assets” of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves against such assets in each case in which a reserve is proper in accordance with GAAP.

“Current Liabilities” of any Person means (a) all Debt of such Person that by its terms is payable on demand or matures within one year after the date of determination (excluding any Debt renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date) and (b) all other items (including Taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

“Debt” of any Person means, without duplication, (a) all Debt for Borrowed Money of such Person, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person’s business and which are not more than 60 days past due and not subject to a bona fide dispute), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under bankers’ acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Contingent Obligations with respect to Debt of another Person and, with respect to Section 6.01(e) only, all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, and all Obligations in respect of Cash Management Obligations, (i) all Off-Balance Sheet Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person is not liable therefor.

“Debt for Borrowed Money” of any Person means, at any date of determination, all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person at such date.

“Declined Proceeds” has the meaning specified in Section 2.06(b)(v).

“Declining Lenders” has the meaning specified in Section 2.06(b)(v).

“Default” means any Event of Default or any event that would constitute an Event of Default but for the expiration of any applicable cure period or the requirement that notice be given or both.

“Default Interest” has the meaning specified in Section 2.07(b).

“Defaulted Advance” means, with respect to any Lender at any time, the portion of any Advance required to be made by such Lender to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender or by the Administrative Agent for the account of such Lender pursuant to Section 2.02(d) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

“Defaulted Amount” means, with respect to any Lender at any time, any amount required to be paid by such Lender to any Agent or any other Lender hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (a) the Administrative Agent pursuant to Section 2.02(d) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender, (b) any other Lender pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender and (c) any Agent pursuant to Section 7.05 to reimburse such Agent for such Lender’s ratable share of any amount required to be paid by the Lenders to such Agent as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

“Defaulting Lender” means, at any time, any Lender (or, in the case of clauses (c) or (d), any parent company of such Lender), at such time, (a) that owes a Defaulted Advance or a Defaulted Amount, (b) that has notified the Administrative Agent or the Borrower in writing that it does not intend to satisfy any such obligation with respect to any Advance required to be made or funded by it hereunder, (c) the assets or management of which has been taken over by any Governmental Authority or (d) that shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the 91st day after the Latest Maturity Date at the time of issuance of such Equity Interest, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the 91st day after the Latest Maturity Date at the time of issuance of such Equity Interest.

“Distributable Amount” means $50,000,000, which amount shall increase by $6,500,000 on the first day of each Fiscal Quarter after the Restatement Effective Date plus (ii) the then current Cumulative Additional Restricted Payments Amount minus (iii) the sum of (1) the amount of any Restricted Payments made on or after the Restatement Effective Date under Section 5.02(g)(ix), (2) the amount of any Investments made on or after the Restatement Effective Date under clause (b) of Section 5.02(f)(vii), net of realized cash returns on such Investments to Borrower or any other Loan Party, (3) the amount of any Investments made on or after the Restatement Effective Date under clause (b) of Section 5.02(f)(xii), net of realized cash returns on such Investments to Borrower or any other Loan Party, and (4) the amount of any Debt prepaid, redeemed, purchased or otherwise satisfied, or paid in violation of any subordination terms applicable thereto, on or after the Restatement Effective Date, under clause (z) of Section 5.02(j).

“Dividend Suspension Period” shall refer to the time period beginning on the date when any financial statement, any certificate from a Responsible Officer, or any other information shall have been delivered to, or obtained by, the Administrative Agent pursuant to the terms hereof, which, in any such case, shall demonstrate that the Leverage Ratio as of such date (taking into account for such purposes EBITDA as of the four Fiscal Quarter period most recently then ended for which financial statements have been delivered pursuant to Section 5.03(b)(iii) or (c)(ii) and Consolidated Debt for Borrowed Money as of the date of such financial statement, certificate or information) exceeds 4.25 to 1.00, and ending on the date on which the Borrower shall have delivered, pursuant to the terms hereof, financial statements and a certificate with supporting calculations from a Responsible Officer demonstrating that the Leverage Ratio is less than or equal to 4.25 to 1.00 as of such date (taking into account for such purposes EBITDA as of the four Fiscal Quarter period most recently then ended for which financial statements have been delivered pursuant to Section 5.03(b)(iii) or (c)(ii) and Consolidated Debt for Borrowed Money as of the date of the applicable Restricted Payment).

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance or Joinder Agreement pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“EBITDA” means, at any date of determination, determined on a Consolidated basis for the Borrower and its Subsidiaries, (a) the sum, without duplication, of (i) net income (or net loss), (ii) interest expense, (iii) income tax expense (including, without duplication, Restricted Payments made under Section 5.02(g)(x)), (iv) depreciation expense, (v) amortization and accretion expense, (vi) any other non-cash expenses, charges or losses or infrequent, unusual or extraordinary items reducing net income (excluding any such expense, charge, loss or item that constitutes an accrual of or a reserve for cash charges for any future period), (vii) losses from the disposal or impairment of property and equipment and other long-term assets, including goodwill, intangibles and Spectrum, (viii) fees and other expenses of the Lenders and the Agents and their advisors in connection with this Agreement and the Facilities, (ix) fees and expenses directly relating to the Sixth Amendment and fees and expenses directly relating to the Second Amendment and Restatement Agreement, (x) the cumulative effect of changes in accounting principles to the extent reducing net income, (xi) unrealized losses arising under Hedge Agreements, including those resulting from the application of the Financial Accounting Standards Board Accounting Standards Codification (ASC) 815, (xii) unusual expenses associated with supplemental executive retirement plans, employment contracts and director retention plans, (xiii) the amount of any Restructuring Charges, provided that no more than $5,000,000 of Restructuring Charges may be included in this clause (xiii) in any Measurement Period and (xiv) reasonable expenses or charges related to any proposed or consummated equity offering, Investment, acquisition, recapitalization or incurrence of

Debt for Borrowed Money permitted to be incurred under this Agreement; provided however that the items specified above in clauses (a)(ii) through (a)(xiv) shall only be included to the extent such items reduce net income of the Borrower and its Subsidiaries; less (b) (i) all non-cash items increasing net income (excluding any such item that constitutes an accrual of revenues or recording of receivables or other accrual for cash income for any future period and any item that represents the reversal of any accrual of, or cash reserve for, anticipated cash charges that are described in the parenthetical in clause (a)(vi) above), (ii) gains from the disposal of property and equipment and other long-term assets, including goodwill, intangibles and Spectrum, (iii) unrealized gains arising under Hedge Agreements including those resulting from the application of the Financial Accounting Standards Board Accounting Standards Codification (ASC) 815 and (iv) the cumulative effect of changes in accounting principles to the extent increasing net income, in each case of the Borrower and its Subsidiaries, determined in accordance with GAAP for the most recently completed Measurement Period; provided, that for the avoidance of doubt, regardless of whether any purchase of Term Loans pursuant to Section 9.07(m) is deemed to result in a non-cash gain, no such gain shall increase EBITDA. For any period, (A) the EBITDA of any Person or line of business acquired by the Borrower or any of its wholly-owned Subsidiaries since the first day of the applicable Measurement Period for an aggregate consideration equal to or in excess of $10,000,000 shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Debt in connection therewith, as the case may be, occurred on the first day of such period) and (B) the EBITDA of any Person or line of business disposed of by the Borrower or any of its Subsidiaries since the first day of the applicable Measurement Period for an aggregate consideration equal to or in excess of $10,000,000 shall be excluded on a pro forma basis for such period (assuming the consummation of each transaction and the repayment of any Debt in connection therewith, as the case may be, occurred on the first day of such period.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than an individual) approved by (x) the Administrative Agent (which approval shall not be unreasonably withheld), and (y) unless an Event of Default has occurred and is continuing, the Borrower (which approval shall not be unreasonably withheld); provided, that the Borrower shall be deemed to have consented to such Person unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received written notice of an assignment to such Person; provided, further, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition; provided further that the requirement for the Borrower’s approval described in clause (d)(y) shall not apply in connection with the primary syndication of the Converted Term A Advances or the Additional Term B Advances, as applicable (including, without limitation, in connection with this Agreement, the Second Amendment and Restatement Agreement, any Master Assignment and any arrangements among the Lead Arranger or its Affiliates in connection with or to facilitate the same).

“Employee Benefit Plan” means any employee welfare benefit plan as defined in Section 3(1) of ERISA which is or was, at any relevant time within the six years immediately preceding the Restatement Effective Date, sponsored, maintained or contributed to by, or required to be contributed to by, any Loan Party to provide welfare benefits to current or former employees beyond their retirement or other termination of service (other than coverage mandated by Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA or similar law, the cost of which is fully paid by the current or former employee or his or her dependents), any Plan or Multiemployer Plan.

“Engagement Letter” means the arranging letter dated as of January 14, 2014, among the Borrower, the Parent and J.P. Morgan Securities LLC.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of, or exposure to, hazardous wastes, substances or materials, or the National Environmental Policy Act.

“Environmental Permit” means any permit, approval, identification number, license or other Governmental Authorization required under or issued pursuant to any Environmental Law.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with any Loan Party would (at any relevant time within the immediately preceding six years) be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 430(k) of the Code or Section 303(k) of ERISA shall have been met with respect to any Plan or any Plan shall be in violation of Section 436 of the Code; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 436(f) of the Code; (h) the imposition on any Loan Party or, solely with respect to any Plan subject to Title IV of ERISA, any ERISA Affiliate of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c) (i) or (l), or Section 4071 of ERISA; (i) receipt by any Loan Party with respect to any Plan or, solely with respect to any Plan subject to Title IV of ERISA, any ERISA Affiliate from the U.S. Internal Revenue Service of notice of the failure of any such Plan intended to be qualified under Section 401(a) of the Code to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any such Plan to qualify for exemption from taxation under Section 501(a) of the Code; (j) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could reasonably be expected to constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan; (k) the failure of any Plan to meet the minimum funding standard of Section 412 or 430 of the Code or Section 302 or 303 of ERISA, whether or not waived; (l) a determination by the administrator of any Plan that such Plan is, or is reasonably expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA) or (m) notification from the sponsor of any Multiemployer Plan that such Multiemployer Plan is, or is reasonably expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA.

“Escrow Bank” has the meaning specified in Section 2.15(c).

“Eurocurrency Liabilities” has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance or Joinder Agreement pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“Eurodollar Rate” means the greater of (a) the product of (i) for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 page (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) three Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the “Eurodollar Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, three Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein), and (ii) the Eurodollar Rate Reserve Percentage, and (b) 1.00% in the case of the Term A Advances and the Term B Advances, and any amount designated as applying to this clause (b) for purposes of any Series of New Term Loans pursuant to the Joinder Agreement with respect thereto.

“Eurodollar Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(ii).

“Eurodollar Rate Reserve Percentage” for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

“Events of Default” has the meaning specified in Section 6.01.

“Excess Cash Flow” means, for any period,

(a) the sum (without duplication) of:

(i) Consolidated net income (or loss) of the Borrower and its Subsidiaries for such period plus

(ii) the aggregate amount of all non-cash charges deducted in arriving at such Consolidated net income (or loss) (excluding any charges that constitute an accrual of or a reserve for cash charges for any future period) plus

(iii) if there was a net increase in Consolidated Current Liabilities (other than in respect of Debt) of the Borrower and its Subsidiaries during such period, the amount of such net increase plus

(iv) if there was a net decrease in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period, the amount of such net decrease plus

(v) if there were any deferred tax expenses of the Borrower and its Subsidiaries during such period, the amount of such expenses; less

(b) the sum (without duplication) of:

(i) the aggregate amount of all non-cash credits included in arriving at such Consolidated net income (or loss) (excluding any item that represents the reversal of any accrual of, or cash reserve for, anticipated cash charges that are described in the parenthetical in clause (a)(ii) above) plus

(ii) if there was a net decrease in Consolidated Current Liabilities (other than in respect of Debt) of the Borrower and its Subsidiaries during such period, the amount of such net decrease plus

(iii) if there was a net increase in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period, the amount of such net increase plus

(iv) the aggregate amount of Capital Expenditures of the Borrower and its Subsidiaries paid in cash (to the extent not directly funded with the proceeds of Debt or equity of the Borrower or any of its Subsidiaries) during such period plus

(v) the aggregate amount of (A) all regularly scheduled principal payments of Debt for Borrowed Money of the Borrower and its Subsidiaries (including the Advances) and (B) all optional prepayments of such Debt for Borrowed Money (other than optional prepayments of, (1) Debt for Borrowed Money that is revolving in nature and which is not accompanied by a permanent reduction of the applicable revolving facility, (2) the Advances, (3) Debt incurred pursuant to Section 5.02(b)(vii) or (viii) and (4) Credit Agreement Refinancing Debt and any Permitted Refinancing in respect thereof), made by the Borrower and its Subsidiaries in cash during such period (to the extent not directly funded with proceeds of Debt or equity of the Borrower or any of its Subsidiaries) plus

(vi) the aggregate principal amount of all mandatory prepayments of the Term A Facility or the Term B Facility made during such period pursuant to Section 2.06(b)(ii) in respect of Net Cash Proceeds of the type described in clause (a) or (d) of the definition thereof to the extent that the applicable Net Cash Proceeds were taken into account in calculating such Consolidated net income (or loss) for such period plus

(vii) the aggregate amount of Investments made by the Borrower and its Subsidiaries in cash (to the extent not directly funded with the proceeds of Debt or equity of the Borrower or any of its Subsidiaries) during such period solely to the extent permitted by Section 5.02(f)(ii), (vi), (vii), (xii) and (xiii) plus

(viii) the aggregate amount of Investments made by the Borrower and its Subsidiaries in cash (to the extent not directly funded with the proceeds of Debt or equity of the Borrower or any of its Subsidiaries) in Spectrum during such period solely to the extent permitted by Section 5.02(f) plus

(ix) the aggregate amount of expenses paid by the Borrower during such period solely to the extent permitted by Section 5.02(g)(iii) and not expensed for such period plus

(x) the aggregate amount of purchases, repurchases, redemptions, retirements and other acquisitions for value of shares of, or options to purchase shares of, common stock of the Borrower or any of its Subsidiaries, as permitted by Section 5.02(g)(iv), made by the Borrower and its Subsidiaries in cash (to the extent not directly funded with the proceeds of Debt or equity of the Borrower or any of its Subsidiaries) during such period plus

(xi) the aggregate amount of all prepaid cash items that were not otherwise included in calculating net income for such period (unless and to the extent such prepaid cash items increased Consolidated Current Assets during such period), plus

(xii) the aggregate amount of all cash payments made with respect to non-cash charges incurred in a prior period plus

(xiii) if there were any deferred tax credits in favor of the Borrower and its Subsidiaries during such period, the amount of such credits.

“Excluded Subsidiaries” means any CFC (to the extent that the guaranty by such CFC of the Obligations of the Borrower under the Loan Documents could reasonably be expected to result in adverse tax consequences under Sections 956 and 951 of the Code), any direct or indirect Subsidiary of a CFC (to the extent that the guaranty by such entity of the Obligations of the Borrower under the Loan Documents would result in adverse tax consequences under Sections 956 and 951 of the Code), any Immaterial Subsidiary (other than any Immaterial Subsidiary that has elected to become a Guarantor), any non-wholly owned Subsidiary as of the Restatement Effective Date, or any Person acquired after the Restatement Effective Date in accordance with the terms hereof that is a non-wholly owned Subsidiary as of the date of such acquisition and which is not permitted, pursuant to the term of any agreement to which it may be a party, from becoming a Subsidiary Guarantor.

“Excluded Swap Obligation” means, with respect to any Guarantor, (x) as it relates to all or a portion of the Guarantee of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the

Guarantee of such Guarantor becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to each Lender and each Agent or any other recipient of any payments to be made by or on account of any obligation of Borrower hereunder, (a) net income or net profits, franchise and similar taxes that are imposed on such recipient by the United States, by the jurisdiction or any political subdivision thereof under the laws of which such recipient is organized or has its principal office and, in the case of each Lender, by the jurisdiction or any political subdivision thereof of such Lender’s Applicable Lending Office, (b) any branch profits tax imposed by the United States or any similar tax imposed by any other jurisdiction in which the Lender is located, (c) net income tax imposed solely as a result of a connection between the recipient Lender or Agent or any Affiliate thereof and the jurisdiction imposing such tax (other than any such connection arising from activities pursuant to or in respect of this Agreement, the Notes or any other Loan Documents, or the enforcement thereof), and (d) any United States federal withholding taxes imposed under FATCA, and all interest, penalties or similar liabilities with respect to amounts described in clauses (a), (b), (c) and (d) above.

“Existing Class” has the meaning specified in Section 2.19(a).

“Existing Debt” means all Debt for Borrowed Money of the Borrower and its Subsidiaries outstanding immediately before the occurrence of the Restatement Effective Date.

“Existing Term Loans” means, for any Extended Term Loan, the Term Loans in the Existing Class of which such Extended Term Loan was a part immediately prior to the most recent Extension thereof.

“Extended Maturity Date” has the meaning specified in Section 2.19(a).

“Extended Term Loans” has the meaning specified in Section 2.19(c)(ii).

“Extension” has the meaning specified in Section 2.19(a).

“Extension Amendments” has the meaning specified in Section 2.19(e).

“Extension Offer” has the meaning specified in Section 2.19(a).

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person from the proceeds of insurance (excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), and condemnation awards (and payments in lieu thereof); provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance or condemnation awards (or payments in lieu thereof) to the extent that such proceeds, awards or payments are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim, applied to the repair, restoration or replacement of the property subject to such claim or applied to the costs and expenses of such Person with respect to the foregoing.

“Facility” means the Term A Facility, the Term B Facility, any New Term Facility, any New Revolving Facility or any facility in respect of Replacement Term Loans.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCC” means the Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fiscal Quarter” means either (a) a fiscal quarter of the Parent and its Consolidated Subsidiaries ending on March 31, June 30, September 30 and December 31 of any calendar year or (b) a fiscal quarter of the Borrower ending on March 31, June 30, September 30 and December 31 of any calendar year, as the context may require.

“Fiscal Year” means either (a) a fiscal year of the Parent and its Consolidated Subsidiaries ending on December 31 in any calendar year or (b) a fiscal year of the Borrower ending on December 31 in any calendar year, as the context may require.

“Fund” means any Person (other than an individual) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Government Deposit Account” means any deposit account that is to be subject to a perfected security interest in favor of a Government Grant Authority as contemplated by an Applicable Governmental Grant and Security Agreement for so long as (i) such account is used as contemplated by the Applicable Governmental Grant and Security Agreement and such account and any amounts deposited therein secure performance obligations of the Borrower or any Subsidiary to the applicable Government Grant Authority under such Applicable Governmental Grant and Security Agreement, (ii) the aggregate amount on deposit therein does not exceed the amount received from the relevant Government Grant Authority pursuant to the applicable Government Grant Program (plus (x) any return on any investment of such funds required by such Applicable Governmental Grant and Security Agreement to remain in such account and (y) any matching funds required by such Government Grant Program to be deposited by the Borrower or any Subsidiary in such account (such funds referred to in this clause (y), the “Matching Funds”)) and (iii) no amounts shall be deposited in such account other than the proceeds of the applicable grant and any Matching Funds (which Matching Funds, when taken together with the fair value of all assets acquired or constructed by the Borrower or any Subsidiary in connection with all Government Grant Programs that are not paid for with the proceeds of grants received by the Borrower or any Subsidiary under any such program, shall not exceed $25,000,000 in the aggregate).

“Government Grant Authority” means the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof.

“Government Grant Program” means a government-sponsored stimulus program for the expansion of broadband or other communications services in unserved or underserved rural markets.

“Governmental Authority” means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether federal, state, provincial, territorial, local or foreign.

“Governmental Authorization” means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

“Granting Lender” has the meaning specified in Section 9.07.

“Guaranteed Obligations” has the meaning specified in Section 8.01.

“Guaranties” means the guaranty of the Guarantors set forth in Article VIII together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(j), in each case as amended, amended and restated, modified or otherwise supplemented.

“Guarantors” means the Borrower and the Subsidiary Guarantors.

“Guaranty Supplement” has the meaning specified in Section 8.05.

“Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, wastes, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements, but excluding long term agreements for the purchase of goods and services entered into in the ordinary course of business.

“Hedge Bank” means any Lender, Agent or Co-Documentation Agent or any Affiliate of a Lender, Agent or Co-Documentation Agent in its capacity as a party to a Hedge Agreement and any counterparty to a Hedge Agreement that was a Lender, Agent or Co-Documentation Agent or an Affiliate of a Lender, Agent or Co-Documentation Agent at the time such Hedge Agreement was entered into.

“Hedge Termination Payment” means any lump-sum amount payable by the Borrower to a Hedge Bank under a Secured Hedge Agreement in connection with an “Event of Default” or a “Termination Event” under and as defined in such Secured Hedge Agreement.

“Immaterial Subsidiaries” means each Subsidiary of the Borrower set forth on Schedule III as of the Restatement Effective Date, in each case, that (a) does not conduct any business operations, (b) has assets with a book value not in excess of $1,000,000 and annual revenues not in excess of $500,000 and (c) does not have any Debt outstanding; provided that if the aggregate book value of the assets of all Immaterial Subsidiaries exceeds $5,000,000 at any time or if the aggregate annual revenues of all Immaterial Subsidiaries exceeds $2,000,000 at any time, certain of such Subsidiaries as shall be selected by the Borrower shall no longer be deemed Immaterial Subsidiaries (such that the aggregate book value of the assets no longer exceeds $5,000,000 and the annual revenues of all Immaterial Subsidiaries no longer exceeds $2,000,000) and the Borrower shall comply with the provisions of Section 5.01(j) with respect to such Subsidiaries that are so selected by it.

“Increased Amount Date” has the meaning specified in Section 2.17.

“Indemnified Party” has the meaning specified in Section 9.04(b).

“Indemnified Taxes” means Taxes other than Excluded Taxes and includes Other Taxes.

“Information Memorandum” means the information memorandum dated October 11, 2012.

“Initial Pledged Equity” has the meaning specified in the Security Agreement.

“Insufficiency” means, with respect to any defined benefit plan (as defined in Section 3(35) of ERISA) subject to Title IV of ERISA, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

“Intellectual Property” has the meaning specified in Section 4.01(v).

“Intellectual Property Security Agreement” has the meaning specified in the Security Agreement.

“Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months (or (x) with the approval of the relevant Lenders, nine or twelve months, or (y) one week, as specified in clause (a) or (f) below or as otherwise approved by the relevant Lenders), as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

(a) the initial interest period with respect to the Borrowing of Additional Term B Advances on the Second Restatement Effective Date will be a period commencing on the Second Restatement Effective Date and ending on April 30, 2014;

(b) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

(c) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

(d) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

(e) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

(f) for the period commencing with the delivery of the first Refinancing Notice (as defined below) and ending 30 days thereafter, the Borrower may select an Interest Period of one week; provided that prior to such selection, the Borrower shall have delivered written notice (the “Refinancing Notice”) to the Administrative Agent of its intention to repay all Advances in full and terminate all Commitments (which may be contingent upon the closing of such refinancing).

“Inventory” means all Inventory referred to in Section 1(b) of the Security Agreement.

“Investment” in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (h), (i) or (j) of the definition of “Debt” in respect of such Person.

“Investors” means Quadrangle and its Affiliates and co-investors.

“Joinder Agreement” means an agreement substantially in the form of Exhibit E.

“JPM” has the meaning specified in the preamble to this Agreement.

“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Advance or Commitment hereunder at such time, any New Term Loan, any Replacement Term Loan or any Extended Term Loan, in each case as extended in accordance with this Agreement from time to time.

“Lead Arranger” means J.P. Morgan Securities LLC, in its capacity as lead arranger and lead bookrunner.

“Lenders” means the Term A Lenders, the Term B Lenders, the New Term Lenders and New Revolving Lenders (if any), any Lenders of Replacement Term Loans and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Lender or Person, as the case may be, shall be a party to this Agreement.

“Leverage Ratio” means, at any date of determination, the ratio of Consolidated Debt for Borrowed Money of the Borrower and its Subsidiaries at such date to Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently completed Measurement Period.

“Lien” means any lien, mortgage, deed of trust, security interest, pledge, hypothecation or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan Documents” means (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) the Engagement Letter, (vi) the Agent Fee Letter, (vii) each Joinder Agreement (and any other documents delivered in connection with the establishment of any New Term Facility), (viii) the Second Amendment and Restatement Agreement, (ix) each Secured Hedge Agreement, and (x) each agreement governing Cash Management Obligations, in each case as the same may be amended, restated or otherwise modified from time to time in accordance with the terms hereof or, in the case of clauses (v), (vi), (ix) and (x), with the terms thereof, as applicable.

“Loan Parties” means the Borrower and the Guarantors.

“Margin Stock” has the meaning specified in Regulation U.

“Master Assignment” has the meaning specified in the Second Amendment and Restatement Agreement.

“Matching Funds” has the meaning specified in the definition “Government Deposit Account”.

“Material Adverse Change” means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries, taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender under any Loan Document or (c) the ability of the Loan Parties, collectively, to perform their Obligations under any Loan Document to which they are or are to be a party.

“Measurement Period” means, at any date of determination, the most recently completed four consecutive Fiscal Quarters of the Borrower ending on or prior to such date.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgaged Properties” has the meaning specified in Section 4.01(t).

“Mortgages” means the deeds of trust, assignments of leases and rents, mortgages and other documentation creating a Lien in any real property.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within the immediately preceding six years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, regardless of whether such plan is subject to Title IV of ERISA, that (a) is maintained for employees or former employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates, (b) was so maintained within the immediately preceding six years, or (c) in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been within the immediately preceding six years or were to be terminated.

“Net Cash Proceeds” means,

(a) with respect to any sale, lease, transfer or other disposition of any asset of the Borrower or any of its Subsidiaries not otherwise covered by clause (c) below (other than any sale, lease, transfer or other disposition of assets pursuant to clause (i), (ii), (iii) or (v) of Section 5.02(e)), the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such sale, lease, transfer or other disposition (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Debt (other than Debt under the Loan Documents) that is secured by such asset and that is required to be repaid in connection with such sale, lease, transfer or other disposition thereof, (B) the reasonable and customary out-of-pocket costs, fees, commissions, premiums and expenses incurred by the Borrower or its Subsidiaries in connection with such sale, lease, transfer or other disposition, (C) federal, state, provincial, foreign and local taxes reasonably estimated (on a Consolidated basis) to be actually payable within the current or the immediately succeeding tax year as a result of any gain recognized in connection therewith and (D) any reserve for adjustment in respect of any liabilities associated with such asset and retained by the Borrower or any of its Subsidiaries after such sale, lease, transfer or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnifications obligations associated with such transaction (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds);

(b) with respect to the incurrence or issuance of any Debt by the Borrower or any of its Subsidiaries (other than Debt incurred or issued pursuant to Section 5.02(b), except any Permitted Pari Passu Refinancing Debt, Permitted Second Lien Refinancing Debt and Permitted Unsecured Refinancing Debt), the excess of (i) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (ii) the underwriting discounts and commissions or other similar payments, and other out-of-pocket costs, fees, commissions, premiums and expenses incurred by the Borrower or any of its Subsidiaries in connection with such incurrence or issuance to the extent such amounts were not deducted in determining the amount referred to in clause (i);

(c) with respect to the sale or issuance of Equity Interest of any Subsidiary to any Person other than the Borrower or its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such sale or issuance over (ii) the underwriting discounts and commissions or similar payments, and other out-of-pocket costs, fees, commissions, premiums and expenses, incurred by the Borrower or any of its Subsidiaries in connection with such sale or issuance to the extent such amounts were not deducted in determining the amount referred to in clause (i); and

(d) with respect to any Extraordinary Receipt that is not otherwise included in clause (a) above, the sum of the cash and Cash Equivalents received in connection therewith;

provided, however, that Net Cash Proceeds shall not include (i) any amounts described in clause (a) or (d) above to the extent such amounts are reinvested in assets to be used in the business of the Borrower and its Subsidiaries within 12 months after the date of receipt thereof and (ii)) capital contributions by the minority owners of any Subsidiary.

“Net Equity Proceeds” shall mean the net cash proceeds (including Cash Equivalents) received by the Borrower after the Restatement Effective Date as a contribution to its common equity capital or from the issuance or sale of Equity Interests (other than Disqualified Stock) of the Borrower.

“New Revolving Commitments” has the meaning specified in Section 2.17.

“New Revolving Facility” has the meaning specified in Section 2.17.

“New Revolving Lender” has the meaning specified in Section 2.17.

“New Term Borrowing” means a borrowing consisting of simultaneous New Term Loan Advances of the same Type made by the New Term Lenders.

“New Term Commitments” has the meaning specified in Section 2.17.

“New Term Facility” means, at any time, the aggregate amount of each Series of New Term Lenders’ New Term Commitments at such time and any New Term Loans associated therewith.

“New Term Lender” has the meaning specified in Section 2.17.

“New Term Loan” has the meaning specified in Section 2.17 and includes any Extensions in respect thereof.

“New Term Loan Advance” means a New Term Loan of any Series made by a New Term Lender pursuant to Section 2.17.

“New Term Note” means a promissory note of the Borrower payable to any New Term Lender, in substantially the form of Exhibit A-3 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the New Term Loan Advance made by such Lender, as amended.

“Non-Consenting Lender” has the meaning specified in Section 9.01.

“Note” means a Term A Note, Term B Note or a New Term Note.

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“NPL” means the National Priorities List under CERCLA.

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion (after demand has been made upon the Borrower), may elect to pay or advance on behalf of such Loan Party.

“OECD” means the Organization for Economic Cooperation and Development.

“Off-Balance Sheet Obligation” means, with respect to any Person, without duplication of any clause within the definition of “Debt”, all (a) Obligations of such Person under any lease which is treated as an operating lease for financial accounting purposes and a financing lease for tax purposes (i.e., a “synthetic lease”), (b) Obligations of such Person in respect of transactions entered into by such Person that have become effective by the terms thereof, the proceeds from which would be reflected on the financial statements of such Person in accordance with GAAP as cash flows from financings at the time such transaction was entered into (other than as a result of either (i) the issuance of Equity Interests or (ii) the occurrence of a net increase to the shareholders’ equity (or such other owners’ equity account) of such Person) and (c) Obligations of such Person in respect of other transactions entered into by such Person that are not otherwise addressed in the definition of “Debt” or in clause (a) or (b) above that are intended to function primarily as a borrowing of funds (including, without limitation, any minority interest transactions that function primarily as a borrowing) and that have become effective by the terms thereof.

“Open Year” means a taxable year of any Loan Party or any of its Subsidiaries for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise.

“Original Credit Agreement” has the meaning specified in the recitals to this Agreement.

“Other Governmental Grant and Security Agreement” means any wireless broadband initiatives program grant and security agreement between the Borrower and/or any of its Subsidiaries, on the one hand, and a Government Grant Authority, on the other hand, as such agreement may be amended, waived or otherwise modified to the extent permitted by Section 5.02(n) of this Agreement; provided, that any such Other Governmental Grant and Security Agreement shall be in substantially the same form and on substantially the same terms as the Wireless RUS Grant and Security Agreement or in such other form and with such other terms as shall not be materially disadvantageous to the interests of the Borrower and its Subsidiaries or the Lenders (as compared to the Wireless RUS Grant and Security Agreement) taken as a whole as reasonably determined by the Borrower and the Administrative Agent.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Parent” means NTELOS Holdings Corp., a Delaware corporation.

“Pari Passu Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit L hereto.

“Participant Register” has the meaning specified in Section 9.07(h).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001, as amended from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Permitted CoBank Investment” means (a) Investments in an amount not to exceed $10,000,000 in common stock of CoBank, ACB acquired by the Borrower as required by the bylaws and capital plan of CoBank, ACB in connection with the loans from CoBank, ACB to the Borrower under the Original Credit Agreement, and (b) non-cash reinvestments of the Borrower’s return on the Investments described in the preceding clause (a).

“Permitted Encumbrances” has the meaning specified in the Mortgages.

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for Taxes to the extent not yet delinquent or required to be paid under Section 5.01(b); (b) Liens incurred in the ordinary course of business and not securing Debt, including landlord’s, warehousemen’s, materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens securing obligations that (i) are not overdue for a period of more than 60 days or are being contested diligently and in good faith and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate; (c) pledges or deposits in the ordinary course of business to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) deposits to secure the performance of bids, trade contracts and leases (other than Debt), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) Liens securing judgments for the payment of money not constituting a Default under Section 6.01(g) or securing appeal or other surety bonds related to such judgments and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made; (f) Permitted Encumbrances; (g) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not interfere in any material respect with the business of the Borrower or any of its Subsidiaries; (h) Liens arising from precautionary UCC financing statement filings regarding leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; (i) any subordination, non-disturbance and attornment agreement entered into in the ordinary course of business in respect of any lease under which the Borrower or any of its Subsidiaries is a lessee which do not interfere in any material respect with the business of the Borrower and its Subsidiaries; (j) bankers’ Liens, rights of setoff and other Liens existing with respect to cash, Cash Equivalents or investment property on deposit in one or more accounts maintained by any Loan Party or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank solely with respect to cash management, operating account arrangements, letters of credit or brokerage or commodities accounts, including those involving pooled accounts and netting arrangements; (k) non-exclusive licenses of Intellectual Property granted by any Loan Party in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Borrower or any of its Subsidiaries; (l) Liens in favor of customs and revenue authorities or brokers arising as a matter of law or otherwise to secure payment of customs duties in connection with the importation of goods; (m) Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with a Loan Party to the extent permitted hereunder (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon); (n) Liens on property existing at the time of acquisition thereof by Borrower or any Subsidiary of the Borrower, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Borrower or the Subsidiary; (o) purchase money Liens on (i) Spectrum owned by any Loan Party or (ii) other property owned by any Loan Party purchased in connection with a Government Grant Program, in the case of each of clauses (i) and (ii), in favor of a Government Grant Authority, to secure partial, progress, advance or other payments owing to the United States of America, such State or such department, agency or instrumentality or political subdivision thereof; (p) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or license entered into by a Borrower or any Subsidiary in the ordinary course of its business and covering only the property so leased or licensed; (q) Liens on property of Borrower or any Subsidiary in favor of any Loan Party so long as such liens are expressly subordinated to the Liens securing the Obligations in a manner reasonably satisfactory to the Administrative Agent; (r) Liens consisting of (i) agreements to sell or dispose any property permitted under Section 5.02(e) and (ii) earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement entered into in connection with an acquisition or other action permitted by Section 5.02(d) or Investments permitted by Section 5.02(f); (s) Liens that are contractual rights of set-off under agreements entered into with customers of any Borrower or any of their respective Subsidiaries in the ordinary course of business; (t) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; (u) Liens upon specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; and (v) Liens encumbering deposits made to secure obligations arising from statutory or regulatory requirements (other than in connection with a grant program of a Government Grant Authority).

“Permitted Pari Passu Refinancing Debt” means any secured Debt incurred by the Borrower in the form of one or more series of senior secured notes or senior secured term loans; provided, that (i) such Debt and any guarantee thereof is secured by all or any portion of the Collateral on a pari passu basis with the Obligations under the Loan Documents and is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral (except to the extent the Borrower or such Subsidiary grants a corresponding lien on or security interest in such property or assets to the Collateral Agent for the benefit of the Secured Parties in connection therewith with the priority contemplated by and otherwise subject to the Pari Passu Intercreditor Agreement), (ii) such Debt constitutes Credit Agreement Refinancing Debt, (iii) the security agreements relating to such Debt and any guarantee thereof are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), and (iv) the Administrative Agent, the Collateral Agent and a Representative validly acting on behalf of the holders of such Debt shall have become party to the Pari Passu Intercreditor Agreement or, if the Pari Passu Intercreditor Agreement has previously been entered into, such Representative shall execute a joinder to the then existing Pari Passu Intercreditor Agreement in substantially the form provided in the Pari Passu Intercreditor Agreement, and such Representative and the Loan Parties shall take any other actions required by the Pari Passu Intercreditor Agreement.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Debt of such Person; provided, that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Debt so modified, refinanced, refunded, renewed or extended except by an amount equal to accrued and unpaid interest, fees and premiums (if any) thereon, reasonable fees and expenses, in connection with such modification, refinancing, refunding, renewal or extension and any original issue discount applicable to such refinancing, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the maturity date of the Debt being modified, refinanced, refunded, renewed or extended, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Debt being modified, refinanced, refunded, renewed or extended, (c) if the Debt being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations hereunder, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations hereunder on terms not materially less favorable to the Lenders as those contained in the documentation governing the Debt being modified, refinanced, refunded, renewed or extended, taken as a whole, (d) if such Debt being modified, refinanced, refunded, renewed or extended is secured, the Liens on any collateral securing any such modified, refinanced, refunded, renewed or extended Debt shall have the same (or lesser) priority relative to the Liens on the collateral securing the (x) Obligations under the Loan Documents and (y) the obligations in respect of the Debt that it is modifying, refinancing, refunding, renewing or extending, (e) any such modified, refinanced, refunded, renewed or extended Debt shall not contain financial maintenance covenants that are more restrictive than those contained in the Credit Agreement, (f) if such Debt being modified, refinanced, refunded, renewed or extended is guaranteed, such modified, refinanced, refunded, renewed or extended Debt shall not be guaranteed by any Person other than the Persons that are guarantors under the Credit Agreement (except to the extent such Person concurrently is made a guarantor under the Credit Agreement in connection with such Permitted Refinancing), (g) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the primary obligor of the Debt being modified, refinanced, refunded, renewed or extended and (h) no Default or Event of Default shall have occurred or be continuing at the time of such modification, refinancing, refunding, renewal or extension or would result therefrom.

“Permitted Second Lien Refinancing Debt” means secured Debt incurred by the Borrower in the form of one or more series of second lien secured notes or second lien secured term loans; provided, that (i) such Debt and any guarantee thereof is secured by all or any portion of the Collateral on a second lien, subordinated basis to the Obligations under the Loan Documents and the obligations in respect of any Permitted Pari Passu Refinancing Debt and is not secured by any property or assets of the Borrower or any Subsidiary of the Borrower other than the Collateral (except to the extent the Borrower or such Subsidiary grants a corresponding lien on or security interest in such property or assets to the Collateral Agent in connection therewith for the benefit of the Secured Parties with the priority contemplated by and otherwise subject to the Second Lien Intercreditor Agreement), (ii) such Debt constitutes Credit Agreement Refinancing Debt, (iii) the security agreements relating to such Debt and any guarantee thereof are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), and (iv) the Administrative Agent, the Collateral Agent and a Representative validly acting on behalf of the holders of such Debt shall have become party to the Second Lien Intercreditor Agreement or, if the Second Lien Intercreditor Agreement has previously been entered into, such Representative shall execute a joinder to the then existing Second Lien Intercreditor Agreement in substantially the form provided in the Second Lien Intercreditor Agreement, and such Representative and the Loan Parties shall take any other actions required by the Second Lien Intercreditor Agreement.

“Permitted Unblocked Account” means (a) an account established solely for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees or other similar items and any other account in which a security interest would be unlawful under applicable law or in violation of any Employee Benefit Plan or employee benefit agreement, (b) each account listed on Part B of Schedule II of the Security Agreement; provided that the aggregate average daily balance (based on the most recent monthly or similar periodic bank statements with respect to the Permitted Unblocked Accounts) of all Permitted Unblocked Accounts under this clause (b) shall not exceed $1,000,000 at any time, (c) each Government Deposit Account, and (d) each cash account established and pledged to secure a letter of credit permitted under Section 5.02(b)(xii) or (xiv).

“Permitted Unsecured Refinancing Debt” means unsecured Debt securities issued by the Borrower in the form of one or more series of senior or subordinated unsecured notes; provided that (i) such Debt constitutes Credit Agreement Refinancing Debt, (ii) such Debt is not guaranteed by any Subsidiaries other than the Subsidiary Guarantors and (iii) such Debt is not secured by any Lien on any property or assets of the Borrower or any Subsidiary.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Platform” has the meaning specified in Section 9.02.

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Equity” has the meaning specified in the Security Agreement.

“Post-Petition Interest” has the meaning specified in Section 8.06.

“Preferred Interests” means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person’s property or assets, whether by dividend or upon liquidation.

“Quadrangle” means Quadrangle Capital Partners LP and its related funds.

“Quarterly Additional Restricted Payments Amount” means, for any given Fiscal Quarter for which financial statements have been delivered to the Administrative Agent in accordance with the terms of this Agreement, an amount equal to (a) (i) if the Leverage Ratio as of the end of such Fiscal Quarter exceeds 2.75 to 1.00, 50% of the positive amount, if any, by which Excess Cash Flow for such Fiscal Quarter exceeds $10,000,000, or (ii) if the Leverage Ratio as of the end of such Fiscal Quarter is equal to or less than 2.75 to 1.00, 75% of the positive amount, if any, by which Excess Cash Flow for such Fiscal Quarter exceeds $10,000,000 plus (b) the amount of Retained Declined Proceeds for such Fiscal Quarter.

“Qualified ECP Guarantor” means, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Ratings Decline” means a decrease by either Moody’s or S&P of the corporate family rating or the corporate credit rating, respectively, of the Borrower to a credit rating level that is two or more levels below the applicable credit rating of the Borrower immediately prior to the public announcement of any of the events described in clause (b) of the definition of Change of Control.

“Real Property Documents” means the Mortgages and

(A) evidence that counterparts of such Mortgages have been either (x) duly recorded or (y) duly executed, acknowledged and delivered in form suitable for filing or recording, in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties, and that all filing and recording taxes and fees have been paid,

(B) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (the “Mortgage Policies”) in form and substance, with endorsements and in amounts reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics’ and materialmen’s Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable,

(C) survey affidavits in the title insurer’s customary form, certifying that there have been no physical changes to the Mortgaged Properties since the date of the most recent surveys (copies of which have been delivered to the Administrative Agent), and sufficient to permit the title insurer to delete any general or pre-printed survey exceptions from the Mortgage Policies,

(D) evidence of the insurance required by the terms of the Mortgages,

(E) flood certifications with respect to all Mortgaged Properties and evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance in all material respects with any applicable regulations of the Board of Governors, in form and substance reasonably satisfactory to Administrative Agent, and

(F) such other consents, agreements and confirmations of lessors and third parties as the Administrative Agent may deem necessary or desirable and evidence that all other actions that the Administrative Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

“Redeemable” means, with respect to any Equity Interest, any such Equity Interest that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

“Refinanced Term Loans” has the meaning specified in Section 9.01.

“Register” has the meaning specified in Section 9.07(e).

“Representative” means, with respect to any series of Permitted Pari Passu Refinancing Debt or Permitted Second Lien Refinancing Debt, the trustee, security agent or similar agent under the indenture or other agreement pursuant to which such Debt is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Rejection Notice” has the meaning specified in Section 2.06(b)(v).

“Related Business” means any business related to, or complementary to, the ownership, development, operation or acquisition of communications systems or the provision of communication services, including, without limitation, voice, video and data services, in each case as determined by the board of directors (or the equivalent body) of the Borrower and/or any of its Subsidiaries.

“Replacement Term Loans” has the meaning specified in Section 9.01 and includes any Extensions in respect thereof.

“Repricing Fee” has the meaning specified in Section 2.18.

“Required Covenant Lenders” means, at any time, Lenders owed or holding at least a majority in interest of the aggregate principal amount of the Term A Advances and, if Section 5.04 is then applicable to the New Revolving Facility, the New Revolving Commitments, in each case, outstanding at such time.

“Required Lenders” means, at any time, Lenders owed or holding at least a majority in interest of the aggregate principal amount of the Advances outstanding at such time.

“Responsible Officer” means the chief executive officer, president, chief financial officer or treasurer of a Loan Party. With respect to any document delivered hereunder that is signed by a Responsible Officer of a Loan Party, the Lenders and the Agents shall be entitled to conclusively presume that such document has been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Effective Date” means the date that all conditions precedent set forth in (x) Section 3.01 of the Amended and Restated Credit Agreement were satisfied or waived in accordance with the terms thereof and (y) the Sixth Amendment were satisfied or waived in accordance with the terms thereof, which date was November 9, 2012.

“Restatement Effective Date Mortgaged Property” has the meaning specified in Section 4.01(t).

“Restricted Payments” has the meaning specified in Section 5.02(g).

“Restructuring Charges” shall mean all charges and expenses caused by or attributable to any restructuring, severance, relocation, consolidation and closing, integration, business optimization or transition, signing, retention or completion bonuses, or curtailments or modifications to pension and post-retirement employee benefit plans.

“Retained Declined Proceeds” has the meaning specified in Section 2.06(b)(v).

“RUS” means the United States of America, acting through the Administrator of the Rural Utilities Service.

“Second Amendment and Restatement Agreement” means the Second Amendment and Restatement Agreement, dated as of January 31, 2014, among the Borrower, the Administrative Agent, the Subsidiary Guarantors and the lenders party thereto.

“Second Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit K hereto.

“Second Restatement Effective Date” means the date on which all conditions precedent set forth in Section 6 of the Second Amendment and Restatement Agreement have been satisfied or waived in in accordance with the terms thereof.

“Secured Debt for Borrowed Money” of any Person means, at any date of determination, the Debt for Borrowed Money of such Person which is secured by a Lien on any assets of such Person.

“Secured Hedge Agreement” means any Hedge Agreement required or permitted under Article V that is entered into by and between the Borrower and any Hedge Bank.

“Secured Leverage Ratio” means, at any date of determination, the ratio of Consolidated Secured Debt for Borrowed Money of the Borrower and its Subsidiaries at such date to Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently completed Measurement Period.

“Secured Obligations” has the meaning specified in Section 2 of the Security Agreement.

“Secured Parties” means the Agents, the Lenders, the Hedge Banks, and the Cash Management Counterparties.

“Security Agreement” means the Amended and Restated Security Agreement dated as of August 7, 2009, as amended and restated as of November 9, 2012, among the Borrower, the Grantors party thereto and the Collateral Agent.

“Series” has the meaning specified in Section 2.17.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, regardless of whether such plan is subject to Title IV of ERISA that (a) is maintained for employees or former employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates, (b) was so maintained within the immediately preceding six years, or (c) in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been within the immediately preceding six years or were to be terminated.

“Sixth Amendment” means that certain Amendment No. 6 dated as of November 9, 2012 among the Borrower, the Subsidiary Guarantors, the Administrative Agent and the lenders party thereto.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person (other than any intercompany Debt existing on such date), (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts (other than any intercompany Debt existing on such date) as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. In determining the Solvency of any Loan Party, (i) the contribution rights that such Loan Party will have against the other Loan Parties and the subrogation rights that each Guarantor will have against the Borrower and (ii) the ability of each Guarantor to receive financing on customary terms from the Borrower or other third party lenders (without taking into account any restrictions contained hereunder) after the Restatement Effective Date, shall be taken into account.

“S&P” means Standard & Poor’s Financial Services LLC, a division of The McGraw-Hill Companies, Inc.

“SPC” has the meaning specified in Section 9.07.

“Spectrum” means any license granted by the FCC or other Governmental Authority that grants the licensee the exclusive right to operate within an assigned radio frequency, regardless of the use for which such frequency is allocated.

“Subordinated Obligations” has the meaning specified in Section 8.06.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries. Unless otherwise specified, any reference to “Subsidiary” herein shall be a reference to a Subsidiary of the Borrower.

“Subsidiary Guarantors” means each of the Subsidiaries of the Borrower as of the Restatement Effective Date (other than any Excluded Subsidiary), as listed on Schedule II hereto, and each other Subsidiary of the Borrower that is required to execute and deliver a guaranty pursuant to Section 5.01(j).

“Supplemental Collateral Agent” has the meaning specified in Section 7.01(c).

“Surviving Debt” means all Existing Debt of each Loan Party and its Subsidiaries outstanding immediately before and to remain in place after the Restatement Effective Date.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Syndication Agent” has the meaning specified in the preamble hereto.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Advance” means each “Term A Advance” under (and as defined in) the Amended and Restated Credit Agreement immediately before the effectiveness of the amendment and restatement of the Amended and Restated Credit Agreement in the form hereof (other than the Converted Term A Advances). The aggregate principal amount of the Term A Advances (after giving effect to the conversion of the Converted Term A Advances into Term B Advances) on the Second Restatement Effective Date is $0.

“Term A Borrowing” means a borrowing consisting of simultaneous Term A Advances of the same Type made by the Term A Lenders.

“Term A Commitment” means, with respect to each Lender, the aggregate principal amount of Term A Advances allocated to such Lender and set forth on Schedule A to the Sixth Amendment or Schedule I to the “Master Assignment” referred to therein on the Restatement Effective Date. As of the Restatement Effective Date, the aggregate Term A Commitments of all Lenders was $150,000,000. As of the Second Restatement Effective Date, the aggregate Term A Commitments of all Lenders is $0.

“Term A Facility” means, at any time, the aggregate amount of the Term A Lenders’ Term A Advances at such time.

“Term A Lender” means each Lender with a Term A Advance.

“Term A Note” means a promissory note of the Borrower payable to any Term A Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term A Advance made by such Lender, as amended.

“Term B Advance” means (a) each “Term B Advance” under (and as defined in) the Amended and Restated Credit Agreement immediately before the effectiveness of the amendment and restatement of the Amended and Restated Credit Agreement in the form hereof and (b) each “Term A Advance” under (and as defined in) the Amended and Restated Credit Agreement immediately before the effectiveness of the amendment and restatement of the Amended and Restated Credit Agreement in the form hereof which is converted into a “Term B Advance” pursuant to the Second Amendment and Restatement Agreement on the Second Restatement Effective Date (each, a “Converted Term A Advance”). As of the Second Restatement Effective Date, the aggregate principal amount of (x) the Converted Term A Advances is $148,150,000, (y) the Additional Term B Advances is $40,000,000 and (z) the Term B Advances (after giving effect to the conversion of the Converted Term A Advances into Term B Advances and the extension of the Additional Term B Advances hereunder on the Second Restatement Effective Date) is $533,750,000.

“Term B Borrowing” means a borrowing consisting of simultaneous Term B Advances of the same Type made by the Term B Lenders.

“Term B Commitment” means, (a) with respect to each Lender, the aggregate principal amount of Term B Advances allocated to such Lender as determined by the Lead Arranger and set forth on Schedule A to the Sixth Amendment or Schedule I to the “Master Assignment” referred to therein on the Restatement Effective Date (which, as of the Restatement Effective Date, were $350,000,000 for all such Lenders in the aggregate) and (b) as of the Second Restatement Effective Date, with respect to each Lender providing a commitment to advance Additional Term B Advances on the Second Restatement Effective Date pursuant to the Second Amendment and Restatement Agreement, the aggregate principal amount of “Commitments for Additional Term B Advances” allocated to such Lender as determined by the Lead Arranger and set forth on Schedule A to the Second Amendment and Restatement Agreement opposite such Lender’s (which, as of the Second Restatement Effective Date, are $40,000,000 for all such Lenders in aggregate).

“Term B Facility” means, at any time, the aggregate amount of the Term B Lenders’ Term B Advances at such time.

“Term B Lender” means each Lender with a Term B Advance.

“Term B Note” means a promissory note of the Borrower payable to any Term B Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term B Advance made by such Lender, as amended.

“Term Loan” means a Term A Advance, a Term B Advance, an Additional Term B Advance, a Converted Term A Advance, a New Term Loan Advance of any Series of New Term Loans, a Replacement Term Loan or an Extended Term Loan.

“Termination Date” means the earlier of (a) the date of termination in whole of the Term A Commitments, the Term B Commitments and the New Term Commitments of each Series, if any, pursuant to Section 6.01 and (b) (i) for purposes of any Series of New Term Loans, the date specified in the applicable Joinder Agreement, (ii) for purposes of any Extended Term Loans, the date specified in the applicable Extension Amendment in respect thereof, (iii) for purposes of the Term A Facility, August 7, 2015 and (iv) for purposes of the Term B Facility and for all other purposes, November 9, 2019.

“Type” refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

“U.S. Tax Compliance Certificate” means a certificate substantially in the form of Exhibit M.

“Virginia PCS Payments” means dividends or distributions to the holders of the Equity Interests of Virginia PCS Alliance, L.C. that are not Loan Parties.

“Voidable Transfer” has the meaning specified in Section 8.07.

“Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Debt.

“Wireless RUS Grant and Security Agreement” means the Broadband Initiatives Program Grant and Security Agreement, dated as of August 24, 2010, between West Virginia PCS Alliance, L.C. and NTELOS Licenses Inc., on the one hand, and RUS, on the other hand, as such agreement shall be amended, waived or otherwise modified to the extent permitted by Section 5.02(n) of this Agreement.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

“Yield Differential” has the meaning specified in Section 2.17.

SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03. Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 4.01(g), except as otherwise specifically prescribed herein; provided that obligations relating to a lease that were (or would be) accounted for by a Person as an operating lease under GAAP as in effect on the Restatement Effective Date shall be accounted for as obligations relating to an operating lease and not as a capitalized lease.

(a) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

SECTION 1.04. Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, VII and IX) or any of the other Loan Documents to be in U.S. dollars shall also include the equivalent of such amount in any currency other than U.S. dollars, such equivalent amount to be determined at the rate of exchange quoted by the Administrative Agent in New York, New York at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in U.S. dollars with such other currency.

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01. The Advances. (a) The parties hereto acknowledge that on the Restatement Effective Date, (i) each “Term A Lender” under (and as defined in) the Amended and Restated Credit Agreement as of the Restatement Effective Date extended credit to the Borrower in the form of term loans in an aggregate principal amount not exceeding its Term A Commitment on the Restatement Effective Date pursuant to the terms and conditions set forth in the Amended and Restated Credit Agreement and (ii) each “Term B Lender” under (and as defined in) the Amended and Restated Credit Agreement as of the Restatement Effective Date extended credit to the Borrower in the form of term loans in an aggregate principal amount not exceeding its Term B Commitment on the Restatement Effective Date pursuant to the terms and conditions set forth in the Amended and Restated Credit Agreement. The parties hereto further acknowledge that on the Second Restatement Effective Date, the Converted Term A Advances ceased to constitute Term A Advances and became Term B Advances for all purposes of this Agreement.

(a) Subject to the terms and conditions set forth herein and in the Second Amendment and Restatement Agreement, each Lender with a Term B Commitment as of the Second Restatement Effective Date has severally agreed to extend Additional Term B Advances to the Borrower on the Second Restatement Effective Date in an amount equal to such Lender’s Term B Commitment.

(b) The Administrative Agent may, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that, upon the effectiveness of the conversion of the Converted Term A Advances pursuant to the Second Amendment and Restatement Agreement and the borrowing of the Additional Term B Advances pursuant to this Agreement and the Second Amendment and Restatement Agreement, all such Converted Term A Advances and Additional Term B Advances, as applicable, are added, on a pro rata basis, to each Borrowing of outstanding “Term B Advances” under (and as defined in) the Amended and Restated Credit Agreement upon the effectiveness of the amendment and restatement of the Amended and Restated Credit Agreement in the form hereof.

(c) Amounts paid or prepaid in respect of Advances may not be reborrowed.

SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third (or, in the case of the Borrowing of the Additional Term B Advances on the Closing Date, second) Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex, telecopier or other electronic transmission. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by telephone, confirmed immediately in writing, or telex, telecopier or other electronic transmission at 12012443629@tls.ldsprod.com, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each such telephonic Notice of Borrowing shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile, or electronic transmission of a “pdf” or similar copy to the Administrative Agent of an executed written Notice of Borrowing. Each Appropriate Lender shall, before 2:00 P.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower’s Account.

(a) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $1,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or 2.10 and (ii) the Term A Advances and the Term B Advances that are Eurodollar Rate Advances may not be outstanding as part of more than ten separate Borrowings.

(b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(c) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Advance as part of such Borrowing for all purposes.

(d) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

SECTION 2.03. [Reserved].

SECTION 2.04. Repayment of Advances.

(a) The Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders the aggregate outstanding principal amount of the Term A Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

Date	Amount
March 31, 2014	$0
June 30, 2014	$0
September 30, 2014	$0
December 31, 2014	$0
March 31, 2015	$0
June 30, 2015	$0
Termination Date	$0

(b) The Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate outstanding principal amount of the Term B Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

Date	Amount
March 31, 2014	$1,351,265.82
June 30, 2014	$1,351,265.82
September 30, 2014	$1,351,265.82
December 31, 2014	$1,351,265.82
March 31, 2015	$1,351,265.82
June 30, 2015	$1,351,265.82
September 30, 2015	$1,351,265.82
December 31, 2015	$1,351,265.82
March 31, 2016	$1,351,265.82
June 30, 2016	$1,351,265.82
September 30, 2016	$1,351,265.82
December 31, 2016	$1,351,265.82
March 31, 2017	$1,351,265.82
June 30, 2017	$1,351,265.82
September 30, 2017	$1,351,265.82
December 31, 2017	$1,351,265.82
March 31, 2018	$1,351,265.82
June 30, 2018	$1,351,265.82
September 30, 2018	$1,351,265.82
December 31, 2018	$1,351,265.82
March 31, 2019	$1,351,265.82
June 30, 2019	$1,351,265.82
September 30, 2019	$1,351,265.82
Termination Date	$502,670,886.08

provided, however, that in the case of each of clauses (a) and (b), the final principal installment of the applicable Facility shall be repaid on the Termination Date in respect of such Facility and in any event shall be in an amount equal to the aggregate principal amount of the Term A Advances or the Term B Advances, as applicable, outstanding on such date. In the event any New Term Loans are made, unless otherwise specified in the applicable Joinder Agreement, such New Term Loan Advances shall be repaid on each installment date occurring on or after the applicable Increased Amount Date in an amount equal to (i) the aggregate principal amount of New Term Loan Advances of the applicable Series of New Term Loans, times (ii) the ratio (expressed as a percentage) of (y) the amount of all Term A Advances and Term B Advances being repaid on such Installment Date and (z) the total aggregate principal amount of all Term A Advances and Term B Advances outstanding on such Increased Amount Date.

SECTION 2.05. [Reserved].

SECTION 2.06. Prepayments. (a) Optional. The Borrower may, upon at least one Business Day’s notice in the case of Base Rate Advances and three Business Days’ notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay, without premium or penalty (other than the Repricing Fee, if applicable), the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided that the Borrower may prepay in whole or in part, but ratably within the same class, the Term Loans of any class with a maturity date earlier or later than the Term Loans of any other class without prepaying the Term Loans of such earlier or later maturing class of Term Loans; provided further that (x) each partial prepayment shall be in an aggregate principal amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c). Each such prepayment of any Advance pursuant to this Section 2.06(a) shall be applied as directed by the Borrower.

(a) Mandatory. (i) The Borrower shall, (i) if it has delivered the notice specified by the first sentence of Section 2.06(b)(v) as set forth therein, on or before the second Business Day following the delivery of notice by the Administrative Agent to the Lenders pursuant to the third sentence of such Section and (ii) if it has not delivered the notice specified by the first sentence of Section 2.06(b)(v) as set forth therein, on or before the second Business Day following the 90th day following the end of each Fiscal Year, commencing with the Fiscal Year ending December 31, 2013, prepay in accordance with Section 2.06(b)(iii), an aggregate principal amount of the Advances in an amount equal to (A) if the Leverage Ratio as of the end of such Fiscal Year shall be greater than 4.50 to 1.00, 50% of Excess Cash Flow for such Fiscal Year or (B) if the Leverage Ratio as of the end of such Fiscal Year shall be equal to or less than 4.50 to 1.00 but greater than 3.75 to 1.00, 25% of Excess Cash Flow for such Fiscal Year, in the case of each of clauses (A) and (B), less the principal amount of voluntary prepayments made by the Borrower in accordance with the terms of Section 2.06(a) on the Advances under the Term A Facility, the Term B Facility and/or any Series of New Term Loans during such Fiscal Year and (C) if the Leverage Ratio as of the end of such Fiscal Year shall be equal to or less than 3.75 to 1.00, 0% of Excess Cash Flow for such Fiscal Year.

(ii) The Borrower shall:

(A) (i) if it has delivered the notice specified by the first sentence of Section 2.06(b)(v) as set forth therein, on the second Business Day following the delivery of notice by the Administrative Agent to the Lenders pursuant to the third sentence of such Section and (ii) if it has not delivered the notice specified by the first sentence of Section 2.06(b)(v) as set forth therein, on the date that is five Business Days after the receipt by the Borrower or any of its Subsidiaries of any Net Cash Proceeds described in clause (a) or (d) of the definition of “Net Cash Proceeds”, prepay an aggregate principal amount of the Advances in an amount equal to the amount of such Net Cash Proceeds in accordance with Section 2.06(b)(iii);

(B) on the date of receipt by the Borrower or any of its Subsidiaries of any Net Cash Proceeds described in clause (b) of the definition of “Net Cash Proceeds”, prepay an aggregate principal amount of the Advances in an amount equal to the amount of such Net Cash Proceeds in accordance with Section 2.06(b)(iii);

(C) (i) if it has delivered the notice specified by the first sentence of Section 2.06(b)(v) as set forth therein, on or before the second Business Day following the delivery of notice by the Administrative Agent to the Lenders pursuant to the third sentence of such Section and (ii) if it has not delivered the notice specified by the first sentence of Section 2.06(b)(v) as set forth therein, on or before the second Business Day following the date of receipt of any Net Cash Proceeds by the Borrower or any of its Subsidiaries described in clause (c) of the definition of “Net Cash Proceeds”, prepay an aggregate principal amount of the Advances in an amount equal to the amount of such Net Cash Proceeds in accordance with Section 2.06(b)(iii);

provided that in the case of each of clauses (A), (B) and (C) above, if any Net Cash Proceeds are received by a direct or indirect non-wholly owned Subsidiary of the Borrower, the amount of any such Net Cash Proceeds required to be prepaid pursuant to clause (A), (B) or (C), as applicable, shall be equal to the amount of such Net Cash Proceeds multiplied by the Borrower’s percentage ownership of the outstanding Equity Interests of the non-wholly owned Subsidiary receiving such Net Cash Proceeds.

(iii) Each such prepayment pursuant to Section 2.06(b)(i) or (ii), shall be applied first to the next eight scheduled amortization installments of the Term Loans and ratably among the different classes of Term Loans and thereafter ratably to the remaining scheduled amortization installments of the Term Loans and ratably among the different classes of Term Loans.

(iv) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any amounts owing pursuant to Section 9.04(c). If any payment of Eurodollar Rate Advances otherwise required to be made under this Section 2.06(b) would be made on a day other than the last day of the applicable Interest Period therefor, the Borrower may direct the Administrative Agent to (and if so directed, the Administrative Agent shall) deposit such payment in the Collateral Account until the last day of the applicable Interest Period at which time the Administrative Agent shall apply the amount of such payment to the prepayment of such Advances; provided, however, that such Advances shall continue to bear interest as set forth in Section 2.07 until the last day of the applicable Interest Period therefor.

(v) The Borrower shall notify the Administrative Agent of the amount of any payment to be made pursuant to (x) Section 2.06(b)(i) not later than the 90th day following the end of each Fiscal Year and (y) Section 2.06(b)(ii)(A) and (C) not later than the Business Day following the date of receipt by the Borrower or any of its Subsidiaries of any of the proceeds referred to in such Sections. If the Borrower fails to deliver any such notice as provided in the previous sentence, the following provisions of this Section 2.06(b)(v) shall not apply. If the Borrower does deliver any such notice as so provided, the Administrative Agent shall promptly provide such notice to the Lenders. Each Lender may reject all or a portion of its pro rata share of any mandatory prepayment other than a mandatory prepayment pursuant to Section 2.06(b)(ii)(B) (such declined amounts, the “Declined Proceeds” and such rejecting Lenders, the “Declining Lenders”) of Term Loans required to be made pursuant to Section 2.06(b)(i) or (ii) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. (New York time) one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds remaining thereafter shall be retained by the Borrower (“Retained Declined Proceeds”).

SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

(ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

(b) Default Interest. If all or a portion of any interest payable on any Advance or any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Term B Facility plus 2%), until such non-paid amount is paid in full (after as well as before judgment).

(c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of “Interest

Period”, the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

SECTION 2.08. Fees. The Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed in writing between the Borrower and such Agent, whether pursuant to the Agent Fee Letter or otherwise.

SECTION 2.09. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

(b) Mandatory. (i) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

(ii) Upon the occurrence and during the continuance of any Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

SECTION 2.10. Increased Costs, Etc.; Replacement of Lenders. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), (A) there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Indemnified Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income (or any portion of overall net income or overall gross income taxable in or by the relevant jurisdiction) by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), (B) there shall be imposed or held applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Advances that are reflected in the definition of Eurodollar Rate); or (C) there shall be imposed any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market, then, in any such case, the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that the Borrower shall not be responsible for costs under this Section 2.10(a) arising more than 180 days prior to receipt by the Borrower of the demand from the affected Lender pursuant to this Section 2.10(a) (except that, if the change in law or regulation giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof); provided further that a Lender claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error. For the avoidance of doubt, all requests, rules, guidelines or directives concerning liquidity and capital adequacy under or in connection with the implementation of (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority), regardless of the date adopted, issued, promulgated or implemented, shall be deemed a change in law or regulation for purposes of this Agreement.

(a) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any company controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender’s commitment to lend hereunder and other commitments of such type (or similar contingent obligations), then, upon demand by such Lender or such company (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender’s commitment to lend hereunder; provided further that the Borrower shall not be responsible for costs under this Section 2.10(b) arising more than 180 days prior to receipt by the Borrower of the demand from the affected Lender pursuant to this Section 2.10(b) (except that, if any change in law or regulation giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof). A certificate as to such amounts submitted to the Borrower by such Lender shall be conclusive and binding for all purposes, absent manifest error.

(b) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed more than 50% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

(c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

(d) In the event that any Lender demands payment of costs or additional amounts pursuant to Section 2.10 or Section 2.12 or asserts, pursuant to Section 2.10(d), that it is unlawful for such Lender to make Eurodollar Rate Advances or becomes a Defaulting Lender then (subject to such Lender’s right to rescind such demand or assertion within 10 days after the notice from the Borrower referred to below) the Borrower may, upon 20 days’ prior written notice to such Lender and the Administrative Agent, at its sole cost and expense, elect to cause such Lender to assign its Advances and Commitments in full to one or more Persons selected by the Borrower so long as (a) each such Person satisfies the criteria of an Eligible Assignee and is reasonably satisfactory to the Administrative Agent, (b) such Lender receives payment in full in cash of the outstanding principal amount of all Advances made by it and all accrued and unpaid interest thereon and all other amounts due and payable to such Lender as of the date of such assignment (including, without limitation, amounts owing pursuant to Sections 2.10, 2.12, 2.15 and 9.04) and (c) each such Lender assignee agrees to accept such assignment and to assume all obligations of such Lender hereunder in accordance with Section 9.07.

SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the other Loan Documents (other than under any Secured Hedge

Agreement or any agreement governing Cash Management Obligations), irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent’s Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the other Loan Documents to more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lenders and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(e), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the other Loan Documents in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(a) The Borrower hereby authorizes each Lender and each of its Affiliates, if and to the extent payment owed to such Lender is not made when due hereunder or under the other Loan Documents, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower’s accounts with such Lender or such Affiliate any amount so due.

(b) All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days (or, in the case of any Base Rate Loan with interest determined based on clause (a) of the definition of “Base Rate”, 365/366 days), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c) Whenever any payment hereunder or under the other Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

(e) Whenever any payment (including, without limitation, any Collateral or proceeds thereof) received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agents and the Lenders (and, as applicable, the Hedge Banks and the Cash Management Counterparties) under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Agents and the Lenders (and, as applicable, the Hedge Banks and the Cash Management Counterparties) in the following order of priority:

(i) first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Agents (solely in their respective capacities as Agents) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Agents on such date;

(ii) second, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lenders under Sections 9.04 hereof, Section 22 of the Security Agreement and any similar section of any of the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;

(iii) third, to the payment of all of the amounts that are due and payable to the Administrative Agent and the Lenders under Sections 2.10 and 2.12 hereof on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lenders on such date;

(iv) fourth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrower under or in respect of the Loan Documents that is due and payable to the Administrative Agent and the Lenders under Section 2.07(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lenders on such date;

(v) fifth, ratably to (A) the payment of all of the accrued and unpaid interest on the Advances that is due and payable to the Administrative Agent and the Lenders under Section 2.07(a) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lenders on such date, (B) the payment of all amounts, other than Hedge Termination Payments, that are due and payable to the Hedge Banks under the Secured Hedge Agreements on such date, ratably based upon the respective aggregate amounts of such amounts owing to the Hedge Banks on such date, and (C) the payment of all amounts that are due and payable to the Cash Management Counterparties in respect of Cash Management Obligations on such date, ratably based upon the respective aggregate amounts of such amounts owing to the applicable Lenders or Agents (or Affiliates thereof) on such date;

(vi) sixth, ratably to (A) the payment of the principal amount of all of the outstanding Advances that is due and payable to the Administrative Agent and the Lenders on such date, ratably based upon the respective aggregate amounts of all such principal owing to the Administrative Agent and the Lenders on such date, and (B) the payment of all Hedge Termination Payments payable under Secured Hedge Agreements on such date, ratably based upon the respective aggregate amounts of all such amounts owing to the Hedge Banks on such date; and

(vii) seventh, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date.

If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, unless an Event of Default shall have occurred and be continuing, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s pro rata share of the aggregate principal amount of all Advances outstanding at such time, in repayment or prepayment of such of the outstanding Advances or other Obligations then owing to such Lender, and, in the case of the Term A Facility or the Term B Facility, for application to such principal repayment installments thereof, as the Administrative Agent shall direct.

SECTION 2.12. Taxes. (a) Any and all payments by or on behalf of any Loan Party to or for the account of any Lender or any Agent hereunder or under the Notes or any other Loan Document shall be made, in accordance with Section 2.11 or the applicable provisions of such Loan Document, if any, free and clear of and without deduction for any and all present or future Indemnified Taxes. If any Indemnified Taxes shall be required by law to be deducted from or in respect of such payment, then the sum payable by the applicable Loan Party shall be increased as may be necessary so that after all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made. If any Loan Party shall be required by law to deduct any Taxes (including Indemnified Taxes) from or in respect of any sum payable hereunder or under any Note or any other Loan Document to any Lender or any Agent, then such Loan Party shall make all such deductions and timely pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(a) Without limiting the provisions of subsection (a) above, each Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(b) The Loan Parties shall indemnify each Lender and each Agent for and hold them harmless against the full amount of Indemnified Taxes, and for the full amount of Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses, but excluding any amount resulting from the gross negligence or willful misconduct of such Lender or such Agent) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or such Agent (as the case may be) makes written demand therefor. A certificate as to the amount claimed delivered to a Loan Party by a Lender or an Agent shall be conclusive absent manifest error of the Lender or the Agent. Each Agent and each Lender claiming indemnification pursuant to this Section 2.12(c) shall make written demand therefor no later than 180 days after the later of the date on which such Agent or Lender makes payment to the relevant Governmental Authority or files a final tax return in respect thereof; provided, however, that the failure to make such demand within such time period shall not compromise the right of any Agent or Lender to be indemnified pursuant to this Agreement, except to the extent any Loan Party is materially prejudiced thereby. If a Loan Party determines in good faith that a reasonable basis exists for contesting Taxes for which indemnity has been demanded hereunder, the relevant Lender or Agent shall cooperate (at the Borrower’s expense) with the Loan Party in challenging such Taxes if so requested by the Borrower if (i) the relevant Lender or Agent agrees that a reasonable basis exists for contesting such Taxes and (ii) such a challenge could not, in the reasonable judgment of the relevant Lender or Agent, adversely affect such Lender or Agent.

(c) Within 30 days after the date of any payment of Taxes (including Indemnified Taxes) or Other Taxes, the appropriate Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt has been issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

(d) Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall, to the extent it is lawfully able to do so, on or prior to the date of its execution and delivery of this Agreement or on the date of the Assignment and Acceptance or Joinder Agreement pursuant to which it becomes a Lender, as applicable, and from time to time thereafter as reasonably requested in writing by the Administrative Agent or Borrower (but only so long thereafter as such Lender remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with either (i) two properly completed, original Internal Revenue Service Forms W-8ECI, W-8EXP, W-8BEN (claiming treaty benefits) or W-8IMY (together with the necessary attachments contemplated in the relevant forms) (or any successor or other form prescribed by the Internal Revenue Service), certifying that such Lender is exempt from or entitled to a reduced rate of United States federal withholding tax on payments pursuant to this Agreement or under the Notes or the other Loan Documents (by reason of such payments being effectively connected with the conduct of a United States trade or business by such Lender, or by reason of such Lender being eligible for the benefits of a United States income tax treaty with respect to such payments or otherwise), or (ii) in the case of a Lender that claims the benefits of the exemption for portfolio interest under Section 881(c) of the Code, a U.S. Tax Compliance Certificate certifying that it is not (i) a “bank” as defined in Section 881(c)(3)(A) of the Code, (ii) a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower or (iii) a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code) and two properly completed, original Internal Revenue Service Forms W-8BEN (or any successor or other form prescribed by the Internal Revenue Service), certifying that such Lender is a foreign corporation, partnership, estate or trust, as appropriate. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Indemnified Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Indemnified Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance or Joinder Agreement pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Indemnified Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Indemnified Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form W-8BEN, W-8ECI, W-8EXP or W-8IMY or the related U.S. Tax Compliance Certificate described above, that the applicable Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Borrower and the Administrative Agent and shall not be obligated to include in such form or document such confidential information. Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall on or prior to the date of its execution and delivery of this Agreement or the date of the Assignment and Acceptance or Joinder Agreement pursuant to which it becomes a Lender, as applicable, and from time to time thereafter as reasonably requested in writing by the Borrower or the Administrative Agent (but only so long thereafter as such Lender remains lawfully able to do so), deliver to the Administrative Agent and the Borrower two properly completed original Internal Revenue Service Forms W-9 (or any successor or other form prescribed by the Internal Revenue Service). Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.12(e) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(e) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form, certificate or other document described in subsection (e) above (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Indemnified Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Indemnified Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Loan Parties shall take (solely at such Lender’s expense) such steps as such Lender shall reasonably request to assist such Lender to recover such Indemnified Taxes.

(f) Any Lender claiming additional amounts under this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to provide appropriate certificates or other documentation (except to the extent (i) such Lender considers any required information confidential or (ii) such certificates or documentation are materially more burdensome than Internal Revenue Service Form W-8BEN) and/or designate a different Applicable Lending Office, if the providing of such certificates or documentation or the making of such a designation would avoid the need for, or reduce the amount of, such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

(g) If any Lender or any Agent files a claim for refund and such Lender or such Agent determines in its sole discretion that such claim for refund is in respect of Indemnified Taxes as to which it has been indemnified by the Borrower or any other Loan Party, or with respect to which the Borrower or any other Loan Party has paid additional amounts, pursuant to this Section 2.12, such Lender or such Agent shall promptly notify the Borrower in writing of such refund claim. If a Lender or an Agent receives a refund from a Governmental Authority and determines in its sole discretion that such refund is in respect of any such Indemnified Taxes, such Lender or such Agent shall within 45 days from the date of such receipt pay over the amount of such refund to the Borrower (but only to the extent of indemnity payments or additional amounts paid by the Borrower or other Loan Party pursuant to this Section 2.12 with respect to such Indemnified Taxes), net of all out-of-pocket expenses of such Lender or such Agent (including any Indemnified Taxes imposed with respect to such refund) as determined by such Lender or such Agent in its sole discretion, and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower or such other Loan Party agrees to repay, within 45 days after the request of such Lender or such Agent, the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender or such Agent in the event such Lender or such Agent is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Lender or any Agent to make available any of its tax returns or any other information that it deems confidential.

(h) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.12(i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

SECTION 2.13. Sharing of Payments, Etc.. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender hereunder and under the Notes and the other Loan

Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the Notes and the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the Notes and the other Loan Documents at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under the Notes and the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes and the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes and the other Loan Documents at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered; provided further that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders. The Borrower agrees that any Lender so purchasing an interest or participating interest from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be. Notwithstanding anything to the contrary in this section, the provisions of this section shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances or Commitments to any assignee or participant in accordance with the terms of this Agreement.

SECTION 2.14. Use of Proceeds. The proceeds of New Term Loan Advances may be used for permitted acquisitions and other general corporate purposes (other than Restricted Payments or prepayments of any Debt that is subordinated to the Advances, unsecured or subject to any Lien that is junior to the Liens securing the Advances). The proceeds of the Additional Term B Advances shall be used by the Borrower for general corporate purposes, including Capital Expenditures.

SECTION 2.15. Defaulting Lenders. (a) In the event that, at any time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

(a) In the event that, at any time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lenders and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lenders and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lenders, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lenders and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lenders, in the following order of priority:

(i) first, to the Agents for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Agents; and

(ii) second, to any other Lenders for any Defaulted Amounts then owing to such other Lenders, ratably in accordance with such respective Defaulted Amounts then owing to such other Lenders.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

(b) In the event that, at any time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, any Agent or any other Lender shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with a bank (the “Escrow Bank”) selected by the Administrative Agent, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be the Escrow Bank’s standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

(i) first, to the Agents for any amounts then due and payable by such Defaulting Lender to them hereunder, in their capacities as such, ratably in accordance with such respective amounts then due and payable to the Agents;

(ii) second, to any other Lenders for any amount then due and payable by such Defaulting Lender to such other Lenders hereunder, ratably in accordance with such respective amounts then due and payable to such other Lenders; and

(iii) third, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender shall be distributed by the Administrative Agent to such Lender and applied by such

Lender to the Obligations owing to such Lender at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

(c) The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender may have against such Defaulting Lender with respect to any Defaulted Amount.

SECTION 2.16. Evidence of Debt. (a) Each Lender, for this purpose as agent for the Borrower, shall maintain in accordance with its usual practice an account or accounts evidencing the Debt of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender, with a copy to the Administrative Agent, a Term A Note, a Term B Note or a New Term Note, in substantially the form of Exhibit A-1, A-2 or A-3 hereto, respectively, or a comparable note in respect of Replacement Term Loans, payable to such Lender in a principal amount equal to the applicable Term Loans of such Lender. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

(a) The Register maintained by the Administrative Agent pursuant to Section 9.07(e) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance or Borrower Assignment and Acceptance and/or Joinder Agreement delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender’s share thereof.

(b) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement; provided, further, that in the event of a conflict between the Register and the accounts of any Lender, the Register shall control.

SECTION 2.17. Additional Loans. The Borrower may, by written notice to the Administrative Agent, elect to request the establishment of one or more new term loan commitments (the “New Term Commitments”) and/or a revolving credit facility (the “New Revolving Facility” and the commitments of lenders thereunder, the “New Revolving Commitments”), in an amount not in excess of, collectively, $125,000,000 in the aggregate and not less than $25,000,000 individually (or such lesser amount which shall be approved by the Administrative Agent), and integral multiples of $1,000,000 in excess thereof; provided that the New Revolving Commitments shall not exceed $35,000,000 in the aggregate. Each such notice shall specify (A) the date (each an “Increased Amount Date”) on which the Borrower proposes that the New Term Commitments and/or New Revolving Commitments, as applicable, shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent and (B) the identity of each Lender or other Person that is an Eligible Assignee (each, a “New Term Lender” or “New Revolving Lender”, as applicable) to whom the Borrower proposes any portion of such New Term Commitments and/or New Revolving Commitments, as applicable, be allocated and the amounts of such allocations; provided that the Administrative Agent may elect or decline to arrange such New Term Commitments and/or New Revolving Commitments, as applicable, in its sole discretion and any Lender approached to provide all or a portion of the New Term Commitments and/or New Revolving Commitments, as applicable, may elect or decline, in its sole discretion, to provide a New Term Commitment and/or a New Revolving Commitment, as applicable. Such New Term Commitments and/or New Revolving Commitments, as applicable, shall become effective as of such Increased Amount Date; provided that, (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Term Commitments or New Revolving Commitments, as applicable; (2) both before and after giving effect to the making of any New Term Loans or establishment of New Revolving Commitments, each of the conditions set forth in Section 3.02 shall be satisfied; (3) the pro forma Leverage Ratio shall not exceed 4.50 to 1.00, calculated by taking into account (x) EBITDA for the four Fiscal Quarter period most recently then ended for which financial statements have been delivered pursuant to Section 5.03(b)(iii) or (c)(ii) and giving pro forma effect to any acquisition consummated with the proceeds of any New Term Commitments and/or New Revolving Commitments established on the Increased Amount Date as though such acquisition had been consummated as of the first day of the fiscal period covered by such financial statements and (y) Consolidated Debt for Borrowed Money of the Borrower and its Subsidiaries as of the Increased Amount Date after giving effect to a Borrowing of the full amount of the New Term Commitments of the applicable Series on such date and the use of the proceeds thereof and assuming, in the case of New Revolving Commitments, that the entire aggregate amount of such New Revolving Facility had been funded on such date; (4) the New Term Commitments and/or New Revolving Commitments, as applicable, shall be effected pursuant to one or more Joinder Agreements dated as of the applicable Increased Amount Date and executed and delivered by the Borrower, each New Term Lender or New Revolving Lender, as applicable, and the Administrative Agent, each of which shall be recorded in the Register, or pursuant to an amendment and restatement of this Agreement and each New Term Lender or New Revolving Lender shall be subject to the requirements set forth in Section 2.12(e); and (5) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction. Any New Term Loans made on an Increased Amount Date may be designated a separate series (a “Series”) of New Term Loans for all purposes of this Agreement or, if such New Term Loans have the same terms as those of another existing class of loans hereunder, may become party of such other class of loans. Not more than four (4) Series of New Term Loans and one (1) New Revolving Facility may be established hereunder.

Subject to the satisfaction of the foregoing terms and conditions on any Increased Amount Date, (i) in respect of New Term Commitments, each New Term Lender shall make a Loan to the Borrower (a “New Term Loan”) in an amount equal to its New Term Commitment of such Series, (ii) in respect of New Term Commitments, each New Term Lender shall become a Lender hereunder with respect to the New Term Commitment of such Series and the New Term Loans of such Series made pursuant thereto and (iii) in respect of New Revolving Commitments, each New Revolving Lender shall become a Lender hereunder with respect to its New Revolving Commitment. The Administrative Agent shall notify Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and, in respect thereof, the proposed New Term Commitments and/or New Revolving Commitments, as applicable.

The terms and provisions of the New Term Loans shall be identical to the terms and provisions of the Term Loans, except as specifically set forth in the applicable Joinder Agreement. In any event (i) the weighted average life to maturity of all New Term Loans of any Series shall be no shorter than the weighted average life to maturity of the Term A Advances or the Term B Advances (whichever is longest), (ii) the applicable Termination Date of each Series shall be no earlier than the final maturity of the Term A Advances or the Term B Advances (whichever is the latest), (iii) the Applicable Margin applicable to the New Term Loans of each Series shall be determined by the Borrower and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement; provided that in the event that the “yield” applicable to any New Term Loans exceeds the “yield” of the Term B Advances by more than 50 basis points (the amount of such excess above 50 basis points being referred to as the “Yield Differential”), then the Applicable Margin for the Term B Advances shall be increased by the Yield Differential (it being understood that for purposes of this clause (iii) “yield” shall be reasonably determined by the Administrative Agent (w) to include the Applicable Margin, (x) to exclude customary arrangement, structuring or underwriting fees, (y) to include original issue discount and upfront fees paid to the Lenders thereunder (with original issue discount being equated to interest based on an assumed four-year life to maturity or, if shorter, the actual Weighted Average Life to Maturity), and (z) to include, if the New Term Loans include an interest rate floor greater than the applicable interest rate floor under the existing Term B Advances, such differential between interest rate floors equated to the applicable interest rate margin for purposes of determining whether an increase to the Applicable Margin under the existing Term B Advances shall be required, and in such case the interest rate floor (but not the Applicable Margin) applicable to the existing Term B Advances shall be increased to the extent of such differential between interest rate floors); provided further that the first proviso of this clause (iii) shall not apply in the case of New Term Loans that have a maturity date that is more than 18 months after the then latest Termination Date of any Term Loans hereunder.

This Agreement may be amended and restated (a) to provide for terms and conditions with respect to the New Revolving Facility that are different than those applicable to the Term Loans, including, without limitation, with respect to borrowing and prepayment conditions and mechanics and covenants and events of default that would apply only to the New Revolving Facility and not to any other Facility hereunder (which may include among other things financial maintenance covenants), (b) so as to modify Section 2.11(f), Section 9.01 and any other provision that might otherwise require the vote of the Required Lenders (or another group of Lenders or all of the Lenders) hereunder in order to include provisions applicable to the New Revolving Facility that are substantially consistent with the provisions of the Original Credit Agreement with respect to such matters and (c) to otherwise incorporate the terms applicable to the New Revolving Facility herein (such as the pricing, maturity, fees, any letter of credit subfacilities and any swingline subfacilities and other provisions applicable thereto).

Each Joinder Agreement or amendment and restatement of this Agreement contemplated by this Section 2.17 may, without the consent of any other Lenders (other than the New Term Lenders and/or New Revolving Lenders, as applicable), effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provision of this Section 2.17 (including the limitations set forth above and any amendments necessary to treat the applicable New Term Loans and/or New Term Commitments as part of the same class of loans as an existing class of loans hereunder or a different Series of loans, as applicable) and shall be agreed to by the Loan Parties, the Administrative Agent, the New Term Lenders or New Revolving Lenders, as applicable, and any issuing lender or swingline lender if their interests are affected thereby.

SECTION 2.18. Repricing Fee. If on or before the date that is six months after the Second Restatement Effective Date in respect of the Term B Advances, any (i) amendment, amendment and restatement or other modification of this Agreement is consummated or (ii) any voluntary prepayment or mandatory prepayment pursuant to Section 2.06(b)(ii)(B) of some or all of the Term B Advances with the proceeds of a substantially concurrent issuance or incurrence of new bank term loans, whether New Term Loans or otherwise (which voluntary prepayment shall be deemed to have occurred even if a portion of the Term B Advances are replaced, converted or re-evidenced with, into or by such new loans so long as some or all of the Term B Advances are so prepaid) is consummated, the effect of which, in the case of either clause (i) or clause (ii), is to decrease the Applicable Margin or any interest rate “floor” with respect to some or all of the Term B Advances (any such transaction or event described in (i) or (ii) above, a “Price Reduction”), then, simultaneously with the consummation of such Price Reduction, the Borrower shall pay to the Term B Lenders (which shall include any Non-Consenting Lender that is required to assign its Loan in connection with any such Price Reduction but which shall not include the assignee of any such Non-Consenting Lender) a fee (the “Repricing Fee”) in an amount equal to 1.00% of the aggregate principal amount of the Term B Advances so repriced or refinanced in such Price Reduction (such Repricing Fee to be allocated among the Term B Lenders pro rata in accordance with the aggregate amount of Term B Advances of each such Lender so repriced or refinanced); provided, that no such Repricing Fee shall be payable if such Price Reduction is undertaken in connection with a Change of Control.

SECTION 2.19. Extensions of Advances.

(a) The Borrower may from time to time, pursuant to the provisions of this Section 2.19, agree with one or more Lenders holding Term Loans sharing the same Termination Date in accordance with clause (b) of the definition thereof (each such class, an “Existing Class”) to extend the Termination Date applicable to such class and to provide for other terms consistent with this Section 2.19 (each such modification, an “Extension”) pursuant to one or more written offers (each an “Extension Offer”) made from time to time by the Borrower to all Lenders under any Existing Class that is proposed to be extended under this Section 2.19, in each case on the same terms to each such Lender. In connection with each Extension, the Borrower will provide notification to the Administrative Agent (for distribution to the Lenders of the applicable class), no later than 30 days prior to the maturity of the applicable class or classes to be extended of the requested new maturity date for the extended loans or commitments of such class (each an “Extended Maturity Date”) and the due date for Lender responses. In connection with any Extension, each Lender of the applicable class wishing to participate in such Extension shall, prior to such due date, provide the Administrative Agent with a written notice thereof in a form reasonably satisfactory to the Administrative Agent. Any Lender that does not respond to an Extension Offer by the applicable due date shall be deemed to have rejected such Extension. In connection with any Extension, the Borrower shall agree to such procedures, if any, as may be reasonably established by, or acceptable to, the Administrative Agent to accomplish the purposes of this Section 2.19.

(b) After giving effect to any Extension, the Term Loans so extended shall cease to be a part of the class that they were a part of immediately prior to the Extension and shall thereafter be a new class hereunder or, if they shall have the same terms as that of another class of loans hereunder, may be converted into such other class of loans existing hereunder; provided that at no time shall there be more than five different classes of Term Loans.

(c) The consummation and effectiveness of each Extension shall be subject to the following:

(i) no Default or Event of Default shall have occurred and be continuing at the time any Extension Offer is delivered to the Lenders or at the time of such Extension;

(ii) the Term Loans of any Lender extended pursuant to any Extension (as applicable, “Extended Term Loans”) shall have the same terms as the applicable Existing Term Loans, except: (A) the final maturity date of any Extended Term Loans giving effect to an Extension shall be later than the Termination Date of the applicable Existing Term Loans and the weighted average life to maturity of any Extended Term Loans giving effect to an Extension shall be no shorter than the weighted average life to maturity of the applicable Existing Term Loans; (B) the all-in pricing (including, without limitation, margins, fees and premiums) with respect to the Extended Term Loans giving effect to the Extension may be higher or lower than the all-in pricing (including, without limitation, margins, fees and premiums) for the Existing Term Loans; and (C) the other terms and conditions applicable to Extended Term Loans may be terms different than those with respect to the Existing Term Loans so long as such terms and conditions only apply after the Latest Maturity Date (determined without giving effect to such Extension) or, if such Extended Term Loans are being converted into another class of loans existing hereunder, such other terms and conditions are the same as those which apply to such other class of loans; provided further, each Extension Amendment may, without the consent of any Lender other than the applicable extending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and Borrower, to give effect to the provisions of this Section 2.19, including any amendments necessary to treat the applicable Term Loans and/or Commitments of the extending Lenders as a new class of loans and/or commitments hereunder or as part of the same class of loans as an existing class of loans hereunder; provided however, no Extension Amendment may provide for any Extended Term Loans to be secured by any assets of any Loan Party that do not also secure the Existing Term Loans;

(iii) all documentation in respect of such Extension shall be consistent with the foregoing, and all written communications by the Borrower generally directed to the applicable Lenders under the applicable class in connection therewith shall be in form and substance consistent with the foregoing and otherwise reasonably satisfactory to the Administrative Agent;

(iv) [Reserved]; and

(v) no Extension shall become effective unless, on the proposed effective date of such Extension, the conditions set forth in Section 3.02 shall be satisfied, and the Administrative Agent shall have received a certificate to that effect dated the applicable date of such Extension and executed by an authorized officer of the Borrower.

(d) For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.13 will not apply to Extensions of Term Loans pursuant to Extension Offers made pursuant to and in accordance with the provisions of this Section 2.19, including to any payment of interest or fees in respect of any Extended Term Loans that have been extended pursuant to an Extension at a rate or rates different from those paid or payable in respect of Term Loans of any other class, in each case as is set forth in the relevant Extension Offer.

(e) The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments (collectively, “Extension Amendments”) to this Agreement and the other Loan Documents as may be necessary in order to establish new classes of Term Loans created pursuant to an Extension, in each case on terms consistent with this Section 2.19. In connection with any Extension, (i) the appropriate Loan Parties shall (at their expense) amend or modify (and the Administrative Agent is hereby directed to amend or modify) any Mortgage (or any other Loan Document that the Administrative Agent or the Collateral Agent reasonably requests to be amended to reflect an Extension) that has a maturity date prior to the latest Extended Maturity Date to reflect that such maturity date hereunder has been extended to the then latest Extended Maturity Date (or such other modifications as may be advised by local counsel to the Administrative Agent) and make such filings and take such actions as may be reasonably requested by the Administrative Agent in connection therewith and (ii) the Borrower shall deliver board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection therewith and a legal opinion of counsel reasonably acceptable to the Administrative Agent.

(f) If, in connection with any proposed Extension Offer, the consent of any Lender of the applicable Existing Class is not obtained in connection with such Extension Offer (any such Lender whose consent is not obtained being referred to as a “Non-Extending Lender”), then the Borrower may, upon 5 Business Days’ prior written notice to such Non-Extending Lender and the Administrative Agent, at the Borrower’s sole cost and expense, elect to cause such Non-Extending Lender (and such Lender shall be obligated) to assign all or a portion of its Term Loans that were subject to such Extension Request to one or more Persons selected by the Borrower; provided that (a) each such potential assignee satisfies the criteria of an Eligible Assignee and is reasonably satisfactory to the Administrative Agent, (b) such Non-Extending

Lender receives payment in full at par and in cash of the outstanding principal amount of the Advances made by it that are selected by the Borrower to be assigned under this Section 2.19(f) and all accrued and unpaid interest thereon and all other amounts due and payable to such Non-Extending Lender with respect to such assigned Advances as of the date of such assignment (including, without limitation, amounts owing pursuant to Sections 2.10, 2.12, 2.15 and 9.04), (c) each such potential assignee agrees to accept such assignment and to assume all obligations of such Non-Extending Lender hereunder in accordance with Section 9.07 and on the terms set forth in such Extension Amendment (such that the assigned Term Loans shall thereafter be subject to the Extension that was not consented to by the Non-Extending Lender) and (d) if in connection with any proposed Extension Offer, there is more than one Non-Extending Lender, any purchases made pursuant to this Section 2.19(f) shall be on a pro rata basis among all Non-Extending Lenders; provided further that neither the Non-Extending Lender nor the Administrative Agent has any obligation to the Borrower to obtain a replacement Lender. In connection with any such replacement under this Section 2.19, if the Non-Extending Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation, (b) the date as of which all obligations of the Borrower owing to the Non-Extending Lender relating to the Advances so assigned shall be paid in full in cash by the assignee Lender to such Non-Extending Lender and (c) 5 Business Days after notice is given by the Borrower as set forth in the first sentence of this paragraph (f), then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Non-Extending Lender.

ARTICLE III

CONDITIONS OF EFFECTIVENESS AND LENDING

SECTION 3.01. Conditions Precedent to Second Restatement Effective Date. The amendment and restatement of the Amended and Restated Credit Agreement in the form hereof, the conversion of the Converted Term A Advances into Term B Advances and the obligation of each Lender to make its Additional Term B Advances (if any) shall be subject to the satisfaction or waiver of the following conditions precedent and any other conditions precedent set forth in Section 3.02 or in the Second Amendment and Restatement Agreement:

(a) The Administrative Agent shall have received on or before the Second Restatement Effective Date the following, each dated such day (unless otherwise specified), in form and substance reasonably satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender party hereto on the Second Restatement Effective Date:

(i) Counterparts of this Agreement, duly executed and delivered on behalf of each of (A) the Borrower, (B) the Guarantors, (C) the Administrative Agent and (D) each Lender party hereto on the Second Restatement Effective Date (or as to any of the foregoing parties, the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that any such foregoing party has executed a counterpart of this Agreement);

(ii) The Notes payable to the Lenders to the extent requested by the Lenders pursuant to the terms of Section 2.16;

(iii) A Notice of Borrowing relating to the Additional Term B Advances;

(iv) A Closing Certificate of each Loan Party, signed on behalf of such Loan Party by its President or a Vice President and its Secretary or an Assistant Secretary, dated the Second Restatement Effective Date (the statements made in which certificate shall be true on and as of the Second Restatement Effective Date), substantially in the form of Exhibit J hereto,

(A) with appropriate insertions and attachments including: (1) certified copies of the resolutions of the board of directors or similar governing body of such Loan Party approving the Second Amendment and Restatement Agreement and each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Second Amendment and Restatement Agreement and each Loan Document to which it is or is to be a party, and (2) a certificate of the Secretary of State of the jurisdiction of incorporation or formation, as applicable, of such Loan Party, dated reasonably near the Second Restatement Effective Date, certifying (x) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary’s office and (y) that such Loan Party is duly incorporated and in good standing or presently subsisting and in good standing under the laws of the State of the jurisdiction of its incorporation or formation, as applicable; and

(B) certifying as to: (1) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State’s certificate attached thereto, (2) a true, correct and complete copy of the bylaws or similar governing document of such Loan Party as in effect on the date on which the resolutions attached thereto were adopted and on the Second Restatement Effective Date, (3) the due incorporation or formation, as applicable, and good standing or valid existence of such Loan Party as a corporation, limited liability company, partnership or other organization, as the case may be, organized under the laws of the jurisdiction of its incorporation or formation, as applicable, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (4) the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder, (5) in the case of the Borrower, the truth of the representations and warranties contained in the Loan Documents as though made on and as of the Second Restatement

Effective Date and (6) in the case of the Borrower, the absence of any event occurring and continuing, or resulting from the Second Restatement Effective Date, that constitutes a Default;

(v) A Solvency Certificate in substantially the form of Exhibit H hereto from the chief financial officer of the Borrower, attesting to the solvency of the Borrower and its Subsidiaries, taken as a whole, before and after giving effect to the transactions to occur on the Second Restatement Effective Date, including the funding of the Additional Term B Advances and the application of the proceeds thereof; and

(vi) A favorable opinion of Troutman Sanders LLP, counsel for the Loan Parties, in substantially the form of Exhibit I hereto.

(b) There shall have occurred no Material Adverse Change since December 31, 2012.

(c) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any Governmental Authority that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to materially adversely affect the legality, validity or enforceability of any Loan Document.

(d) All Governmental Authorizations and third party consents and approvals necessary in connection with the Second Amendment and Restatement Agreement shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lenders) and shall remain in effect; and no law or regulation shall be applicable in the judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Second Amendment and Restatement Agreement or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

(e) The Borrower shall have paid or shall be paying concurrently with the Second Restatement Effective Date all accrued fees of the Agents, the Lead Arranger and the Lenders and all accrued expenses of the Agents (including the accrued fees and expenses of counsel to the Administrative Agent) pursuant to the Engagement Letter or otherwise which have been invoiced to Borrower one Business Day prior to the Second Restatement Effective Date.

SECTION 3.02. Additional Conditions Precedent. The (a) amendment and restatement of the Amended and Restated Credit Agreement in the form hereof and the conversion of the Converted Term A Advances into Term B Advances and (b) obligation of each Appropriate Lender to make an Advance (including the Additional Term B Advances) shall be subject to the further conditions precedent that on the date thereof the following statements shall be true (and execution and delivery by the Borrower of the Second Amendment and Restatement Agreement and the giving of the applicable Notice of Borrowing, as applicable, and the acceptance by the

Borrower of the proceeds of such Borrowing, if applicable, shall constitute a representation and warranty by the Borrower that both on the date of such execution and delivery or notice and on the date of such Borrowing, as applicable, such statements are true):

(i) the representations and warranties contained in each Loan Document are correct in all material respects on and as of such date, before and after giving effect to such effectiveness or Borrowing and to the application of the proceeds therefrom, as applicable, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case as of such specific date; and

(ii) no Default has occurred and is continuing, or would result from such effectiveness or Borrowing or from the application of the proceeds therefrom, as applicable.

SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to it upon its execution and delivery of the Second Amendment and Restatement Agreement and/or any Master Assignment.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) Due Organization; Corporate Power. Each Loan Party and each of its Subsidiaries (i) is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified and in good standing as a foreign corporation or company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably expected to have a Material Adverse Effect and (iii) has all requisite corporate, limited liability company or partnership (as applicable) power and authority (including, without limitation, all Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except for such Governmental Authorizations the failure of which to have or obtain would not be reasonably expected to have a Material Adverse Effect.

(b) Subsidiaries. Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party as of the Restatement Effective Date, showing (as to each such Subsidiary) the jurisdiction of its formation, the number of shares, membership interests or partnership interests (as applicable) of each class of its Equity Interests authorized, and the number outstanding, and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights, in each case as of the Restatement Effective Date. All of the outstanding Equity Interests (other than the Equity Interests in Virginia PCS Alliance, L.C., and NH Licenses LLC that are not owned by any Loan Party or any of its Subsidiaries) have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents and those of the type described in clauses (a) and (e) of the definition of Permitted Liens and Liens permitted by Section 5.02(a)(ix) and (xiv).

(c) No Conflict; Compliance with Law. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party are within such Loan Party’s corporate, limited liability company or limited partnership (as applicable) powers, have been duly authorized by all necessary corporate, limited liability company or limited partnership (as applicable) action, and do not (i) contravene such Loan Party’s charter, bylaws, limited liability company agreement, partnership agreement or other constituent documents, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties, the breach or violations, for purposes of this clause (iii) only, of which would reasonably be expected to have a Material Adverse Effect or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably expected to have a Material Adverse Effect.

(d) Authorization. No Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required as a condition to (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is or is to be a party, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection of the Liens created under the Collateral Documents (including the first priority nature thereof, subject to Liens permitted by Section 5.02(a)) other than the filing of UCC financing statements and filings with the United States Patent and Trademark Office or the United States Copyright Office or (iv) the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (A) FCC approvals that are required for a change in control of the Borrower or Subsidiaries holding Spectrum issued by the FCC or for the transfer of such Spectrum to another party and (B) the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto, all of which (for purposes of clause (B) only) have been duly obtained, taken, given or made and are in full force and effect.

(e) Enforceable Obligations. This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

(f) Litigation. There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or, to the knowledge of the Borrower, threatened before any Governmental Authority or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document.

(g) Financial Condition; No Change. (i) The Consolidated balance sheets of the Parent and its Subsidiaries as at December 31, 2012, and the related Consolidated statements of income and Consolidated statement of cash flows of the Parent and its Subsidiaries for the Fiscal Year then ended, accompanied by an unqualified opinion of KPMG LLP, independent public accountants, and the Consolidated balance sheets of the Parent and its Subsidiaries as at September 30, 2013, and the related Consolidated statements of income and Consolidated statement of cash flows of the Parent and its Subsidiaries for the nine months then ended, duly certified by the Chief Financial Officer of the Parent, copies of which have been furnished to each Lender, fairly present in all material respects, subject, in the case of said balance sheet as at such dates, and said statements of income and cash flows for the year and six month period then ended, respectively to year-end audit adjustments, the Consolidated financial condition of the Parent and its Subsidiaries as at such dates and the Consolidated results of operations of the Parent and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 2012, there has been no Material Adverse Change.

(ii) The Consolidated forecasted balance sheets, statements of income and statements of cash flows of the Parent and its Subsidiaries delivered to the Lenders pursuant to Section 5.03 are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

(h) Accuracy of Information. Neither the Information Memorandum nor any information, exhibit or report (other than projections and forecasted financial statement) furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents, taken as a whole collectively with all information previously furnished, contained when furnished (or, in the case of the Information Memorandum, as of the date of the Restatement Effective Date) any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein in light of the circumstances under which they were made not misleading.

(i) Federal Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U of the Federal Reserve Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

(j) Investment Company Act; Other Regulations. Neither any Loan Party nor any of its Subsidiaries is an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

(k) No Contractual Bar. Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could be reasonably expected to have a Material Adverse Effect.

(l) Perfected Security. All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, except where the parties have mutually determined that the value of such Collateral is not worth the cost and/or effort required to perfect such Collateral, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority (except for liens in respect of Permitted Pari Passu Refinancing Debt and any Permitted Refinancing in respect thereof and, in the case of Collateral constituting Equity Interests, Permitted Liens which arise by operation of law and are not consensual in nature and, in the case of any other Collateral, Permitted Liens) security interest in the Collateral, securing the payment of the Secured Obligations, and upon taking all actions that are specifically contemplated by the Collateral Documents all filings and other actions necessary or desirable to perfect and protect such security interest will have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for Liens permitted by Section 5.02(a).

(m) Solvency. As of the Second Restatement Effective Date (both before and after giving effect to the transactions to occur on the Second Restatement Effective Date, including the funding of the Additional Term B Advances and the application of the proceeds thereof), the Borrower and its Subsidiaries, taken as a whole, are Solvent.

(n) ERISA. (i) Set forth on Schedule 4.01(n)(i) hereto is a complete and accurate list of all Plans and Multiemployer Plans as of the Restatement Effective Date.

(ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan subject to Title IV of ERISA that could reasonably be expected to have a Material Adverse Effect.

(iii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan subject to Title IV of ERISA, copies of which have been filed with the Internal Revenue Service and made available to the Lenders, is complete and accurate in all material respects and fairly presents in all material respects the funding status of such Plan.

(iv) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

(v) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

(vi) No Loan Party sponsors, maintains or contributes to an employee welfare benefit plan (as defined in Section 3(1) of ERISA) to provide welfare benefits to current or former employees beyond their retirement or other termination of service (other than coverage mandated by Section 4908B of the Code, Part 6 of Subtitle B of Title I of ERISA or similar law, the cost of which is paid by the current or former employee or his or her dependents), that may not be terminated by such Loan Party in its sole discretion at any time without any liability for benefits accrued as of the date of termination with a present value in excess of $15,000,000.

(o) Environmental Matters. (i) Except as otherwise would not reasonably be expected to have a Material Adverse Effect, the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably expected to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

(ii) Except as otherwise set forth on Schedule 4.01(o)(ii) hereto, none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect; and neither any Loan Party nor any of its Subsidiaries has released, discharged or disposed of Hazardous Materials on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

(iii) Except as otherwise set forth on Schedule 4.01(o)(iii) hereto, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

(p) Taxes. (i) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement other than (A) a tax sharing agreement approved by the Required Lenders, (B) the Tax Matters Agreement, dated as of October 31, 2011, by and between Parent and Lumos Networks Corp. or (C) any lease or similar agreement (including indefeasible rights to use agreements) entered into in the ordinary course of business that allocates the payment of taxes (as defined in such agreements) related to the leased property between the lesser and lessee.

(ii) Each Loan Party and each of its Subsidiaries, in a timely manner, has filed, has caused to be filed or has been included in all federal income tax returns and other material tax returns (Federal, state, local and foreign) required to be filed, which tax returns are accurate and complete in all material respects, and has paid all Taxes shown thereon to be due, together with applicable interest and penalties.

(iii) There is no unpaid amount, as of the Second Restatement Effective Date, of any adjustment to the Federal income tax liability of any of the Loan Parties or any of their Subsidiaries proposed by the Internal Revenue Service with respect to the Open Years. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could be reasonably expected to have a Material Adverse Effect.

(iv) The aggregate unpaid amount, as of the Second Restatement Effective Date, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $4,000,000. Set forth on Schedule 4.01(p) hereto is a complete and accurate description, as of the Restatement Effective Date, of each state and local examination that is either currently ongoing or of which the Borrower has been notified may occur. No issues have been raised by such taxing authorities that, in the aggregate, could be reasonably expected to have a Material Adverse Effect.

(q) Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Loan Party on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Loan Party.

(r) Surviving Debt. Set forth on Schedule 4.01(r) hereto is a complete and accurate list of all Surviving Debt (other than Existing Debt not exceeding $1,000,000 in the aggregate as of the Restatement Effective Date), showing as of the Restatement Effective Date the obligor, the obligee and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

(s) Existing Liens. Set forth on Schedule 4.01(s) hereto is a complete and accurate list as of the Restatement Effective Date of all Liens (other than Liens permitted by Section 5.02(a) hereof and Liens being terminated on the Restatement Effective Date) on the property or assets of any Loan Party or any of its Subsidiaries, showing the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

(t) Real Property. (i) Set forth on Schedule 4.01(t)(i) hereto is a complete and accurate list of all real property having a capitalized cost on the books of the Borrower or the Guarantors in excess of $3,000,000 which is owned by any Loan Party as of the Restatement Effective Date (each property so listed, a “Restatement Effective Date Mortgaged Property” and together with any other real property in respect of which a Mortgage is required to be delivered hereunder, the “Mortgaged Properties”), showing as of the Restatement Effective Date the street address, county or other relevant jurisdiction, state, record owner and the capitalized cost thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens permitted by Section 5.02(a). No Mortgaged Property is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

(ii) Set forth on Schedule 4.01(t)(ii) hereto is a complete and accurate list as of the Restatement Effective Date of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee and under which the lessee is obligated to pay annual rent in excess of $300,000 per year, showing as of the Restatement Effective Date the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is in full force and effect and neither the Loan Party nor any of its Subsidiaries has any knowledge of any default that has occurred and is continuing thereunder, and each such lease constitutes the legally valid and binding obligation the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms, except to the extent that any of the foregoing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(iii) Set forth on Schedule 4.01(t)(iii) hereto is a complete and accurate list as of the Restatement Effective Date of all leases of real property under which any Loan Party is the lessor and under which the lessor is entitled to receive annual rent in excess of $300,000 per year, showing as of the Restatement Effective Date the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is in full force and effect and neither the Loan Party nor any of its subsidiaries has any knowledge of any default that has occurred and is continuing thereunder, and each such lease constitutes the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms, except to the extent that any of the foregoing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(u) Existing Investments. Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries on the Restatement Effective Date and having a value of $500,000 or more (other than Investments in Subsidiaries and the Permitted CoBank Investment), showing the amount, obligor or issuer and maturity, if any, thereof.

(v) Intellectual Property. Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof (collectively, “Intellectual Property”), of each Loan Party or any of its Subsidiaries which have been registered with any Governmental Authority as of the Restatement Effective Date, showing as of the Restatement Effective Date the jurisdiction in which registered, the registration number, the date of registration and the expiration date. Each Loan Party owns, or is licensed to use, all Intellectual Property, and software, databases, works of authorship, inventions, and technology that embody or are covered by Intellectual Property (collectively, “Technology”), necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or Technology by any Loan Party or its Subsidiaries or the validity or enforceability of any Intellectual Property owned by any Loan Party or its Subsidiaries, nor does the Borrower know of any valid basis for any such claim. The conduct of the businesses of each Loan Party as currently conducted, including without limitation the use of Intellectual Property and Technology by each Loan Party, does not infringe, misappropriate or otherwise violate the rights of any Person in a manner which would reasonably be expected to have a Material Adverse Effect. No Loan Party has any knowledge that any Person is infringing, misappropriating or otherwise violating any Intellectual Property of such Loan Party in a manner which would reasonably be expected to have a Material Adverse Effect.

(w) Sanctioned Persons. None of the Borrower or any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not knowingly directly or indirectly use the proceeds of the Loans or the Letters of Credit or otherwise make available such proceeds to any Person for the purpose of financing the activities of any Person subject to any U.S. sanctions administered by OFAC.

ARTICLE V

COVENANTS OF THE BORROWER

SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

(a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders except where the failure to do so, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

(b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all material Taxes and (ii) all lawful claims that, if unpaid, might by law become a Lien (other than a Permitted Lien) upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such Taxes that are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP, unless and until any Lien (other than a Permitted Lien) resulting therefrom attaches to its property and becomes enforceable against its other creditors.

(c) Compliance with Environmental Laws. (i) Comply, and cause each of its Subsidiaries and all other Persons under the control of the Borrower or any of its Subsidiaries operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect; (ii) obtain and renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties except where the failure to so obtain or renew would not reasonably be expected to have a Material Adverse Effect; and (iii) conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such investigation, study, sampling, testing, cleanup, removal, remedial or other action to the extent that (a) the failure to undertake such investigation, study, sampling, testing, cleanup, removal, remedial or other action would not reasonably be expected to have a Material Adverse Effect or (b) its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

(d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

(e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that (i) the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d); (ii) that neither the Borrower nor any of its Subsidiaries shall be required to maintain the existence of any Immaterial Subsidiary or to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors (or equivalent body) of the Borrower or such Subsidiary shall determine that the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof, in light of the attendant circumstances, would not reasonably be expected to have a Material Adverse Effect and (iii) the Borrower and its Subsidiaries may consummate any name change or conversion in accordance with Section 11(a) of the Security Agreement (to the extent such name change or conversion is otherwise permitted under this Agreement).

(f) Visitation Rights. Upon reasonable notice and at any reasonable time, permit any of the Agents or any of the Lenders, or any agents or representatives thereof, at their expense (so long as no Event of Default exists), to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

(g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

(h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof except where failure to do so would not materially and adversely affect the use of the related property.

(i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate; provided, however, that this Section 5.01(i) shall not apply to (A) transactions permitted under Section 5.02(g)(iii), (B) transactions otherwise permitted under this Agreement the consideration for which paid by the Borrower is solely the Equity Interests of the Borrower, (C) the issuance or sale of any Equity Interests by the Borrower and the granting of registration and other customary stockholder agreement rights and obligations in connection therewith, (D) transactions by the Borrower or any of its Subsidiaries with any Person that is an Affiliate thereof by reason of the ownership by the Borrower or such Subsidiary, as applicable, of Equity Interests of such Person, to the extent otherwise permitted under this Agreement and (E) transactions between the Borrower and any Subsidiary Guarantor or between Subsidiary Guarantors, to the extent otherwise permitted under this Agreement.

(j) Covenant to Guarantee Obligations and Give Security. Upon (x) the formation or acquisition of any new direct or indirect Subsidiary (other than an Excluded Subsidiary) by any Loan Party, (y) any Excluded Subsidiary no longer being an Excluded Subsidiary or (z) the acquisition of any property by any Loan Party having a value in excess of any threshold set forth in this clause (j) with respect to such property, which property is not already subject to a perfected first priority security interest (subject to Liens permitted by Section 5.02(a)) in favor of the Collateral Agent for the benefit of the Secured Parties demonstrated to the Collateral Agent’s reasonable satisfaction, then in each case at the Borrower’s expense:

(i) in connection with the formation or acquisition of any such Subsidiary that is not an Excluded Subsidiary or upon any Excluded Subsidiary no longer being an Excluded Subsidiary, within 60 days after such formation or acquisition or redesignation, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents,

(ii) within 60 days after such formation or acquisition or redesignation of any Excluded Subsidiary, furnish to the Collateral Agent a description of the real and personal properties of such Subsidiary or the real and personal properties so acquired, in each case in detail reasonably satisfactory to the Collateral Agent,

(iii) within 60 days after (A) such acquisition of property by any Loan Party, duly execute and deliver, and cause each Loan Party to duly execute and deliver, to the Collateral Agent such additional Mortgages and other Real Property Documents, pledges, assignments, security agreement supplements, Intellectual Property security agreement supplements and other security agreements as specified by, and in form and substance reasonably satisfactory to, the Collateral Agent, securing payment of all the Obligations of such Loan Party under the Loan Documents and constituting Liens on all such properties and (B) such formation or acquisition of any such new Subsidiary or redesignation of any Excluded Subsidiary, duly execute and deliver and cause each such Subsidiary to duly execute and deliver to the Collateral Agent Mortgages and other Real Property Documents, pledges, assignments, security agreement supplements, Intellectual Property security agreement supplements and other security agreements as specified by, and in form and substance reasonably satisfactory to, the Collateral Agent, securing payment of all of the obligations of such Subsidiary under the Loan Documents; provided that (x) the stock of any Subsidiary held, directly or indirectly, by a CFC shall not be pledged, (y) if such new property is Equity Interests in a CFC, no more than 66% of the total Voting Interests and 100% of the total Equity Interests other than Voting Interests of the CFC shall be required to be pledged in favor of the Secured Parties and (z) any real property having a book value of less than $3,000,000 shall not be required to be mortgaged,

(iv) within 60 days after such formation or acquisition or redesignation of any Excluded Subsidiary, take, and cause each Loan Party and each such newly acquired or newly formed Subsidiary (other than an Excluded Subsidiary), or any Excluded Subsidiary that is no longer an Excluded Subsidiary, to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Mortgages and other Real Property Documents, pledges, assignments, security agreement supplements, Intellectual Property security agreement supplements and security agreements delivered pursuant to this Section 5.01(j) (including, without limitation, clause (iii) hereof), enforceable against all third parties in accordance with their terms,

(v) within 60 days after such formation or acquisition or redesignation of an Excluded Subsidiary, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Collateral Agent (provided that Troutman Sanders LLP is acceptable) as to (1) the matters contained in clauses (i), (iii) and (iv) above, (2) such guaranties, guaranty supplements, Mortgages and other Real Property Documents, pledges, assignments, security agreement supplements, Intellectual Property security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, (3) such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, (4) matters of corporate formalities as the Collateral Agent may reasonably require and (5) such other matters as the Collateral Agent may reasonably request,

(vi) as promptly as practicable after such formation or acquisition or redesignation of an Excluded Subsidiary, upon the request of the Collateral Agent in its reasonable discretion, deliver to the Collateral Agent with respect to each parcel of real property having a book value in excess of $3,000,000 owned or held by each Loan Party and each such newly acquired or newly formed Subsidiary (other than an Excluded Subsidiary) title insurance, land surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Collateral Agent in its reasonable judgment, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent, and

(vii) within 60 days after (A) the opening of any deposit account or securities account (other than a Permitted Unblocked Account), or (B) the formation or acquisition of a new Subsidiary (other than an Excluded Subsidiary) with deposit accounts or securities accounts (other than any Permitted Unblocked Account), or (C) the redesignation of any Excluded Subsidiary with deposit accounts or securities accounts as no longer being an Excluded Subsidiary, deliver to the Collateral Agent a fully executed deposit account control agreement and/or securities account control agreement for each such account that is not a Permitted Unblocked Account, in each case to the extent required by the Security Agreement.

(k) Further Assurances. (i) Promptly upon request by any Agent, or any Lender through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

(ii) Promptly upon request by any Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, security agreements, control agreements, Mortgages and other Real Property Documents, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of such Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of such Subsidiaries is or is to be a party, and cause each of such Subsidiaries (other than an Excluded Subsidiary) to do each of the foregoing.

(l) Preparation of Environmental Reports. At the request of the Administrative Agent or the Collateral Agent at any time during the continuance of an Event of Default or after a notice of violation or alleged violation of any applicable Environmental Law has been received by a Loan Party from a Governmental Authority and not finally resolved pursuant to which the Loan Party is reasonably likely to incur liability in excess of $2,000,000, provide to the Lenders within 60 days after such request, at the expense of the Borrower, an environmental site assessment report for any of its or its Subsidiaries’ properties described in such notice, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent or the Collateral Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent or the Collateral Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent or the Collateral Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Agents, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

(m) Within 60 days after the Second Restatement Effective Date (or such later date as the Collateral Agent may agree in its sole discretion), the Collateral Agent shall have received in respect of each Mortgaged Property and each existing Mortgage: (i) a fully executed and notarized modification of each existing Mortgage in proper form for recording in all appropriate places in all applicable jurisdictions, (ii) an opinion of counsel (which counsel shall be reasonably satisfactory to the Collateral Agent) in each state in which each existing Mortgaged Property is located with respect to the enforceability of each such Mortgage modification and such other matters as the Collateral Agent may request, in each case in form and substance reasonably satisfactory to the Collateral Agent and (iii) any other Real Property Documents as specified by, and in form and substance reasonably satisfactory to, the Collateral Agent.

SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, at any time:

(a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

(i) Liens created under the Loan Documents (including, but not limited to, Liens securing the New Term Facilities and the New Revolving Facility);

(ii) Permitted Liens;

(iii) Liens existing on the Restatement Effective Date and described on Schedule 4.01(s) hereto;

(iv) Liens arising in connection with Capitalized Leases and purchase money Liens upon or in real property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that such Liens are granted not later than 270 days after the date such property is acquired, no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved (or, in the case of a Capitalized Lease, the assets subject to such Capitalized Lease), and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(ii) at any time outstanding;

(v) other Liens securing Debt and other obligations in an amount not to exceed at any time outstanding the greater of (x) $12,500,000 and (y) 1.00% of the Consolidated Total Assets of the Parent as of the end of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.03(b)(iii) or (c)(ii);

(vi) so long as no Default has occurred and is continuing or would result from such replacement, extension or renewal, the replacement, extension or renewal of any Lien permitted by clauses (iii) through (v) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby, in each case subject to any restrictions specified in such clauses;

(vii) CoBank, ACB’s statutory Lien on the Permitted CoBank Investment;

(viii) Liens on cash collateral securing any obligations in respect of letters of credit permitted by Section 5.02(b)(xii) or (xiv);

(ix) Liens securing Additional Secured Debt permitted by Section 5.02(b)(viii) and permitted guarantees by the Loan Parties thereof, which shall, in the case of any such Debt that is secured by the Collateral on a pari passu basis with the Obligations under the Loan Documents, be subject to the Pari Passu Intercreditor Agreement and, in the case of any Debt that is secured by the Collateral on a second lien basis with the Obligations under the Loan Documents, be subject to the Second Lien Intercreditor Agreement;

(x) Liens in favor of RUS pursuant to the Wireless RUS Grant and Security Agreement;

(xi) Liens in favor of a Government Grant Authority pursuant to an Other Governmental Grant and Security Agreement to secure performance obligations of the Borrower or any of its Subsidiaries thereunder on (1) certain fixed assets acquired or constructed by the Borrower or any of its Subsidiaries pursuant to and using funds received from a Government Grant Program and securing the Borrower’s or such Subsidiary’s performance obligations thereunder, (2) Government Deposit Accounts and the funds permitted to be deposited therein pursuant to the definition thereof and/or (3) other assets that are acquired or constructed by the Borrower or such Subsidiary in connection with, and as part of the project being developed with funds received under, such Government Grant Program; provided that the assets described in sub-clause (3) for all Government Grant Programs taken together shall not have a fair value, when taken together with the amount of all Matching Funds on deposit in all Government Deposit Accounts, of more than $25,000,000;

(xii) Liens on assets that may be deemed to exist by reason of contractual provisions that restrict the ability of the Borrower or any of its Subsidiaries from granting or permitting to exist Liens on such assets to the extent such restrictions are permitted by Section 5.02(k) and (m);

(xiii) Liens in favor of the trustee under any indenture (as provided for therein) or administrative agent under any credit agreement (as provided for therein) on money or property held or collected by the trustee or administrative agent thereunder in its capacity as such in connection with the defeasance or discharge of Debt thereunder, so long as the payment of such money or property to such trustee or administrative agent would be permitted by the Loan Documents; and

(xiv) Liens on Collateral securing Credit Agreement Refinancing Debt which constitutes Permitted Pari Passu Refinancing Debt or Permitted Second Lien Refinancing Debt and any Permitted Refinancing in respect thereof, which shall, in the case of Permitted Pari Passu Refinancing Debt and any Permitted Refinancing in respect thereof, be subject to the Pari Passu Intercreditor Agreement, and, in the case of Permitted Second Lien Refinancing Debt and any Permitted Refinancing in respect thereof, be subject to the Second Lien Intercreditor Agreement.

(b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

(i) Debt under the Loan Documents;

(ii) purchase money Debt and Capital Leases secured by Liens permitted by Section 5.02(a)(iv) in a principal amount not to exceed at any time outstanding 5.00% of the Consolidated Total Assets of the Parent as of the end of the most recent Fiscal Quarter for which financial statements of the Borrower have been delivered pursuant to Section 5.03(b)(iii) or (c)(ii);

(iii) Contribution Indebtedness of the Borrower and any Permitted Refinancing Debt in respect thereof;

(iv) the Surviving Debt (other than intercompany Debt permitted by Section 5.02(b)(v)) and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any Surviving Debt (other than intercompany Debt permitted by Section 5.02(b)(v)), in aggregate amount for all such Debt not to exceed $7,000,000; provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents, provided further that the principal amount of such Surviving Debt (other than intercompany Debt permitted by Section 5.02(b)(v)) shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, plus the amount of fees and expenses directly relating to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed as a result of or in connection with such extension, refunding or refinancing;

(v) Debt owed to the Borrower or a Subsidiary of the Borrower, which Debt shall (1) in the case of Debt owed to a Loan Party, constitute Pledged Debt, (2) be subordinated to the Obligations pursuant to Section 8.06 or otherwise on terms acceptable to the Administrative Agent and (3) be otherwise permitted under the provisions of Section 5.02(f);

(vi) Contingent Obligations of any Loan Party in respect of any Debt of (1) any other Loan Party or (2) any Subsidiary of any Loan Party, in the case of each of clauses (1) and (2) that is permitted under this Agreement, and, in the case of clause (2) that would constitute an Investment and that is permitted pursuant to Section 5.02(f)(i)(D);

(vii) (1) Unsecured Debt of the Borrower; provided that immediately after giving effect to the incurrence of such Debt, (A) the pro forma Leverage Ratio at the time of such incurrence shall be no greater than 4.50 to 1.00 as calculated by taking into account (x) EBITDA for the four Fiscal Quarter period most recently then ended for which financial statements have been delivered pursuant to Section 5.03(b)(iii) or (c)(ii) and (y) Consolidated Debt for Borrowed Money as of the date of the incurrence of such unsecured Debt after giving effect to the incurrence thereof, and (B) no Default or Event of Default shall have occurred or be continuing or would occur after giving effect to such incurrence and any purchase or acquisition for which the proceeds of such Debt may be used and (2) Permitted Refinancing Debt in respect of any Debt incurred pursuant to the foregoing clause (1);

(viii) (1) Additional Secured Debt of the Borrower; provided that immediately before and after giving effect to the incurrence thereof, (A) the pro forma Secured Leverage Ratio at the time of such incurrence shall be no greater than 3.00 to 1.00 as calculated by taking into account (x) EBITDA for the four Fiscal Quarter period most recently then ended for which financial statements have been delivered pursuant to Section 5.03(b)(iii) or (c)(ii) and (y) Consolidated Secured Debt for Borrowed Money as of the date of the incurrence of such Additional Secured Debt after giving effect to the incurrence thereof, and (B) no Default or Event of Default shall have occurred or be continuing or would occur after giving effect to such incurrence and (2) Permitted Refinancing Debt in respect of any Debt incurred pursuant to the foregoing clause (1);

(ix) Debt constituting Credit Agreement Refinancing Debt and any Permitted Refinancing in respect thereof;

(x) Debt arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Borrower or any of its Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Subsidiary (other than Guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by the Borrower or any Subsidiary thereof in connection with such disposition;

(xi) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Debt is extinguished promptly after its incurrence;

(xii) Debt constituting reimbursement obligations with respect to trade letters of credit issued in the ordinary course of business in an aggregate amount not to exceed $5,000,000 at any time outstanding; provided that, upon the drawing of such letters of credit or the incurrence of such Debt, such obligations are reimbursed within 30 days following such drawing or incurrence;

(xiii) Debt of a Person existing at the time such Person becomes a Subsidiary or merges with or into the Borrower or any of its Subsidiaries or which is assumed by the Borrower or any of its Subsidiaries in connection with an asset acquisition whether or not incurred in connection with, or in anticipation of, such Person becoming a Subsidiary or such asset acquisition in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Debt incurred to refund, refinance or replace any Debt incurred pursuant to this clause (xiii), not to exceed $50,000,000 at any time outstanding;

(xiv) Debt of the Borrower in respect of a letter of credit issued pursuant to any letter of credit facility in a principal amount not in excess of the stated amount of such letter of credit and not to exceed $10,000,000 in the aggregate for all such Debt; and

(xv) additional Debt of the Borrower or its Subsidiaries in an aggregate amount at any time outstanding, including all Permitted Refinancing Debt with respect thereto, not to exceed $10,000,000.

For purposes of determining compliance with this Section 5.02(b), in the event that any proposed Debt meets the criteria of more than one of the categories of permitted Debt described in clauses (i) through (xiv) of Section 5.02(b), the Borrower shall be permitted to divide and classify such item of Debt at the time of its incurrence in any manner that complies with this Section 5.02(b) and may later redivide and/or reclassify all or a portion of such item of Debt in any manner that complies with this Section 5.02(b).

(c) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the Restatement Effective Date other than a Related Business.

(d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

(i) any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower; provided that (x) in the case of any such merger or consolidation to which a wholly-owned Subsidiary is a party, the Person formed by such merger or consolidation shall be a wholly-owned Subsidiary of the Borrower, (y) in the case of any such merger or consolidation to which a non-wholly owned Subsidiary is a party, the direct owner of such non-wholly owned Subsidiary shall not have a lesser percentage of ownership in the Person formed by such merger or consolidation than such direct owner had in the non-wholly owned Subsidiary prior to the merger or consolidation, and (z) in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by or surviving such merger or consolidation shall be a Subsidiary Guarantor;

(ii) in connection with any acquisition permitted under Section 5.02(f), (x) any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with such Subsidiary of the Borrower; provided that the Person surviving such merger shall be a Subsidiary of the Borrower; provided further that, in the case of any merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by or surviving such merger or consolidation shall be a Subsidiary Guarantor and (y) the Borrower may merge with any other Person provided that the Borrower is the Person surviving such merger;

(iii) any Subsidiary of the Borrower may merge into or consolidate with the Borrower; provided that the Borrower is the surviving corporation; and

(iv) in connection with any sale or other disposition permitted under Section 5.02(e) (other than clause (ii) thereof), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with such Subsidiary of the Borrower;

provided, however, that in each case, immediately before and after giving effect thereto, no Default shall have occurred and be continuing.

(e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

(i) sales and leases in the ordinary course of its business and the granting of any option or other right to purchase, lease or otherwise acquire assets in the ordinary course of its business, sales of used or obsolete equipment, trade-ins or exchanges of used or obsolete equipment for upgraded like equipment to be received within six months of such trade-in or exchange, and exchanges or dispositions of or indefeasible rights to use fiber or Spectrum;

(ii) in a transaction authorized by Section 5.02(d) (other than subsection (iv) thereof);

(iii) sales, transfers or other dispositions of assets among the Borrower and its Subsidiaries; provided that in no event shall the Borrower or any Guarantor sell, transfer or otherwise dispose of assets to an Excluded Subsidiary unless such transaction is permitted under Section 5.02(f)(i);

(iv) sales, transfers or other dispositions of assets for an aggregate purchase price which, exclusive of the aggregate purchase price of assets sold pursuant to Section 5.02(e)(vi), shall not exceed $50,000,000, so long as (A) the purchase price paid to the Borrower or such Subsidiary for any such asset and related assets shall be no less than the fair market value of such asset and related assets at the time of such sale, transfer or disposition, (B) at least 75% of the purchase price for any such asset and related assets shall be paid to the Borrower or such Subsidiary in cash and/or Cash Equivalents and (C) no Default shall have occurred and be continuing or would result from any such sale, transfer or other disposition; provided further that the Net Cash Proceeds of any such sale, transfer or other disposition are applied in accordance with Section 2.06(b)(ii);

(v) sales, transfers or other dispositions of assets, so long as (A) the purchase price paid to the Borrower or such Subsidiary for any such asset and related assets shall be no less than the fair market value of such asset and related assets at the time of such sale, transfer or disposition, (B) the purchase price for any such asset and related assets shall be paid to the Borrower or such Subsidiary solely in cash, (C) no Default shall have occurred and be continuing or would result from any such sale, transfer or other disposition and (D) the aggregate purchase price paid to the Borrower and all of its Subsidiaries for such assets during the same Fiscal Year pursuant to this clause (v) shall not exceed $10,000,000; and

(vi) sales of the assets of one or more business segments, divisions or series of related assets that generate more than $50,000,000 in any transaction, so long as (A) the purchase price paid to the Borrower or such Subsidiary for any such business segment, division or series of related assets shall be no less than the fair market value of such business segment, division or series of related assets at the time of such sale, (B) at least 75% of the purchase price for any such business segment, division or series of related assets shall be paid to the Borrower or such Subsidiary in cash and/or Cash Equivalents, (C) no Default shall have occurred and be continuing or would result from such any such sale and (D) immediately after giving effect to such sale, the pro forma Leverage Ratio at the time of such sale shall be no greater than 4.50 to 1.00 as calculated by taking into account (x) EBITDA for the four Fiscal Quarter period most recently then ended for which financial statements have been delivered pursuant to Section 5.03(b)(iii) or (c)(ii) as if such sale had been consummated as of the first day of the fiscal period covered thereby and (y) Consolidated Debt for Borrowed Money as of the date of such sale; provided further that the Net Cash Proceeds of any such sale are applied in accordance with Section 2.06(b)(ii).

For purposes of Section 5.02(e)(iv), (v) and (vi), each of the following shall be deemed to be cash:

(A) any liabilities, as shown on the Borrower’s or such Subsidiary’s most recent balance sheet, of the Borrower or any Subsidiary (other than contingent liabilities, Debt that is by its terms subordinated to the Obligations or unsecured and liabilities to the extent owed to the Borrower or any Affiliate of the Borrower) that are assumed by the transferee of any such assets or Equity Interests pursuant to a written novation agreement that releases the Borrower or such Subsidiary from further liability therefor; provided that such liabilities were secured by such asset or Equity Interest and were required to be prepaid upon the sale of such asset or Equity Interest, and

(B) any securities, notes or other obligations received by the Borrower or any such Subsidiary from such transferee that are (within 90 days of receipt and subject to ordinary settlement periods) converted by the Borrower or such Subsidiary into cash (to the extent of the cash received in that conversion).

(f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

(i) (A) Investments by the Borrower and its Subsidiaries in their Subsidiaries outstanding on the Restatement Effective Date, (B) additional Investments by the Borrower and its Subsidiaries in Loan Parties, (C) additional Investments by Subsidiaries of the Borrower that are not Loan Parties in other Subsidiaries that are not Loan Parties and (D) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments by the Loan Parties in the Excluded Subsidiaries in an aggregate amount invested from and after the Restatement Effective Date not to exceed $10,000,000;

(ii) loans and advances to employees in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

(iii) Investments by the Borrower and its Subsidiaries in Cash Equivalents;

(iv) Investments existing on the Restatement Effective Date and described on Schedule 4.01(u) hereto;

(v) Investments in Hedge Agreements permitted by Section 5.02(l);

(vi) the purchase or other acquisition of all of the Equity Interests in, or the assets comprising a division or business unit or a substantial part or all of the property and assets of, any Person that, in the case of the acquisition of all of the Equity Interests in or all of the assets of such Person (including, without limitation, as a result of a merger or consolidation), upon the consummation thereof, will be wholly owned directly by the Borrower or one or more of its wholly owned Subsidiaries; provided that, with respect to each purchase or other acquisition made pursuant to this clause (vi):

(A) any such newly created or acquired Subsidiary shall comply with the requirements of Section 5.01(j);

(B) the lines of business of the Person to be (or the property and assets of which are to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course or a Related Business;

(C) immediately after giving effect to such purchase or other acquisition, the pro forma Leverage Ratio at the time of such purchase or other acquisition shall be no greater than 4.50 to 1.00, calculated by taking into account (x) EBITDA for the four Fiscal Quarter period most recently then ended for which financial statements have been delivered pursuant to Section 5.03(b)(iii) or (c)(ii) on a pro forma basis as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby and (y) Consolidated Debt for Borrowed Money as of the date of such purchase or acquisition;

(D) immediately before and immediately after giving effect to any such purchase or other acquisition, no Default shall have occurred and be continuing; and

(E) the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, at least three Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (vi) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(vii) Investments made after the Restatement Effective Date in Subsidiaries (or Persons that will become Subsidiaries following such Investment) that are not wholly owned directly by the Borrower or one or more of its wholly owned Subsidiaries, but which otherwise comply with the requirements of clause (vi) of this Section 5.02(f), in an aggregate amount not to exceed the sum of (a) $20,000,000 in the aggregate and (b) the then current Distributable Amount.

(viii) Investments received in the settlement of amounts owing to the Borrower and its Subsidiaries in the ordinary course of business;

(ix) Investments received as consideration for a sale of assets permitted under this Agreement;

(x) the Permitted CoBank Investment;

(xi) commission, payroll, travel and similar advances to officers and employees of the Parent or any of its Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(xii) the purchase or other acquisition of minority Equity Interests in any Person, the total cash and noncash consideration (excluding Equity Interests of the Parent issued or transferred to the sellers thereof, but including all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof (other than customary employment agreements on market terms) and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Borrower and its Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash and noncash consideration paid by or on behalf of the Borrower and its Subsidiaries for all other purchases and other acquisitions made by the Borrower and its Subsidiaries pursuant to this clause (xi), shall not exceed the sum of (a) $10,000,000 in the aggregate and (b) the then current Distributable Amount; and

(xiii) Investments by the Borrower and its Subsidiaries not otherwise permitted under this Section 5.02(f) in an aggregate amount not to exceed $15,000,000.

(g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests or Convertible

Securities now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, Convertible Securities, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to issue or sell any Equity Interests or Convertible Securities, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests or Convertible Securities in the Borrower (each of the foregoing, a “Restricted Payment”), except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(i) the Borrower may (A) declare and pay dividends and distributions payable only in common stock of the Borrower, and (B) purchase, redeem, retire, defease or otherwise acquire shares of its capital stock with the proceeds received contemporaneously from the issue of new shares of its capital stock with equal or inferior voting powers, designations, preferences and rights;

(ii) any Subsidiary of the Borrower (other than Virginia PCS Alliance, L.C.) may declare and pay any dividend (or, in the case of any partnership or limited liability company, any similar distribution) to the holders of its Equity Interests on a pro rata basis;

(iii) the Borrower may dividend to the Parent an amount in any Fiscal Year not greater than the lesser of (x) the expenses of the Parent that are reasonably allocable to the business and operations of the Borrower and its Subsidiaries and (y) $2,000,000;

(iv) the Borrower may make any purchase, repurchase, redemption, retirement or other acquisition for value of shares of, or options to purchase shares of, common stock of Parent, the Borrower or any of its Subsidiaries from employees, former employees, directors or former directors of the Borrower or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), or may make any dividend or distribution for the purpose of funding the foregoing, pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of Parent, the Borrower or such Subsidiary of the Borrower under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisitions for value will not exceed $10,000,000 in the aggregate;

(v) the Borrower and any Subsidiary of the Borrower may make the payments of earnouts or other forms of deferred consideration to former stockholders or owners of an acquired entity, business unit or all or substantial part of the assets of a Person in respect of an acquisition transaction permitted by Section 5.02(f)(vi);

(vi) the Borrower and any Subsidiary of the Borrower may make repayments of obligations in respect of Convertible Securities that constitute Debt incurred in accordance with the provisions of Section 5.02(b);

(vii) the repurchase of Equity Interests deemed to occur upon the exercise of options or warrants to the extent that such Equity Interests represents all or a portion of the exercise price thereof;

(viii) Virginia PCS Alliance, L.C. may make Virginia PCS Payments in an aggregate amount not to exceed $2,000,000, which amount shall increase by an additional $2,000,000 on January 1 of each year, commencing January 1, 2013;

(ix) except during any Dividend Suspension Period, the Borrower may make Restricted Payments in an amount not to exceed the Distributable Amount; provided that at the time of any proposed Restricted Payment pursuant to this clause (viii), (A) the Borrower’s Leverage Ratio shall be no greater than 4.25 to 1.00 as of such date, calculated based on (1) Consolidated Debt for Borrowed Money as of such date and (2) EBITDA for the four Fiscal Quarter period most recently then ended for which financial statements have been delivered pursuant to Section 5.03(b)(iii) or (c)(ii), and (B) if the Borrower has incurred any Debt for Borrowed Money (other than in respect of Capitalized Leases for vehicles in aggregate amount less than $2,000,000) since the last day of the Fiscal Quarter most recently then ended for which financial statements have been delivered pursuant to Section 5.03(b)(iii) or (c)(ii), the Borrower shall, prior to making such Restricted Payment, deliver a certificate with supporting calculations from a Responsible Officer demonstrating compliance with the Leverage Ratio requirement set forth above in clause (A); and

(x) so long as the Borrower and the Parent are members of the same consolidated or combined group for federal, state, local or foreign income Tax purposes, the Borrower may make Restricted Payments to the Parent to pay the relevant consolidated or combined federal, state, local or foreign Taxes attributable to the income of the Borrower and its Subsidiaries included in such group; provided that the amount of any such payments shall not exceed the amount that would be payable by the Borrower and such Subsidiaries if they were to pay such Taxes on a stand-alone basis.

(h) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents other than amendments that could not be reasonably expected to have a Material Adverse Effect.

(i) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles, or (ii) Fiscal Year.

(j) Prepayments, Etc., of Debt. (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt that is subordinated to the Advances hereunder, unsecured, or subject to any Lien that is junior to the Liens securing the Advances, except (v) with the proceeds of a Permitted Refinancing, (w) regularly scheduled payments of interest in respect of any Credit Agreement Refinancing Debt and any Permitted Refinancing in respect thereof in accordance with the terms of, and only to the extent required by, and subject to any subordination provisions contained in, the indenture or other agreement pursuant to which such Debt was issued, incurred or obtained, (x) regularly scheduled or other required repayments or redemptions of Surviving Debt in accordance with the terms thereof, (y) payments or prepayments of any Debt payable to the Borrower and (z) in an amount not to exceed the then current Distributable Amount, or (ii) amend, modify or change in any manner any term or condition of any Surviving Debt, Credit Agreement Refinancing Debt, or any Permitted Refinancing in respect thereof, or any Debt incurred under Section 5.02(b)(vii) or (viii), in a manner materially adverse to the Lenders, or permit any of its Subsidiaries to do any of the foregoing other than to repay or prepay any Debt payable to the Borrower.

(k) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) the Loan Documents, (ii) in connection with (A) any purchase money Debt permitted by Section 5.02(b)(ii) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt and (B) any Capitalized Lease permitted by Sections 5.02(b)(ii) or (iv) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto, (iii) as set forth in any Debt incurred in accordance with Sections 5.02(b)(vii) and 5.02(b)(viii), which provisions in any case shall be no more restrictive than those set forth herein and shall in any event not restrict the ability of the Loan Parties to grant the Liens on the Collateral contemplated by the Loan Documents, (iv) customary limitations on the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, options, sale-leaseback agreements, stock sale agreements, lease agreements, licenses and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements, (v) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business, (vi) restrictions contained in (1) the Wireless RUS Grant and Security Agreement and (2) any Other Governmental Grant and Security Agreement which does not contain restrictions more onerous than those contained in the Wireless RUS Grant and Security Agreement and (vii) as set forth in any Credit Agreement Refinancing Debt and any Permitted Refinancing in respect thereof, which provisions in any case shall not restrict the ability of the Loan Parties to grant the Liens on the Collateral contemplated by the Loan Documents.

(l) Hedge Transactions. Enter into, or permit any of its Subsidiaries to enter into, any Hedge Agreement other than for legitimate business purposes in the ordinary course of business to hedge against interest rate, commodity price or foreign currency exchange rate risk present in the business of the Borrower and its Subsidiaries (or to reverse or amend any such agreements previously made for such purposes) and in a manner consistent with prudent business practice.

(m) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or binding arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions to the Borrower in respect of any Subsidiary’s Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer (other than lease) assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents, (ii) any agreement or instrument evidencing Surviving Debt as in effect on the date hereof, (iii) any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary of the Borrower, (iv) customary limitations on the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, options, sale-leaseback agreements, stock sale agreements, lease agreements, licenses and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements, (v) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business, (vi) restrictions contained in Capitalized Leases or agreements relating to purchase money Debt, which restrictions are applicable only to the property so purchased or leased, (vii) customary restrictions in agreements evidencing Debt permitted under Sections 5.02(b)(vii) and 5.02(b)(viii) which restrict such actions by Subsidiaries following an Event of Default thereunder, (viii) restrictions imposed by law or by Governmental Authorities having supervisory authority over any Subsidiary; (ix) restrictions contained in the Wireless RUS Grant and Security Agreement, provided that any such restrictions on the ability of any Subsidiary to declare or pay any dividends or other distributions shall only be permitted hereby to the extent (A) the Wireless RUS Grant and Security Agreement expressly permits West Virginia PCS Alliance, L.C. and NTelos Licenses Inc., collectively, to distribute from time to time no less than the following amounts in the aggregate during the 2012 and 2013 Fiscal Years, respectively: $45,400,000 and $49,200,000, and (B) such restrictions either (1) automatically expire no later than three (3) years following the date of the Wireless RUS Grant and Security Agreement or (2) do not impair the ability of the Loan Parties to pay the Obligations when the same shall become due and (x) as set forth in any Credit Agreement Refinancing Debt and any Permitted Refinancing in respect thereof; provided that such provisions are, in the good faith determination of the Board of Directors of the Borrower, not materially more restrictive than those set forth in the Loan Documents.

(n) Amendments of Applicable Governmental Grant and Security Agreements. Amend, modify or waive, or permit any of its Subsidiaries to amend, modify or waive, any Applicable Governmental Grant and Security Agreement, other than amendments, modifications or waivers that do not adversely affect the Agents or the Lenders.

SECTION 5.03. Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will furnish to the Administrative Agent for delivery to each Lender (which delivery may be made by posting to an Intralinks site (or such other electronic documentation distribution system selected by the Administrative Agent with the approval of the Borrower, such approval not to be unreasonably withheld or delayed) to which the Lenders have access (without regard to any public/private distinction within such site)) and to the Administrative Agent:

(a) Default Notice. Promptly after obtaining knowledge of any Default, or of any other event, development or occurrence that could reasonably be expected to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default, event, development or occurrence and the actions that the Borrower has taken and proposes to take with respect thereto.

(b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, (i) a copy of the annual audit report for such year for the Parent and its Subsidiaries, including therein Consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and Consolidated statements of cash flows of the Parent and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion as to such audit report of KPMG LLP or other independent public accountants of nationally recognized standing or which are reasonably acceptable to the Required Lenders (that is unqualified as to (x) scope (except to the extent relating to any change in the Parent’s existing independent public accountants), (y) going concern and that excludes any explanatory paragraph or modifying wording with respect to going concern (other than to the extent related to the impending maturity of the Obligations under the Loan Documents), and (z) consistent application of accounting principles (other than required or preferred modifications in accordance with GAAP), together with for each Fiscal Year a certificate of the Chief Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto, (ii) consolidating balance sheets and consolidating statements of income, in each case, of the Parent and its Subsidiaries for such Fiscal Year, all in reasonable detail and duly certified by the Chief Financial Officer of the Parent as having been prepared in accordance with GAAP, (iii) Consolidated balance sheets and Consolidated statements of income, in each case for this clause (iii), of the Borrower and its Subsidiaries for such Fiscal Year, all in reasonable detail and duly certified by the Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP and (iv) if Section 5.04 is in effect as of the date of such financial statements, a certificate in form reasonably satisfactory to the Administrative Agent and duly certified by the Chief Financial Officer of the Borrower of the computations used by the Borrower in determining, as of the end of such Fiscal Year, compliance with the covenant contained in Section 5.04.

(c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, (i) Consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and Consolidated statements of cash flows of the Parent and its Subsidiaries for such Fiscal Quarter and for the year-to-date period then ended, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified, in the case of such consolidated financial statements (subject to normal year-end audit adjustments), by the Chief Financial Officer of the Parent as having been prepared in accordance with GAAP (except for the omission of footnotes) and (ii) Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Quarter and ending with the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, together with a certificate of the Chief Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and if Section 5.04 is in effect as of the date of such financial statements, a schedule of the computations used by the Borrower in determining, as of the end of such quarter, compliance with the covenant contained in Section 5.04.

(d) Annual Forecasts. As soon as available and in any event no later than 45 days after the end of each Fiscal Year, forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a quarterly basis for the Fiscal Year following such Fiscal Year and on an annual basis for the next three Fiscal Years thereafter.

(e) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority against any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f).

(f) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements and financial statements that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

(g) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to (i) any holder of Debt of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and (ii) a Government Grant Authority in connection with any Applicable Governmental Grant and Security Agreement, and, in each case, not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 5.03.

(h) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within five Business Days after any Loan Party or any ERISA Affiliate knows or reasonably should know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

(ii) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

(iii) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

(i) Intellectual Property; New Subsidiaries. Concurrently with the delivery of any financial statements pursuant to Section 5.03(c), to the extent not previously disclosed to the Administrative Agent, (i) a description of any new Subsidiary formed by any Loan Party or any of its Subsidiaries, (ii) a listing of any material Intellectual Property registered by any Loan Party with any Governmental Authority, and (iii) a description of any real property acquired with a value in excess of $3,000,000, in each case since the date of the most recent list delivered pursuant to this clause (or, in the case of the first such list so delivered, since the Restatement Effective Date).

(j) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender through the Administrative Agent, may from time to time reasonably request.

SECTION 5.04. Financial Covenant. So long as any Term A Advance shall remain unpaid or any Lender shall have any Term A Commitment hereunder, the Borrower will maintain at the end of each Fiscal Quarter a Leverage Ratio of not more than 5.00 to 1.00. For the avoidance of doubt, this Section 5.04 shall be solely for the benefit of the Term A Lenders except as set forth in Section 6.01(c).

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any

Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within three Business Days after the same shall become due and payable; or

(b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

(c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(e), 5.01(m), 5.02, 5.03(a) or 5.04; provided that any Event of Default under Section 5.04 shall not constitute an Event of Default with respect to any Term Loan (other than Term A Advances) until the earlier of (x) the date that is 180 days after the date of delivery of a Compliance Certificate demonstrating that Section 5.04 has not been met unless on such date (A) such Event of Default has been waived by the Required Covenant Lenders or otherwise ceased to exist or (B) the Term A Advances and any other Debt to which Section 5.04 is applicable, have been repaid in full and (y) the date on which the Required Covenant Lenders accelerate their respective Advances in accordance with this Section 6.01 as a result of such breach of Section 5.04; provided, further, that any Event of Default under Section 5.04 and any definition, term or provision used therein and relating thereto may be waived, amended or otherwise modified from time to time by the Required Covenant Lenders pursuant to Section 9.01; and provided, further that any breach by the Loan Parties of any financial maintenance covenant (other than Section 5.04) required in connection with a New Revolving Facility shall not constitute an Event of Default with respect to any Term Loan so long as no loans are outstanding under the New Revolving Facility and any and all letters of credit outstanding under the New Revolving Facility have been cash collateralized to the satisfaction of the applicable letter of credit issuer(s) or such breach has been waived by the New Revolving Lenders); or

(d) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in any Loan Document (other than those specified in clauses (a), (b) or (c) of this Section 6.01) on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) any Responsible Officer of a Loan Party becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender; or

(e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, or any premium or interest on any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $20,000,000 either individually or in the aggregate for all such Loan Parties and Subsidiaries (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f) any Loan Party or any of its Subsidiaries (other than the Immaterial Subsidiaries) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

(g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $20,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(g) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer, which shall be rated at least “A” by A.M. Best Company, covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

(h) any material provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

(i) any Collateral Document after delivery thereof pursuant to the terms hereof shall for any reason (other than pursuant to the terms thereof) cease to (x) be in full force and effect or shall be declared null and void or (y) create a valid and perfected first priority (subject to liens in respect of Permitted Pari Passu Refinancing Debt and any Permitted

Refinancing in respect thereof and, in the case of liens on Equity Interests, Permitted Liens that are non-consensual in nature and arise by operation of law, and in the case of liens on other Collateral, Permitted Liens) lien on and security interest in the Collateral covered thereby (or any Loan Party shall so assert in writing the invalidity or unenforceability thereof); or

(j) a Change of Control shall occur; or

(k) any ERISA Event shall have occurred with respect to a Plan and such ERISA Event individually, or when aggregated with all other ERISA Events that have occurred, has or might reasonably be expected to have a Material Adverse Effect; or

(l) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $20,000,000 or requires payments exceeding $5,000,000 per annum; or

(m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $10,000,000; or

(n) an “Event of Default” (as defined in any Mortgage) shall have occurred and be continuing;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender and the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Law, (x) the Commitments of each Lender and the obligation of each Lender to make Advances shall automatically terminate and (y) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. Nothing contained herein shall restrict the Administrative Agent from pursuing any other rights and remedies available to it under applicable law at the request, or with the consent, of the Required Lenders.

ARTICLE VII

THE AGENTS

SECTION 7.01. Authorization and Action. (a) Each Lender (in its capacity as a Lender and on behalf of itself and its Affiliates as Hedge Banks or Cash Management Counterparties) and each Agent (on behalf of its Affiliates as Hedge Banks or Cash Management Counterparties) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto (including the execution by the Collateral Agent of the Pari Passu Intercreditor Agreement (if any) and the Second Lien Intercreditor Agreement (if any)). As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Advances), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law or regulation. Each Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement. Each Lender agrees that the Lead Arranger, the Joint Bookrunners, the Co-Documentation Agents and the Syndication Agent shall have no duties or obligations under any Loan Documents to any Lender or any Loan Party.

(a) In furtherance of the foregoing, each Lender (in its capacity as a Lender, and on behalf of itself and its Affiliates as Hedge Banks or Cash Management Counterparties) and each Agent (on behalf of its Affiliates as Hedge Banks or Cash Management Counterparties) hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto.

(b) Any Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder at the direction of the Collateral Agent) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Collateral Agent may also from time to time, when the Collateral Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Supplemental Collateral Agent”) with respect to all or any part of the Collateral; provided, however, that no such Supplemental Collateral Agent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent. In this connection, any Supplemental Collateral Agent shall be entitled to the benefits of this Article VII, as though such Supplemental Collateral Agent were an “Agent” under the Loan Documents. Should any instrument in writing from the Borrower or any other Loan Party be required by any Supplemental Collateral Agent so appointed by the Collateral Agent to more fully or certainly vest in and confirm to such Supplemental Collateral Agent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Agent. If any Supplemental Collateral Agent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall automatically vest in and be exercised by the Collateral Agent until the appointment of a new Supplemental Collateral Agent. No Agent shall be responsible for the negligence or misconduct of any agent, attorney-in-fact or Supplemental Collateral Agent that it selects in accordance with the foregoing provisions of this Section 7.01(c) in the absence of such Agent’s gross negligence or willful misconduct.

SECTION 7.02. Agents’ Reliance, Etc. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 9.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, telex or other electronic transmission) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 7.03. JPM and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, JPM shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not an Agent; and the term “Lender” shall, unless otherwise expressly indicated, include JPM in its individual capacity. JPM and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if JPM were not an Agent and without any duty to account therefor to the Lenders. No Agent shall have any duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as such Agent.

SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 7.05. Indemnification. (a) Each Lender severally agrees to indemnify each Agent (which for the purposes of this Section includes the Lead Arranger, the Joint Bookrunners, the Co-Documentation Agents and the Syndication Agent) (to the extent not promptly reimbursed by the Borrower) from and against such Lender’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.

(a) For purposes of this Section 7.05, the Lenders’ respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders and (ii) the aggregate unused portions of their respective Term A Commitments, Term B Commitments, New Term Commitments and commitments in respect of Replacement Term Loans, if any, at such time. The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender’s ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

SECTION 7.06. Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and any Agent (or any Affiliate thereof party to this Agreement) that becomes a Defaulting Lender shall promptly resign at the request of the Required Lenders upon notice to the Agents, the Borrower and the Lenders. Upon any such resignation or removal, the Required Lenders shall have the right (subject to the Borrower’s approval at any time when no Event of Default has occurred and is continuing) to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation, then the retiring or replaced Agent may (subject to the Borrower’s approval at any time when no Event of Default has occurred and is continuing), on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank or financial institution organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. Notwithstanding the foregoing, if (x) the Administrative Agent resigns due to its determination, in its sole discretion, that being the Administrative Agent poses a conflict of interest for it, then immediately after written notice is given of the retiring Agent’s resignation under this Section 7.06 or (y) otherwise, within 45 days after written notice is given of the retiring Agent’s resignation under this Section 7.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day without any consent by or any further notice to any Person (a) the retiring Agent’s resignation shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent’s resignation hereunder as Agent shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 7.07. Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, or the Administrative Agent has paid over to the Internal Revenue Service applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

ARTICLE VIII

GUARANTY

SECTION 8.01. Guaranty; Limitation of Liability. (a) Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment and performance when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations, other than any Excluded Swap Obligations, being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party. This is a guaranty of payment and performance and not of collection.

(a) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance after giving full effect to the liability under such Guaranty as set forth in this Article 8 and its related contribution rights but before taking into account any liabilities under any other guarantee by such Guarantor. For purposes of the foregoing, all guarantees of such Guarantor other than the Guaranty under this Agreement and any guarantee of Debt that is secured by Liens on the Collateral and is subject to the Pari Passu Intercreditor Agreement will be deemed to be enforceable and payable after the Guaranty hereunder and any such guarantee of Debt that is secured by Liens on the Collateral and is subject to the Pari Passu Intercreditor Agreement shall be deemed to be enforceable and payable simultaneously with the Guaranty hereunder. To the fullest extent permitted by applicable law, this Section 8.01(b) shall be for the benefit solely of creditors and representatives of creditors of each Guarantor and not for the benefit of such Guarantor or the holders of any Equity Interest of such Guarantor.

(b) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law and Section 8.01(b), such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

SECTION 8.02. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c) the validity, perfection, non-perfection or lapse in perfection, priority or avoidance of any security interest or Lien, the release of any or all collateral securing, or purporting to secure, the Guaranteed Obligations or any other impairment of such collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries whether or not such action constitutes an election of remedies and even if such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy that any Guarantor would otherwise have;

(e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

(g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

SECTION 8.03. Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

(a) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(b) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

(c) Each Guarantor acknowledges that the Collateral Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

(d) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

(e) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 8.02 and this Section 8.03 are knowingly made in contemplation of such benefits.

SECTION 8.04. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Secured Hedge Agreements and Cash Management Obligations shall have expired or been terminated (or other arrangements satisfactory to the applicable Hedge Bank or Cash Management Counterparty counterparty thereto shall have been made) and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination of all Secured Hedge Agreements and Cash Management Obligations (or the date on which other arrangements satisfactory to the applicable Hedge Bank or Cash Management Counterparty counterparty thereto have been made), such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Secured Hedge Agreements and Cash Management Obligations shall have expired or been terminated (or other arrangements satisfactory to the applicable Hedge Bank or Cash Management Counterparty counterparty thereto shall have been made), the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

SECTION 8.05. Guaranty Supplements. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit G hereto (each, a “Guaranty Supplement”), (a) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to “ this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

SECTION 8.06. Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 8.06:

(a) Prohibited Payments, Etc. Except following notice from the Administrative Agent given during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive payments from any other Loan Party on account of the Subordinated Obligations. After notice from the Administrative Agent given after the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Required Lenders otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.

(c) Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

(d) Administrative Agent Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and if such Guarantor fails to do so, to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed

Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

SECTION 8.07. Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Secured Hedge Agreements and Cash Management Obligations, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 9.07. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties (except in connection with a transaction expressly permitted under Section 5.02(d) of this Agreement) and any such attempted assignment without such consent shall be null and void. If at any time payment of any of the Guaranteed Obligations or any portion thereof is rescinded, disgorged or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Guarantor or any substantial part of its property, or otherwise, or if any Secured Party repays, restores, or returns, in whole or in part, any payment or property previously paid or transferred to the Secured Party in full or partial satisfaction of any Guaranteed Obligation, because the payment or transfer or the incurrence of the obligation is so satisfied, is declared to be void, voidable, or otherwise recoverable under any state or federal law (collectively a “Voidable Transfer”), or because such Secured Party elects to do so on the reasonable advice of its counsel in connection with an assertion that the payment, transfer, or incurrence is a Voidable Transfer, then, as to any such Voidable Transfer, and as to all reasonable costs, expenses and attorney’s fees of any Secured Party related thereto, the liability of each Guarantor hereunder will automatically and immediately be revived, reinstated, and restored and will exist as though the Voidable Transfer had never been made.

SECTION 8.08. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 8.08 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.08, or otherwise under this Guaranty, as it relates to such Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until a Discharge of Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 8.08 constitute, and this Section 8.08 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document (other than the Agent Fee Letter, the Engagement Letter, any Secured Hedge Agreement or any agreement in respect of Cash Management Obligations), nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders and, in the case of an amendment, by the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that any amendment, modification, termination or waiver of the terms of Section 5.04 and the definitions contained therein as it relates thereto shall be effective upon the written consent of the Required Covenant Lenders only (or the Administrative Agent with the prior written consent thereof) and shall not require the consent of Lenders holding Term Loans (other than Term A Advances); provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders affected thereby, do any of the following at any time:

(i) change the definition of “Required Lenders”, “Required Covenant Lenders” or any other number of Lenders or the percentage of (x) the Commitments or (y) the aggregate unpaid principal amount of the Advances that, in each case, shall be required for the Lenders or any of them to take any action hereunder,

(ii) other than in connection with a transaction specifically permitted hereby, release one or more Guarantors (or otherwise limit such Guarantors’ liability with respect to the Obligations owing to the Agents and the Lenders under the Guaranties) if such release or limitation is in respect of all or substantially all of the value of the Guaranties to the Lenders,

(iii) release all or substantially all of the Collateral in any transaction or series of related transactions, or

(iv) amend this Section 9.01;

and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender specified below for such amendment, waiver or consent:

(v) increase the Commitments of a Lender without the consent of such Lender;

(vi) reduce or forgive the principal of, or stated rate of interest on (except in connection with the waiver of applicability of any Default Interest, which waiver shall be effective with the consent of holders of a majority of the Commitments or Advances outstanding under each adversely affected Facility), the Advances owed to a Lender or any fees or other amounts stated to be payable hereunder or under the other Loan Documents to such Lender without the consent of such Lender;

(vii) postpone any date scheduled for any payment of principal (including any Termination Date) of, or interest on, the Advances pursuant to Section 2.04 or 2.07 or any date fixed for any payment of fees hereunder to a Lender without the consent of such Lender;

(viii) change the order of application of payments set forth in Section 2.11(f) without the consent of holders of a majority of the Commitments or Advances outstanding under each adversely affected Facility; or

(ix) change the order of application of any reduction in the Commitments or any prepayment of Advances among the Facilities from the application thereof set forth in the applicable provisions of Section 2.06(b), respectively, in any manner that materially adversely affects the Lenders under one Facility without the consent of holders of a majority of the Commitments or Advances outstanding under such Facility;

provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents; (ii) no amendment, waiver or consent shall, unless in writing and signed by each applicable Hedge Bank, in addition to the Lenders required above to take such action, adversely affect the rights or obligations of such Hedge Bank under this Agreement or any other Loan Document; (iii) no amendment, waiver or consent shall, unless in writing and signed by each applicable Cash Management Counterparty in respect of Cash Management Obligations, in addition to the Lenders required above to take such action, adversely affect the rights or obligations of such counterparty under this Agreement or any other Loan Document; (iv) no amendment, waiver or consent shall require the approval of any Lender which, at the time, is a Defaulting Lender, unless such amendment, waiver or consent affects such Defaulting Lender differently than other affected Lenders and (v) notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing any New Term Loans as contemplated by the final sentence of Section 2.17.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term A Advances and/or Term B Advances (such loans to be refinanced, the “Refinanced Term Loans”) with a replacement “B” term loan tranche hereunder (“Replacement Term Loans”), provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders (or all Lenders under a single Facility), the consent of the Required Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, so long as the Administrative Agent is not a Non-Consenting Lender, the Administrative Agent or a Person reasonably acceptable to the Administrative Agent shall have the right to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon the Administrative Agent’s request, sell and assign to the Administrative Agent or such Person, all of the Term Loans of such Non-Consenting Lenders for an amount equal to the principal balance of all such Term Loans held by such Non-Consenting Lenders and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Acceptance. In connection with any such assignment, if the replaced Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance reflecting such replacement within one Business Day of the date on which the replacement Lender executes and delivers such Assignment and Acceptance to the replaced Lender, then such replaced Lender shall be deemed to have executed and delivered such Assignment and Acceptance. In addition to the foregoing, the Borrower may replace any Lender pursuant to Section 2.10(e).

Notwithstanding anything to the contrary contained herein, if following the Second Restatement Effective Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Agreement or any other Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof. It is understood that posting such amendment electronically on IntraLinks/IntraAgency or another relevant website with notice of such posting by the Administrative Agent to the Required Lenders shall be deemed adequate receipt of notice of such amendment.

SECTION 9.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telegraphic, telecopy or e-mail communication) and mailed, telegraphed, telecopied, telexed or delivered, or (y) as and to the extent set forth in Section 9.02(b) and in the proviso to this Section 9.02(a), in an electronic medium and as delivered as set forth in Section 9.02(b), if to the Borrower, at its address at 1154 Shenandoah Village Drive, Waynesboro, Virginia 22980, Attention: Chief Financial Officer; if to any Lender, at its Domestic Lending Office specified in the Master Assignment, Assignment and Acceptance or Joinder Agreement pursuant to which it became a Lender; if to the Collateral Agent, at its address at JPMorgan Chase Bank, N.A., 383 Madison Avenue, 24th Floor, New York, New York 10179, Attention: Mijal Warat, telecopy: (917) 464-6017, e-mail: mijal.x.warat@jpmorgan.com; and if to the Administrative Agent, at its address at JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 500 Stanton Christiana Road -3/Ops 2, Newark, Delaware 19713, Attention: Charles Wambua, telecopy: (302) 634-3301, e-mail: charles.k.wambua@jpmchase.com, with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, 24th Floor, New York, New York 10179, Attention: Mijal Warat, telecopy: (917) 464-6017, e-mail: mijal.x.warat@jpmorgan.com; or, as to any party, at such other address or telecopy number as shall be designated by such party in a written notice to the other parties; provided, however, that materials and information described in Section 9.02(b) shall be delivered to the Administrative Agent in accordance with the provisions thereof or as otherwise specified to the Borrower by the Administrative Agent. All such notices and other communications shall, when mailed, telegraphed, telecopied, telexed or E-mailed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to any Agent pursuant to Article II, III or VII shall not be effective until received by such Agent. Delivery by telecopier or other electronic means of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

(a) The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any default or event of default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to an electronic address specified by the Administrative Agent to the Borrower. In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent. The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”).

(b) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY,

“AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR ANY AGENT PARTY’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(c) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04. Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all out-of-pocket costs and expenses of each Agent incurred in good faith in connection with the preparation, execution, delivery, administration, modification and amendment of, or any consent or waiver under, the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for each Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto) and (ii) all out-of-pocket costs and expenses of each Agent and each Lender in connection with the enforcement of the Loan Documents or protection of its rights thereunder, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender with respect thereto), and including, in each case, any out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loans.

(a) The Borrower agrees to indemnify, defend and save and hold harmless each Agent, each Co-Documentation Agent, the Lead Arranger, each Joint Bookrunner, the Syndication Agent, each Lender and each of their Affiliates and their respective officers, directors, trustees, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on written demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated thereby (including by virtue of the execution or delivery of the Loan Documents, the performance by the parties hereto and thereto of their respective obligations hereunder or thereunder, or any other transactions contemplated hereby) or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto. The Borrower also agrees not to assert any claim against any Agent, any Lender or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated by the Loan Documents. This Section 9.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09 or 2.10(d), acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Borrower pursuant to Section 9.07(b), or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

(c) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion.

(d) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01 or the Advances automatically become due and payable under Section 6.01, each Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender shall have made any demand under this Agreement or the other Loan Documents and although such Obligations may be unmatured. Each Agent and each Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender and their respective Affiliates may have.

SECTION 9.06. Binding Effect. The amendment and restatement of this Agreement in the form hereof shall become effective when it shall have been executed by the Borrower and the Administrative Agent and the conditions set forth in Section 3.01 and 3.02 of this Agreement and the Second Amendment and Restatement Agreement shall have been satisfied or waived in accordance with the terms hereof or thereof, respectively, and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each Lender and any assignment without such consent shall be null and void.

SECTION 9.07. Assignments and Participations. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender

(and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, participants (to the extent provided in paragraph (h) of this Section) and, to the extent expressly contemplated hereby, the Affiliates of each of the Administrative Agent, the Lenders and Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Each Lender may assign and, so long as no Event of Default shall have occurred and be continuing, if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.10 or 2.12, or if such Lender shall be a Non-Consenting Lender pursuant to the provisions of Section 9.01) upon at least five Business Days’ notice to such Lender and the Administrative Agent, will assign, to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of any or all Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the effective date (or the trade date if so selected by the assignor and assignee) of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower) (provided that concurrent assignments by or to two or more entities that are Affiliates or Approved Funds of one another or funds managed, advised or administered by such Affiliates or Approved Funds shall be aggregated for the purpose of determining compliance with this clause (ii)), (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 9.07(b) shall be arranged by the Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 9.07(b) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (vi) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (provided that no such processing and recordation fee shall be required in connection with assignments by the Lead Arranger or its Affiliates, and provided further that only one such fee shall be payable in connection with concurrent assignments by or to two or more entities that are Affiliates or Approved Funds of one another or funds managed, advised or administered by such Affiliates or Approved Funds) and any Note or Notes (if any) subject to such assignment, and (vii) the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws.

(a) Upon such execution, delivery, acceptance and recording and payment of the processing and recordation fee, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(b) By executing and delivering an Assignment and Acceptance or the Master Assignment, each assigning Lender thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee (subject to the receipt of any consents required under the definition thereof); (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(c) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective for purposes of this Agreement unless and until it has been recorded in the Register.

(d) Upon the Administrative Agent’s receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, and the assignee’s Administrative Questionnaire, together with any Note or Notes (if any) subject to such assignment and the processing and recordation fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C-1 hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. Upon request by the assignee, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the Note or Notes (if any) surrendered for cancellation, a new Note payable to such assignee in an amount equal to the Commitment assumed by such assignee under each Facility pursuant to such Assignment and Acceptance. Upon request by the assigning Lender, if such assigning Lender had a Note or Notes prior to such assignment and has retained a Commitment hereunder, the Borrower, at its own expense, shall execute and deliver to such assigning Lender, a new Note or Notes payable to such assigning Lender in an amount equal to the Commitment retained by such assigning Lender hereunder upon receipt by the Borrower of the old Note or Notes for cancellation. Such Note or Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto, as the case may be.

(e) [Reserved].

(f) Each Lender may sell participations to one or more Persons (other than any natural Person or any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral or the value of the Guaranties. Each Lender that sells a participation or grants any rights to an SPC pursuant to Section 9.07(l) shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and SPC and the principal amounts (and stated interest) of each participant’s and SPC’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation or SPC interest for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

(h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes (if any) held by it), including, without limitation, in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

(i) Notwithstanding anything to the contrary contained herein, any Lender that is a fund that invests in bank loans may, without the consent of the Borrower or the Administrative Agent, create a security interest in all or any portion of the Advances owing to it and the Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 9.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Advance, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, (ii) no SPC shall be entitled to the benefits of Sections 2.10 and 2.12 (or any other increased costs protection provision) and (iii) the Granting Bank shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Debt of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained in this Agreement, any SPC may (i) with notice to, but without prior consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its interest in any Advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. This subsection (l) may not be amended without the prior written consent of each Granting Lender all or any part of whose Advances are being funded by an SPC at the time of such amendment.

(k) Subject to the other provisions of this Section 9.07 (but notwithstanding that the Borrower is not an Eligible Assignee for any other purpose of this Agreement), the Borrower may purchase outstanding Term Loans, on a non-pro rata basis among classes of Term Loans, on the following basis and subject to the following terms and conditions:

(i) any such purchase of Term Loans shall be consummated as an assignment otherwise in accordance with the provisions of this Section 9.07, other than any requirement in this Section 9.07 that assignments be made only to Eligible Assignees (it being understood and agreed that any such purchase of Term Loans that does not comply with this Section 9.07 shall not be effective as an assignment hereunder);

(ii) the Borrower must offer to purchase such Term Loans from all Lenders of the applicable class on the same terms and conditions, and must make the purchase from any Lenders that accept such offer, in each case on a pro rata basis among such Lenders, pursuant to procedures reasonably acceptable to the Borrower and the Administrative Agent;

(iii) any Loans purchased by the Borrower shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder, and any cancellation of debt income associated therewith shall be deducted from EBITDA;

(iv) notwithstanding anything to the contrary in this Agreement, the purchase of Term Loans made by the the Borrower under this Section 9.07 shall not constitute a voluntary or mandatory prepayment of the Term Loans; and

(v) the assigning Lender and the Borrower shall execute and deliver to the Administrative Agent a Borrower Assignment and Acceptance in lieu of an Assignment and Acceptance.

SECTION 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 9.09. Confidentiality. Neither any Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent’s or such Lender’s Affiliates and their officers, directors, employees, agents and advisors (including accountants, legal counsel and other advisors) and to actual or prospective Eligible Assignees and participants, and to actual or prospective counterparties (or their advisors) to any swap or derivative transaction relating to the Borrower and its obligations, and to any other parties to this Agreement, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any similar organization or quasi-regulatory authority) regulating such Lender, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender, (e) in connection with any litigation or proceeding to which such Agent or such Lender or any of its Affiliates may be a party or (f) in connection with the exercise of any right or remedy under this Agreement or any other Loan Document.

SECTION 9.10. Release of Collateral, Etc.. (a) Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower’s expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents. The Administrative Agent on behalf of the Lenders will release any Guarantor from its obligations under the Guaranty if such Guarantor ceases to be a Subsidiary of the Borrower as a result of a transaction permitted under this Agreement and will, at the Borrower’s expense, execute and deliver to such Guarantor such documents as such Guarantor may reasonably request to evidence such release.

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, when all Obligations have been paid in full, all Commitments have terminated or expired and all Secured Hedge Agreements and Cash Management Obligations secured under the

Collateral Documents have terminated, expired or been cash collateralized (or other arrangements satisfactory to the applicable Hedge Bank or Cash Management Counterparty counterparty thereto shall have been made), upon request of the Borrower, the Collateral Agent shall (without notice to, or vote or consent of, any Lender) take such actions as shall be required to release its security interest in all Collateral, and to release all Guaranties. Any such release of a Guaranty shall be deemed subject to the provision that such Guaranty shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

SECTION 9.11. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.12. Patriot Act Notice. Each Lender and each Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or such Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. The Borrower shall, and shall cause each of its Subsidiaries to, provide to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Agents or any Lender in order to assist the Agents and the Lenders in maintaining compliance with the Patriot Act.

SECTION 9.13. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan of New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(a) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 9.14. Governing Law. This Agreement and the Notes, including any claim or controversy arising therefrom whether sounding in contract law, tort law or otherwise, shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any conflicts of laws principles thereof that would result in the application of any law other than the laws of the State of New York.

SECTION 9.15. Waiver of Jury Trial. Each of the Borrower, the Agents and the Lenders irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of any Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

SECTION 9.16. Effect of Amendment and Restatement of the Amended and Restated Credit Agreement.

(a) On the Second Restatement Effective Date, the Amended and Restated Credit Agreement shall be amended and restated in its entirety by this Agreement, and the Amended and Restated Credit Agreement shall thereafter be of no further force and effect and shall be deemed replaced and superseded in all respects by this Agreement, except to evidence (i) the incurrence by the Borrower of the “Obligations” under and as defined in the Amended and Restated Credit Agreement (whether or not such “Obligations” are contingent as of the Second Restatement Effective Date), (ii) the representations and warranties made by the Borrower and the other Loan Parties prior to the Second Restatement Effective Date (which representations and warranties made prior to the Second Restatement Effective Date shall not be superseded or rendered ineffective by this Agreement as they pertain to the period prior to the Second Restatement Effective Date) and (iii) any action or omission performed or required to be performed pursuant to the Amended and Restated Credit Agreement prior to the Second Restatement Effective Date (including any failure, prior to the Second Restatement Effective Date, to comply with the covenants contained in the Amended and Restated Credit Agreement). The Borrower and the other Loan Parties acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or termination of the “Obligations” under the Amended and Restated Credit Agreement or the other Loan Documents as in effect prior to the Second Restatement Effective Date and which remain outstanding as of the Second Restatement Effective Date, (b) the “Obligations” under the Amended and Restated Credit Agreement and the other Loan Documents are in all respects continuing (as amended and restated hereby) and are in all respects hereafter subject to the terms herein and (c) the Liens and security interests as granted under the applicable Loan Documents securing payment of such “Obligations” are in all respects continuing and in full force and effect and are reaffirmed hereby. The Borrower and the other Loan Parties acknowledge and agree that Section 9.04 of the Amended and Restated Credit Agreement shall, to the extent applicable immediately prior to the Second Restatement Effective Date, survive for the intended beneficiaries of such provision to the extent such provision applies with respect to any indemnified liabilities (under Section 9.04 of the Amended and Restated Credit Agreement) relating to events and circumstances occurring prior to the Second Restatement Effective Date.

(b) On and after the Second Restatement Effective Date, (i) all references to the Original Credit Agreement, the Credit Agreement or the Amended and Restated Credit Agreement in the Loan Documents (other than this Agreement) shall be deemed to refer to this Agreement, (ii) all references to any section (or subsection) of the Original Credit Agreement, the Credit Agreement or the Amended and Restated Credit Agreement in any Loan Document (but not herein) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, on or after the Second Restatement Effective Date, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be to the this Second Amended and Restated Credit Agreement.

(c) This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver or other modification, whether or not similar and, except as expressly provided herein or in any other Loan Document, all terms and conditions of the Loan Documents remain in full force and effect unless otherwise specifically amended hereby or by any other Loan Document.

(d) Each Loan Party hereby (i) expressly acknowledges the terms of this Agreement, (ii) ratifies and affirms its obligations under the Loan Documents (including guarantees and security agreements) executed by such Loan Party and (iii) acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect, including with respect to the obligations of the Borrower as modified by this Agreement. Each Loan Party further acknowledges and agrees to each Agent and each of the Lenders that after giving effect to this Agreement, neither the modification of the Amended and Restated Credit Agreement effected pursuant to this Agreement nor the execution, delivery, performance or effectiveness of this Agreement (a) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document (as such term is defined in the Amended and Restated Credit Agreement), and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred or (b) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

(e) From and after the Second Restatement Effective Date, each Agent and Lender under the Amended and Restated Credit Agreement on the Second Restatement Effective Date after giving effect to any assignments of the Loans thereunder effectuated in accordance with the Second Amendment and Restatement Agreement shall be deemed to continue to be a party to this Agreement in such respective capacity until such Person ceases to be a party hereto in accordance with the terms of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NTELOS INC., as Borrower

By
	Name:	Stebbins B. Chandor
	Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

NTELOS CABLE INC.
NTELOS CABLE OF VIRGINIA INC.
NTELOS COMMUNICATIONS INC.
NTELOS LICENSES INC.
NTELOS PAYROLL CORP.
NTELOS PCS HOLDINGS LLC
R&B CABLE, INC.
R&B COMMUNICATIONS LLC
RICHMOND 20MHZ, LLC
THE BEEPER COMPANY
VIRGINIA RSA 6 LLC
VIRGINIA PCS ALLIANCE, L.C.
WEST VIRGINIA PCS ALLIANCE, L.C., as Guarantors

By
Name:	Stebbins B. Chandor
Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent, and Lender

By
Name:
Title:

ATTACHMENT I

[Master Assignment and Acceptance Agreement (Option A)]

ATTACHMENT II

[Master Assignment and Acceptance Agreement (Option B)]